Exhibit 3.6

STATEMENT OF DESIGNATION
OF
SERIES A-2 HYBRID PREFERRED STOCK
OF
EXCO RESOURCES, INC.

Pursuant to Article 2.13 of
the Texas Business Corporation Act

EXCO RESOURCES, INC., a Texas corporation (the “Company”), does hereby certify that (a) the following resolution was duly adopted on March 27, 2007 by action of the Board of Directors thereof, with the provisions thereof fixing the designations, preferences, limitations and relative rights, including voting rights and the number of shares of the series and the dividend rate being set by action of the Board of Directors thereof, and (b) such resolution was duly adopted by all necessary action on the part of the Company:

RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company by the provisions of Article Four of its Third Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and pursuant to Article 2.13 of the Texas Business Corporation Act, the Board of Directors hereby creates a series of preferred stock of the Company and hereby states that the designations, preferences, limitations and relative rights of which, shall be as follows:

1.             Designation and Amount; Ranking.

(a)           There shall be created from the 10,000,000 shares of preferred stock, par value $0.001 per share, of the Company authorized to be issued pursuant to the Articles of Incorporation, a series of preferred stock, designated as the “Series A-2 Hybrid Preferred Stock,” par value $0.001 per share (the “Preferred Stock”), and the number of shares of such series shall be 200,000. Such number of shares may be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Preferred Stock to a number less than that number of shares of Preferred Stock then outstanding plus the number of shares of Preferred Stock issuable upon exercise of options or rights (including, without limitation, conversion rights) then outstanding.

(b)           The Preferred Stock will, with respect to both dividend rights and rights upon a Liquidation (as defined in Annex I, II or III, as applicable, attached hereto), rank (i) senior to all Junior Stock (as defined in Annex I, II or III, as applicable, attached hereto), (ii) on parity with all Parity Stock (as defined in Annex I, II or III, as applicable, attached hereto) and (iii) junior to all Senior Stock (as defined in Annex I, II or III, as applicable, attached hereto).

(c)           Prior to the earlier of September 26, 2007 and 11:59 p.m. on the NYSE Approval Date (as defined in Annex I attached hereto), the Preferred Stock shall have the designations, preferences, limitations and relative rights set forth in this Section 1 and Annex I attached hereto. From and after September 26, 2007 and until 11:59 p.m. on the NYSE Approval Date (if the NYSE Approval Date has not occurred prior to September 26, 2007), the Preferred Stock shall have the designations, preferences, limitations and relative rights set forth in this

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Section 1 and Annex II attached hereto. From and after 11:59 p.m. on the NYSE Approval Date, the Preferred Stock shall have the designations, preferences, limitations and relative rights set forth in this Section 1 and Annex III attached hereto. The Company shall promptly provide each holder of Preferred Stock with written notice of the occurrence of the NYSE Approval Date.

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IN WITNESS WHEREOF, the Company has executed this Statement this 28th day of March, 2007.

EXCO RESOURCES, INC.

By:	/s/ J. Douglas Ramsey, Ph.D.
Name:	J. Douglas Ramsey, Ph.D.
Title:	Vice President and Chief Financial Officer

ANNEX I

ADDITIONAL TERMS
OF
SERIES A-2 HYBRID PREFERRED STOCK
OF
EXCO RESOURCES, INC.

2.             Definitions. As used herein, the following terms shall have the following meanings:

(a)           “7.0% Statements” means the Statements of Designation with respect to each series of 7.0% Preferred Stock.

(b)           “7.0% Preferred Stock” means, collectively, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

(c)           “Accrued Dividends” means, with respect to any share of Preferred Stock, as of any date, the accrued and unpaid dividends on such share from and including the most recent Dividend Payment Date (or the Original Issue Date, if such date is prior to the first Dividend Payment Date) through and including such date.

(d)           “Accumulated Dividends” means, with respect to any share of Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from the Original Issue Date to, but excluding, the most recent Dividend Payment Date that occurred on or prior to such date.

(e)           “Additional Assets” means (i) any property, plant or equipment or other assets (including Capital Stock of a Person engaged in a Related Business) used in a Related Business, (ii) the Capital Stock of a Person that becomes a Subsidiary of the Company as a result of the acquisition of such Capital Stock by the Company or another Subsidiary of the Company, or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary; provided, however, that any such Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business.

(f)            “Additional Directors” has the meaning set forth in Section 3(c)(i).

(g)           “Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination:

(i)            the sum of:

(A)          discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the fiscal year ending at least 45 days prior to the date of determination, which reserve report is prepared or audited by independent petroleum engineers, as increased by, as of the date of determination,

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the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report) of:

(1)           estimated proved crude oil and natural gas reserves of the Company and its Subsidiaries attributable to acquisitions consummated since the date of such reserve report, and

(2)           estimated crude oil and natural gas reserves of the Company and its Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(3)           estimated proved crude oil and natural gas reserves of the Company and its Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

(4)           reductions in the estimated oil and natural gas reserves of the Company and its Subsidiaries reflected in such reserve report since the date of such reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such reserve report);

provided, however, that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be estimated by the Company’s engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer;

(B)           the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company’s books and records as of a date no earlier than the end of the most recent fiscal quarter for

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which financial statements of the Company have been made publicly available prior to the date of determination;

(C)           the Net Working Capital as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of determination; and

(D)          the greater of (1) the net book value as of a date no earlier than the end of the most recent fiscal quarter ending at least 45 days prior to the date of determination and (2) the appraised value, as estimated by independent appraisers, of all other tangible assets, including mineral rights held under leases or other contractual arrangements, of the Company and its Subsidiaries as of a date no earlier than the most recent fiscal year ending at least 45 days prior to the date of determination (provided, however, that the Company shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed); minus

(ii)           to the extent not otherwise taken into account in the immediately preceding clause (i), the sum of

(A)          minority interests;

(B)           any natural gas balancing liabilities of the Company and its Subsidiaries reflected in the Company’s latest audited consolidated financial statements;

(C)           the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(D)          the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(E)           the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (i) (A) (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Subsidiaries with respect to Dollar Denominated Production Payments on the schedules specified with respect thereto.

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Whether or not the Company uses the successful efforts method of accounting or the full cost (or similar method) method of accounting, ACNTA will be calculated as if the Company were using the full cost (or similar method) method of accounting.

(h)           “Agent Members” has the meaning set forth in Section 11(a)(iv).

(i)            “Articles of Incorporation” has the meaning set forth in the recitals.

(j)            “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(i)            any shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary);

(ii)           all or substantially all the assets of any division or line of business of the Company or any Subsidiary; or

(iii)          any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary

(other than, in the case of (i), (ii) and (iii) above, (A) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Subsidiary, (B) a disposition of assets in a single transaction or a series of related transactions with a fair market value of less than $25.0 million; (C) a disposition of cash or Temporary Cash Investments; (D) the trade or exchange by the Company or any Subsidiary of any oil or natural gas property or interest therein of the Company or such Subsidiary for any oil or natural gas property or interest therein of another Person or for the Capital Stock of a Person engaged in the Oil and Gas Business, including any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the oil or natural gas property or interest therein received by the Company or any Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the fair market value (as determined in good faith by the Board of Directors, which determination shall be conclusive evidence of compliance with this provision and which shall be evidenced by a resolution) of the oil or natural gas property or interest therein or Capital Stock of a Person engaged in the Oil and Gas Business (including any cash or cash equivalents) so traded or exchanged; and (E) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien)).

(k)           “Asset Sale Offer” has the meaning set forth in Section 9(c)(ii).

(l)            “Asset Sale Offer Notice” has the meaning set forth in Section 9(c)(iii).

(m)          “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at a rate of 7¼% per annum, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for

Annex I - 7

which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

(n)           “Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (ii) the sum of all such payments.

(o)           “Board of Directors” means the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(p)           “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions are not required to be open in the State of New York.

(q)           “Calendar Quarter” means each three-month quarterly period ended March 31, June 30, September 30 or December 31.

(r)            “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

(s)           “Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preference Stock, but excluding any debt securities convertible into such equity.

(t)            “Certificated Preferred Stock” has the meaning set forth in Section 11(a)(ii).

(u)           “Change of Control” means the occurrence of any of the following events:

(i)            the occurrence of a “Change of Control” as such term is defined in the Credit Facility, while such Credit Facility remains in effect, or of any similar event as set forth in any other agreement governing Indebtedness of the Company or any of its Subsidiaries in excess of $100.0 million, while such agreement remains in effect;

(ii)           the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets (determined on a consolidated basis) to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act);

Annex I - 8

(iii)          the consolidation or merger of the Company with or into any other Person or the merger of another Person with or into the Company, following which the holders of 100% of the Voting Stock of the Company immediately prior to the consummation of such consolidation or merger do not beneficially own more than 50% of the Voting Stock of the continuing or surviving corporation immediately after such transaction;

(iv)          the acquisition, directly or indirectly, by any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Voting Stock of the Company; or

(v)           the Board of Directors (excluding any Preferred Directors and any Additional Directors) shall not consist of at least 66 2/3% of Continuing Directors.

(v)           “Change of Control Notice” has the meaning set forth in Section 4(b).

(w)          “Change of Control Offer” has the meaning set forth in Section 4(a).

(x)            “Change of Control Payment Date” has the meaning set forth in Section 4(b)(iii).

(y)           “Change of Control Price” has the meaning set forth in Section 4(a).

(z)            “Combined Holders” means as of any date the holders of at least 60% of the then-outstanding shares of Hybrid Preferred Stock and 7.0% Preferred Stock, voting together as a single class.

(aa)         “Common Stock” means the common stock, par value $0.001 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

(bb)         “Company” has the meaning set forth in the recitals.

(cc)         “Consolidated EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(i)            all income tax expense of the Company and its consolidated Subsidiaries;

(ii)           Consolidated Interest Expense;

(iii)          depreciation, depletion, exploration and amortization expense of the Company and its consolidated Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

Annex I - 9

(iv)          all other non-cash charges of the Company and its consolidated Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period other than non-cash charges resulting from the application of FAS 143), in each case for such period, and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of:

(A)          the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments; and

(B)           amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar Denominated Production Payments.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Subsidiary shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its shareholders.

(dd)         “Consolidated EBITDA Ratio” as of any date of determination means the ratio of

(i)            the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending (a) at least 45 days prior to the date of such determination or (b) if the Company is on the date of such determination an “accelerated filer,” the earlier of 45 days prior to the date of such determination or the date of filing of the Company’s most recent Quarterly Report on Form 10-Q filed by the Company as an “accelerated filer” to

(ii)           Consolidated Interest Expense for such four fiscal quarters;

provided, however, that

(A)          if the Company or any Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Ratio is an Incurrence of Indebtedness, or both, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period,

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(B)           if the Company or any Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated EBITDA Ratio, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

(C)           if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, Consolidated EBITDA for such period shall be reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to Consolidated EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and the continuing Subsidiaries are no longer liable for such Indebtedness after such sale),

(D)          if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such acquisition occurred on the first day of such period, and

(E)           if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any Asset Disposition or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or acquisition occurred on the first day of such period .

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For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof).

If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

(ee)         “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Subsidiaries, without duplication,

(i)            interest expense attributable to Capital Lease Obligations;

(ii)           amortization of debt discount and debt issuance costs;

(iii)          capitalized interest;

(iv)          non-cash interest expense;

(v)           commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(vi)          net payments pursuant to Currency Agreements and Interest Rate Agreements;

(vii)         dividends accrued in respect of all of its Preference Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preference Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

(viii)        interest incurred in connection with investments in discontinued operations;

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(ix)           interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Subsidiary; and

(x)            the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

provided, however, that there shall be excluded from Consolidated Interest Expense any non-cash amortization or write-off of fees and expenses incurred in connection with the completion of (i) the issuance of the 7.0% Preferred Stock, (ii) the issuance of the Hybrid Preferred Stock, (iii) the transactions with Anadarko Petroleum Corporation and certain of its affiliates as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, (vi) the repayment of the EXCO Partners Operating Partnership, LP Senior Term Credit Agreement, dated October 2, 2006, and the amendment and restatement of its Senior Revolving Credit Agreement, dated October 2, 2006, as of the Original Issue Date, (v) the payment in connection with the termination of the Company’s Second Amended and Restated Equity Contribution Agreement, dated October 13, 2006 on the Original Issue Date, and (vi) the amendment and restatement of the Company’s Amended and Restated Credit Agreement, dated March 17, 2006, on or before May 2, 2007.

(ff)           “Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(i)            any net income of any Person (other than the Company) if such Person is not a Subsidiary, except that

(A)          subject to the exclusion contained in clause (iv) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Subsidiary, to the limitations contained in clause (iii) below); and

(B)           the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(ii)           any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(iii)          any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that

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(A)          subject to the exclusion contained in clause (iv) below, the Company’s equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed (or, if greater, for purposes of calculation of the Consolidated EBITDA Ratio only, permitted at the date of determination to be distributed) by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Subsidiary, to the limitation contained in this clause); and

(B)           the Company’s equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income;

(iv)          any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(v)           any impairment losses on oil and natural gas properties;

(vi)          extraordinary gains or losses;

(vii)         any unrealized non cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133) and any termination losses or charges incurred with respect to the termination of Hedging Obligations;

(viii)        any non cash compensation charge arising from any grant of stock, stock options or other equity based awards; and

(ix)           the cumulative effect of a change in accounting principles;

in each case, for such period.

(gg)         “Continuing Directors” means individuals who are directors of the Company on the Original Issue Date (other than any Preferred Directors or whose election was approved by a vote of a majority of individuals who were Continuing Directors.

(hh)         “Conversion Default” has the meaning set forth in Section 3(b).

(ii)           “Convertible Securities” means indebtedness or shares of Capital Stock convertible into or exchangeable for Common Stock.

(jj)           “Credit Facility” means the Amended and Restated Credit Agreement, dated as of March 17, 2006, as amended, by and among the Company, certain of its Subsidiaries, the lenders defined therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Lead Arranger, together with the related documents thereto, as amended, extended, renewed, restated, supplemented or otherwise modified

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(in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other lender or group of lenders.

(kk)         “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

(ll)           “Default” means (i) the Company’s failure to pay any dividend on the Hybrid Preferred Stock on the applicable Dividend Payment Date, (ii) the Company’s violation of Section 3(c)(ii), Section 3(d) or Section 3(e) of this Statement, (iii) the Company’s failure to comply with its obligations under Section 4 of this Statement (other than the failure to purchase the Hybrid Preferred Stock as required under Section 4 of this Statement), (iv) the Company’s failure to comply with its obligations under Section 8 of this Statement (other than the failure to redeem the Hybrid Preferred Stock as required by Section 8 of this Statement), (v) the Company’s failure to purchase or redeem the Hybrid Preferred Stock when required under Section 4 or Section 8 of this Statement, (vi) the Company’s failure to comply with its obligations under Section 9 of this Statement or (vii) the failure to maintain the listing of the Common Stock on the NYSE or another U.S. national securities exchange, and, in the case of clauses (iii), (iv) and (vi), such default continues for 30 days after the Company’s receipt of a Default Notice.

(mm)       “Default Notice” means written notice of an event described in the definition of “Default” given to the Company by the Holders of 25% or more of the then-outstanding shares of Hybrid Preferred Stock specifying the default, directing that the default be remedied and stating that such notice is a “Default Notice.”

(nn)         “Disqualified Junior Stock” means, any Junior Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(i)            requires the payment of cash dividends;

(ii)           matures or is mandatorily redeemable (other than redeemable only for Capital Stock which is not itself Disqualified Junior Stock) pursuant to a sinking fund obligation or otherwise;

(iii)          is convertible or exchangeable at the option of the holder for Indebtedness, Disqualified Junior Stock or Disqualified Stock; or

(iv)          is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part,

in each case on or prior to the 91st day after the Mandatory Redemption Date or the Conversion; provided, however, that any Junior Stock that would not constitute Disqualified Junior Stock but for the provisions thereof giving holders thereof the right to require the Company to purchase or redeem such Junior Stock upon the occurrence of an “asset sale” or “change of control”

Annex I - 15

occurring prior to the 91st day after the Mandatory Redemption Date or the Conversion shall not constitute Disqualified Junior Stock if (A) the “asset sale” or “change of control” provisions applicable to such Junior Stock are not more favorable to the holders of such Junior Stock than the terms applicable to the Hybrid Preferred Stock contained in Section 9(c) and Section 4, respectively, of Annex I and Annex II to the Hybrid Statements, and (B) any such requirement only becomes operative after compliance with such terms applicable to the Hybrid Preferred Stock, including the purchase of any shares of Hybrid Preferred Stock tendered pursuant thereto.

(oo)         “Disqualified Stock” means, with respect to any Person, any Capital Stock (other than the Hybrid Preferred Stock) which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(i)            matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(ii)           is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(iii)          is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part,

in each case on or prior to March 30, 2017; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for the provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to March 30, 2017 shall not constitute Disqualified Stock if (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Hybrid Preferred Stock contained in Section 9(c) and Section 4, respectively, of Annex I and Annex II to the Hybrid Statements and (B) any such requirement only becomes operative after compliance with such terms applicable to the Hybrid Preferred Stock, including the purchase of any shares of Hybrid Preferred Stock tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined as provided in this Statement; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

(pp)         “Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2007.

(qq)         “Dividend Rate” means, for any period, 11.0% per annum.

Annex I - 16

(rr)           “Dividend Record Date” means, with respect to any dividend payable on a Dividend Payment Date, the preceding February 28, May 31, August 31 and November 30 and, with respect to any dividend payable on any other date, such date as may be determined by the Board of Directors.

(ss)         “Dollar Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

(tt)           “DTC” means The Depository Trust Company.

(uu)         “EPOP Credit Facility” means the Senior Revolving Credit Agreement, dated October 2, 2006, among EXCO Partners Operating Partnership, LP, certain of its subsidiaries and JPMorgan Chase Bank, N.A., as Administrative Agent, together with the related documents thereto, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such EPOP Credit Facility or a successor EPOP Credit Facility, whether by the same or any other lender or group of lenders.

(vv)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(ww)       “Foreign Subsidiary” means any Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

(xx)          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Original Issue Date, including those set forth in:

(i)            the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(ii)           statements and pronouncements of the Financial Accounting Standards Board;

(iii)          such other statements by such other entity as approved by a significant segment of the accounting profession; and

(iv)          the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Statement shall be computed in conformity with GAAP.

Annex I - 17

(yy)         “Global Preferred Stock” has the meaning set forth in Section 11(a)(iii).

(zz)          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(i)            to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(ii)           entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

(aaa)       “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Oil and Natural Gas Hedging Contract, Interest Rate Agreement or Currency Agreement.

(bbb)      “Holder” or “holder” means a holder of record of shares of the Preferred Stock.

(ccc)       “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(ddd)      “Hybrid Preferred Stock” means, collectively, the Series A-1 Hybrid Preferred Stock and the Preferred Stock.

(eee)       “Hybrid Statements” means the Statements of Designation with respect to each series of Hybrid Preferred Stock.

(fff)         “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

(ggg)      “Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i)            the principal in respect of (1) indebtedness of such Person for money borrowed and (2) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each

Annex I - 18

case, any premium on such indebtedness to the extent such premium has become due and payable;

(ii)           all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(iii)          all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(iv)          all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(v)           the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person, or with respect to any Subsidiary of such Person, the amount of all obligations of such Subsidiary with respect to any Preference Stock of such Subsidiary, in either case the principal amount of such Disqualified Stock or Preference Stock to be determined in accordance with this Statement;

(vi)          all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(vii)         all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured;

(viii)        to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(ix)           any Guarantee by such Person of production or payment with respect to Production Payments and Reserve Sales.

Except as expressly provided in clause (ix) above, Production Payments and Reserve Sales shall not constitute “Indebtedness”.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business or assets, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business or assets after the closing; provided, however, that, at the time of closing, the amount of any such

Annex I - 19

payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

(hhh)      “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

(iii)          “Issue Date” means with respect to a share of Preferred Stock, the date of issuance of such share of Preferred Stock.

(jjj)          “Junior Stock” means all classes of common stock of the Company and each other class of capital stock or series of preferred stock established after the Original Issue Date by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Preferred Stock as to dividend rights or rights upon a Liquidation.

(kkk)       “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

(lll)          “Liquidation” means the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

(mmm)    “Liquidation Preference” means, with respect to each share of Preferred Stock, $10,000.00.

(nnn)      “Material Change” means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated development costs) of more than 50% during a fiscal quarter in the discounted future net revenues from proved oil and natural gas reserves of the Company and its Subsidiaries, calculated in accordance with clause (i)(A) of the definition of ACNTA; provided, however, that the following will be excluded from the calculation of Material Change:

(i)            any acquisitions during the fiscal quarter of oil and natural gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

(ii)           any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with the covenant described under Section 9(c).

(ooo)      “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

Annex I - 20

(ppp)      “Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and cash proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of (without duplication):

(i)            all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(ii)           all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(iii)          all distributions and other payments required to be made to minority interest holders in Subsidiaries of the Company as a result of such Asset Disposition;

(iv)          the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Subsidiary of the Company after such Asset Disposition; and

(v)           any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Subsidiary of the Company.

(qqq)      “Net Working Capital” of the Company means:

(i)            all current assets of the Company and its Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of business; minus

(ii)           all current liabilities of the Company and its Subsidiaries, except current liabilities included in Indebtedness and current liabilities from commodity price risk management activities arising in the ordinary course of business, determined in accordance with GAAP.

(rrr)         “NYSE” means the New York Stock Exchange, Inc.

(sss)       “NYSE Approval Date” means the date on which the NYSE Shareholder Approval is obtained.

Annex I - 21

(ttt)         “NYSE Approval Proposal” means the proposal to approve (i) the designations, preferences, limitations and relative rights set forth on Annex III to the Hybrid Statements, including the convertibility of the Hybrid Preferred Stock into Common Stock, (ii) the issuance of all of the shares of Common Stock issuable upon the conversion of the Hybrid Preferred Stock and (iii) the removal of the restrictions on adjustments to the Conversion Price (as defined in the 7.0% Statements) of the 7.0% Preferred Stock as set forth in Section 10 of the 7.0% Statements, each in accordance with the rules of the NYSE or any other U.S. national securities exchange on which the Common Stock is then listed.

(uuu)      “NYSE Shareholder Approval” means the requisite approval of the NYSE Approval Proposal, as required by the NYSE or any other U.S. national securities exchange on which the Common Stock is then listed, by the holders of the Capital Stock of the Company entitled to vote.

(vvv)      “Officer” means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

(www)    “Officers’ Certificate” means a certificate signed by two Officers.

(xxx)        “Oil and Gas Business” means:

(i)            the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, natural gas, and other hydrocarbon and mineral properties;

(ii)           the gathering, marketing, distribution, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons;

(iii)          any business relating to or arising from exploration for or exploitation, development, production, treatment, processing, storage, refining, transportation, gathering or marketing of oil, natural gas, other hydrocarbons and minerals and products produced in association therewith;

(iv)          any other related energy business, including power generation and electrical transmission business where fuel required by such business is supplied, directly or indirectly, from oil, natural gas, other hydrocarbons and minerals produced substantially from properties in which the Company or its Subsidiaries, directly or indirectly, participate;

(v)           any business relating to oil field sales and service; and

(vi)          any activity necessary, appropriate or incidental to the activities described in the preceding clauses (i) through (v) of this definition.

(yyy)      “Oil and Natural Gas Hedging Contract” means any oil and natural gas hedging agreement and other agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in oil and natural gas prices.

Annex I - 22

(zzz)        “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

(aaaa)     “Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(bbbb)    “Original Issue Date” means March 30, 2007.

(cccc)     “Parity Stock” means the 7.0% Preferred Stock, the Hybrid Preferred Stock (other than the Preferred Stock) and any class of capital stock or series of preferred stock established after the Original Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend rights or rights upon a Liquidation.

(dddd)    “Permitted Redemption Price” has the meaning set forth in Section 8(a).

(eeee)     “Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(ffff)        “Preference Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any series, class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other series or class of such Person.

(gggg)    “Preferred Directors” means the members of the Board of Directors elected by the holders of the Series A-1 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock in accordance with the respective Statements of Designation therefor.

(hhhh)    “Preferred Stock” has the meaning set forth in Section 1(a).

(iiii)         “Production Payments and Reserve Sales” means the grant or transfer to any Person of a Dollar Denominated Production Payment, Volumetric Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties.

(jjjj)         “Purchase Date” has the meaning set forth in Section 9(c)(iii)(C).

(kkkk)     “Purchase Price” has the meaning set forth in Section 9(c)(ii).

(llll)         “Redemption Date” has the meaning set forth in Section 8(b).

(mmmm) “Redemption Notice” has the meaning set forth in Section 8(b).

Annex I - 23

(nnnn)    “Redemption Price” has the meaning set forth in Section 8(b).

(oooo)    “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

(pppp)    “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Subsidiary of the Company existing on the Original Issue Date or Incurred in compliance with this Statement, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(i)            such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(ii)           such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(iii)          such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(iv)          if the Indebtedness being Refinanced is subordinated in right of payment to the Senior Notes, such Refinancing Indebtedness is subordinated in right of payment to the Senior Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary of the Company that Refinances Indebtedness of the Company or (B) Indebtedness of the Company that Refinances Indebtedness of a Subsidiary.

(qqqq)    “Register” has the meaning set forth in Section 4(b).

(rrrr)        “Related Business” means any Oil and Gas Business and any other business in which the Company or any Subsidiary of the Company was engaged on the Original Issue Date and any business related, ancillary or complementary to such business.

(ssss)     “Required Holders” means as of any date the holders of at least 60% of the then-outstanding shares of Hybrid Preferred Stock, voting together as a single class.

(tttt)        “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Subsidiary on January 20, 2004 or thereafter acquired by the Company or a Subsidiary whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

Annex I - 24

(uuuu)    “SEC” or “Commission” means the United States Securities and Exchange Commission.

(vvvv)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(wwww) “Senior Indenture” means that certain Indenture, dated January 20, 2004, by and among the Company, the guarantors listed on the signature pages thereto, and Wilmington Trust Company, as trustee, as in effect on the Original Issue Date.

(xxxx)       “Senior Notes” means the 7¼% Senior Notes due 2011 issued pursuant to the Senior Indenture.

(yyyy)    “Senior Stock” means each class of capital stock or series of preferred stock established after the Original Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon a Liquidation.

(zzzz)       “Series A-1 Hybrid Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series A-1 Hybrid Preferred Stock” having the rights and privileges set forth in the Series A-1 Hybrid Statement of Designation.

(aaaaa)   “Series A-1 Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

(bbbbb)  “Series A-2 Conversion” has the meaning set forth in Section 10.

(ccccc)   “Series A-2 Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

(ddddd)  “Series B Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series B 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series B 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

(eeeee)   “Series C Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series C 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series C 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

(fffff)       “Shareholder Meeting” means the annual or special meeting of shareholders to be called by the Company for the purpose of obtaining the NYSE Shareholder Approval and electing the Preferred Directors.

Annex I - 25

(ggggg)  “Significant Subsidiary” has the meaning set forth in Section 1-02(w) of Regulation S-X under the Securities Act.

(hhhhh)  “Standard & Poor’s” means Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

(iiiii)        “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

(jjjjj)        “Statement” means this Statement of Designation with respect to the Preferred Stock, as amended from time to time.

(kkkkk)   “Subsidiary” means, with respect to any Person, (i) any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person, (ii) a partnership or limited liability company of which such Person or one of its Subsidiaries is the general partner or managing member, as applicable, or (iii) any other Person in which such Person has the power to elect or direct the election of at least a majority of the directors or other governing body of such Person. Notwithstanding anything to the contrary contained in this Statement, all references to the Company and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include the Company and its Subsidiaries as to which financial statements are prepared on a consolidated basis in accordance with GAAP and to financial information prepared on such a consolidated basis.

(lllll)        “Temporary Cash Investments” means any of the following:

(i)            any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(ii)           investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(iii)          investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Subsidiary maintains an office or is engaged in the Oil and Gas Business; provided,

Annex I - 26

however, that (A) all such deposits have been made in such accounts in the ordinary course of business and (B) such deposits do not at any one time exceed $10.0 million in the aggregate;

(iv)          repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above;

(v)           investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard & Poor’s;

(vi)          investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and

(vii)         investments in money market funds that invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

(mmmmm)              “Tender Price” has the meaning set forth in Section 4(k).

(nnnnn)  “Trading Day” means a day during which trading securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal national securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national securities exchange, on the automated quotation system on which the Common Stock is then authorized for quotation.

(ooooo)  “Transfer Agent” means Continental Stock Transfer & Trust Company, the Company’s duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with at least ten days’ prior notice to the Transfer Agent; provided, that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

(ppppp)  “Transfer Restricted Securities” means each share of Preferred Stock until (i) the date on which the resale of such security has been effectively registered under the Securities Act and disposed of in accordance therewith or (ii) the date on which such security is distributed to the public pursuant to Rule 144 under the Securities Act or is eligible for sale pursuant to Rule 144(k) under the Securities Act.

(qqqqq)  “Triggering Date” means the earliest of (i) the date of the first shareholder meeting of the Company at which the NYSE Approval Proposal is submitted for shareholder approval and is not approved and adopted by the requisite vote of the shareholders of the Company, (ii) the date that is 30 days following an adjournment of the first shareholder meeting of the Company called for the purpose of submitting the NYSE Approval Proposal for shareholder approval and (iii) March 31, 2008.

Annex I - 27

(rrrrr)       “U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

(sssss)   “Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

(ttttt)       “Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote for the election of directors or other members of the governing body of such Person (other than solely by reason of a contingency).

(uuuuu)  “Wholly Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

3.             Dividends.

(a)           The Holders of shares of Preferred Stock shall be entitled to receive, when, as and if authorized or declared by the Board of Directors out of funds legally available for that purpose (subject to Section 12(e)), on each Dividend Payment Date cash dividends on each share of Preferred Stock, at a rate per annum equal to the Dividend Rate on the sum of (i) the Liquidation Preference and (ii) Accumulated Dividends as of the Dividend Payment Date on which such dividend is required to be paid, subject to increase as set forth in Sections 3(b) and 3(c). Dividends shall be cumulative from the Issue Date and shall be payable quarterly in arrears, if, as and when so authorized and declared by the Board of Directors, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Original Issue Date; provided, that if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day. Each dividend shall be payable to the Holders of Preferred Stock, as they appear on the Register at the close of business on the corresponding Dividend Record Date. All dividends paid with respect to shares of Preferred Stock shall be paid pro rata to the Holders entitled thereto. The amount of dividends payable per share of Preferred Stock for each full quarterly dividend period shall be computed by dividing the applicable Dividend Rate by four and multiplying the resulting number by the sum of (i) the Liquidation Preference and (ii) Accumulated Dividends as of the applicable Dividend Payment Date on which such dividend is required to be paid in respect of such share. The amount of dividends payable for the initial dividend period, or any other period shorter or longer than a full dividend period, shall be computed on the basis of twelve 30-day months and a 360-day year. Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward).

(b)           Subject to Section 7(a), if the NYSE Shareholder Approval shall not have been obtained by the 180th day after the Original Issue Date, subject to extension as set forth in Section 7(b) (a “Conversion Default”), then the Dividend Rate shall be increased by 0.50% per

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annum for the first 90-day period from and including the date on which the Conversion Default shall occur, and thereafter for each subsequent 90-day period at an additional rate of 0.50% per annum (up to a maximum rate of 18.00% per annum), through but excluding the date on which the Conversion Default shall have been cured or waived by the Required Holders.

(c)           Upon the occurrence of a Default:

(i)            the Combined Holders will have the right to elect four additional directors to the Board of Directors (the “Additional Directors”) as provided in Section 5(b) to serve through and including the date on which such Default is cured or waived by the Combined Holders. Notwithstanding the foregoing, upon the occurrence of a Default prior to the date of the Shareholder Meeting at which the initial four Preferred Directors are elected, the number of Additional Directors that may be elected shall be increased by two directors until such Shareholder Meeting. At the Shareholder Meeting at which the initial four Preferred Directors are elected, if the number of Additional Directors then serving on the Board of Directors exceeds four, the Combined Holders shall cause such excess Additional Directors to resign effective as of the date of such Shareholder Meeting. The number of Additional Directors shall not exceed four at any time (or six prior to the Shareholder Meeting at which the initial four Preferred Directors are elected) regardless of the occurrence of one or more Defaults as set forth in the 7.0% Statements or the Hybrid Statements;

(ii)           the Company shall be prohibited from declaring or paying any dividends or distributions on (other than cash paid in lieu of fractional shares), or otherwise repurchasing, redeeming or otherwise acquiring any shares of, Capital Stock of the Company (other than the 7.0% Preferred Stock and Hybrid Preferred Stock and shares of Junior Stock pursuant to any bona fide employee or director incentive or benefit plan or arrangement of the Company or any Subsidiary heretofore or hereafter adopted by the Board of Directors or the cashless exercise of Options) or any of its Subsidiaries until the date on which such Default is cured or waived by the Required Holders; and

(iii)          the Dividend Rate shall increase by 3.00% (except for a Default described in clause (vii) of the definition thereof, for which the increase shall be 6.00%) from and including the date on which the Default shall occur and be continuing through but excluding the date on which the Default is cured or waived by the Required Holders; provided that the Dividend Rate shall not be increased pursuant to this Section 3(c)(iii) in connection with a Conversion Default; and provided, further, that the Dividend Rate shall not be increased further pursuant to this Section 3(c)(iii) for a subsequent Default occurring while the Dividend Rate is already increased pursuant to this Section 3(c)(iii).

(d)           Accumulated Dividends for any past dividend periods may be authorized or declared and paid at any time and for any such interim periods, without reference to any regular Dividend Payment Date, to Holders of record on the Dividend Record Date for such dividend of Accumulated Dividends. No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock or Parity Stock with respect to any dividend period unless all dividends (including any Accumulated Dividends) for all preceding dividend periods have been declared and paid, or declared and a sufficient sum of cash sufficient for the payment thereof is set apart for the payment of such dividend, upon all

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outstanding shares of Preferred Stock and Parity Stock (or, in the case of the Convertible Preferred Stock, added to the Liquidation Preference thereof as permitted by the terms thereof). Notwithstanding the foregoing, if full cumulative dividends have not been paid on the Preferred Stock and all Parity Stock, all dividends declared and paid on the Preferred Stock and such Parity Stock shall be declared and paid pro rata so that the amounts of dividends declared and paid per share on the Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such Parity Stock bear to each other.

(e)           No dividends, rights offers or other distributions (other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Junior Stock, nor may any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Junior Stock) by or on behalf of the Company or any of its Subsidiaries while the Preferred Stock is outstanding. The restrictions set forth in this Section 3(e) shall not apply to the purchase or other acquisition of Junior Stock pursuant to any bona fide employee or director incentive or benefit plan or arrangement of the Company or any Subsidiary heretofore or hereafter adopted by the Board of Directors or the cashless exercise of Options.

4.             Change of Control.

(a)           In connection with the occurrence of a Change of Control, the Company shall make an offer to purchase all of the outstanding shares of Preferred Stock (a “Change of Control Offer”) for an amount of cash per share of Preferred Stock equal to 101% of the Liquidation Preference as of the Change of Control Payment Date, plus Accumulated Dividends and Accrued Dividends through the Change of Control Payment Date (the “Change of Control Price”) on the terms set forth in this Section 4.

(b)           Within ten (10) Trading Days after the occurrence of a Change of Control, the Company shall give notice of such Change of Control (the “Change of Control Notice”) by first class mail to each Holder of Preferred Stock at such Holder’s address appearing in the securities register maintained in respect of the Preferred Stock by the Transfer Agent or the Company (the “Register”). Such Change of Control Notice shall state:

(i)            the event causing such Change of Control and the date of occurrence of such Change of Control;

(ii)           that a Change of Control Offer is being made pursuant to this Section 4 and that all shares of Preferred Stock tendered will be accepted for payment;

(iii)          the Change of Control Price and the period of time during which the Company may accept for payment shares of Preferred Stock, which shall be as soon after the date of the notice as legally permissible and shall terminate no earlier than 30 days and not later than 60 days from the date the Change of Control Offer is commenced (such termination date, as it may be extended pursuant to Section 4(c), the “Change of Control Payment Date”);

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(iv)          that any shares of Preferred Stock not tendered for payment pursuant to the Change of Control Offer shall continue to accrue dividends and be convertible in accordance with the terms thereof;

(v)           that, unless the Company defaults in the payment of the Change of Control Price, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends on the Change of Control Payment Date;

(vi)          that any Holder electing to have shares of Preferred Stock repurchased in the Change of Control Offer shall be required to surrender such certificates representing the shares of Preferred Stock to the Company or its designated agent at the address specified in the Change of Control Notice prior to the close of business on the Change of Control Payment Date;

(vii)         that any Holder of Preferred Stock shall be entitled to withdraw such election if the Company or its designated agent receives, not later than the close of business on the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of such shares of Preferred Stock, the number of shares of Preferred Stock such Holder delivered for purchase and a statement of the number of shares of Preferred Stock for which such Holder is withdrawing its election to have such shares of Preferred Stock repurchased;

(viii)        that a Holder whose shares of Preferred Stock are being purchased only in part shall be issued a new certificate, of like tenor, for the unpurchased shares of Preferred Stock represented by any certificate surrendered; and

(ix)           the instructions that Holders of Preferred Stock must follow in order to tender their shares of Preferred Stock.

(c)           If the aggregate Liquidation Preference as of the Change of Control Payment Date of shares of Hybrid Preferred Stock that will remain outstanding after the Company’s repurchase of the shares of Hybrid Preferred Stock tendered pursuant to the Change of Control Offer is less than $200 million, then the Company shall extend the Change of Control Payment Date by ten (10) days and shall announce such extension in compliance with Rule 14e-1(d) under the Exchange Act. The Company shall not extend the Change of Control Payment Date more than once pursuant to this Section 4(c).

(d)           On the Change of Control Payment Date, the Company shall, to the extent of funds legally available therefor (subject to Section 12(e)), accept for payment the shares of Preferred Stock tendered and not withdrawn pursuant to the Change of Control Offer. On the Business Day immediately following the Change of Control Payment Date, the Company shall deposit with a paying agent an amount equal to the aggregate Change of Control Price in respect of all shares of Preferred Stock so tendered and not withdrawn. The paying agent shall promptly mail to each Holder of shares of Preferred Stock so accepted payment in an amount equal to the Change of Control Price for such shares and new certificates for the unpurchased shares of Preferred Stock surrendered, if any.

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(e)           The Company shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)            Notwithstanding anything herein to the contrary, if the shares of Preferred Stock are Global Preferred Stock, then any Change of Control Notice shall be delivered and such shares of Preferred Stock shall be tendered or withdrawn in accordance with the applicable procedures of the DTC.

(g)           The Change of Control shall be made in compliance with, and subject to, all applicable laws, including federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4 by virtue thereof.

(h)           The Company shall not be required to make a Change of Control Offer in connection with a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4 and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

(i)            If a Change of Control Payment Date is on or after a Dividend Record Date but on or prior to the related Dividend Payment Date, then any Accumulated Dividends shall be paid to the Holder of Preferred Stock at the close of business on such Dividend Record Date, and Accumulated Dividends shall not (but Accrued Dividends shall) be payable to Holders who tender shares of Preferred Stock pursuant to the Change of Control Offer.

(j)            If the Company has extended the Change of Control Payment Date pursuant to Section 4(c), and on the Trading Day following the Change of Control Payment Date shares of Hybrid Preferred Stock with an aggregate Liquidation Preference of less than $200 million remain outstanding, the Company shall have the right to redeem all, but not less than all, such remaining shares of Hybrid Preferred Stock for cash at a price per share equal to the Liquidation Preference, plus Accumulated Dividends and Accrued Dividends through the Redemption Date, in immediately available funds. In the event of a redemption pursuant to this Section 4(j), the Company shall follow the procedures for redemption in Section 8(d) through Section 8(h), except that the Redemption Price shall be deemed to be the Change of Control Price provided in Section 4(a) and the Redemption Notice shall be given not more than thirty (30) nor less than fifteen (15) days prior to the date of redemption.

(k)           If any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) consummates a tender offer to acquire more than 50% of the total Voting Stock at a price per share of Common Stock or common stock equivalent (the “Tender Price”) of greater than the then-effective conversion price for the Convertible Preferred Stock as set forth in the Convertible Preferred Statements, then, within thirty (30) days after the Change of Control Payment Date (as it may be extended pursuant to Section 4(c)) with respect to the Change of Control Offer following such tender offer, the Company shall issue to each Holder of Preferred Stock as of the close of business on the last day that shares may be tendered in the tender offer (without payment therefor), for all such shares of Preferred Stock so held, that number of

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additional shares of Preferred Stock having a liquidation preference equal to the product of (i) such number of shares of Preferred Stock so held multiplied by (ii) the remainder of the Tender Price minus the then-effective conversion price for the Convertible Preferred Stock as set forth in the Convertible Preferred Statements multiplied by (iii) the quotient of $10,000 divided by the then-effective conversion price for the Convertible Preferred Stock as set forth in the Convertible Preferred Statements. No such shares of Preferred Stock shall be issued pursuant to this Section 4(k) to any Holder of Preferred Stock that requires the Company to purchase any of its shares of Preferred Stock pursuant to the related Change of Control Offer.

(l)            Without limiting any other rights and remedies in this Statement, in the event the assets of the Company available for distribution to the Holders of shares of Preferred Stock upon a Change of Control shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 4 and all change of control payments required by the terms of Parity Stock, then without limiting such Holder’s other rights such assets or the proceeds thereof shall be distributed among the holders of the Preferred Stock and such Parity Stock ratably, in proportion to the full distributable amounts for which holders of the Preferred Stock and such Parity Stock are entitled upon such Change of Control.

5.             Voting Rights.

(a)           The Holders of shares of Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 5 or as otherwise provided by law.

(b)           Upon the vesting of the right of the Combined Holders to elect Additional Directors pursuant to Section 3(c)(i) or pursuant to the other Hybrid Statement or the 7.0% Statements, the number of directors constituting the Board of Directors shall be increased by four (or six, as applicable). In such event, or if a vacancy shall exist in the office of an Additional Director elected by the Combined Holders, a proper officer of the Company shall, upon the written request of the holders of 20% or more of the then-outstanding shares of Hybrid Preferred Stock or 7.0% Preferred Stock addressed to the Secretary of the Company, call a special meeting of the holders of Hybrid Preferred Stock and 7.0% Preferred Stock for the purpose of electing the Additional Directors that the Combined Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty (20) days after personal service of such written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of 20% or more of the then-outstanding shares of Hybrid Preferred Stock or 7.0% Preferred Stock may designate in writing one holder of Hybrid Preferred Stock or 7.0% Preferred Stock to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated and shall be held at the place for holding the annual meeting of shareholders. Any holder of Hybrid Preferred Stock or 7.0% Preferred Stock so designated shall have, and the Company shall provide, access to the lists of shareholders to be called pursuant to the provisions hereof. At any such meeting called for the purpose of electing Additional Directors, the presence in person or by proxy of the holders of record of a majority of the shares of Hybrid Preferred Stock and 7.0% Preferred Stock then outstanding shall constitute a quorum for the election of Additional Directors to be elected by the Combined Holders. An Additional Director vacancy shall be filled only by vote of the Combined Holders, in the manner set forth herein. Each Additional Director who shall have been elected as provided in

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this Section 5(b) may be removed during his or her term of office, whether with or without cause, by the Combined Holders and may not be removed without the consent of the Combined Holders. Immediately after all Defaults with respect to the 7.0% Preferred Stock and the Hybrid Preferred Stock as set forth in the respective Statements of Designation therefor have been cured or waived by the Combined Holders, the Additional Directors shall no longer be directors, the number of directors constituting the Board of Directors shall be decreased by four and the remaining directors shall take such action as may be required by applicable law to remove the Additional Directors.

(c)           In exercising the voting rights set forth in this Section 5, each share of Preferred Stock shall have one vote per share.

(d)           So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation or this Statement:

(i)            the Company shall not authorize or create, increase the authorized amount of, or issue shares of any class or series of Senior Stock or Parity Stock (other than (A) the Hybrid Preferred Stock issued on the Original Issue Date and all shares of Series A-1 Hybrid Preferred Stock issuable upon conversion of the Preferred Stock into Series A-1 Hybrid Preferred Stock in accordance with this Statement and (B) the 7.0% Preferred Stock issued on the Original Issue Date and all shares of 7.0% Preferred Stock issuable upon the conversion of such shares of 7.0% Preferred Stock into a different series of 7.0% Preferred Stock in accordance with the respective Statements of Designation therefor) without the affirmative vote of the Required Holders, given in person or by proxy;

(ii)           the Company shall not issue shares of any class or series of Disqualified Junior Stock without the affirmative vote of the Required Holders, given in person or by proxy;

(iii)          the Company shall not amend, alter, waive or repeal any provision of its Articles of Incorporation or this Statement, whether by merger, consolidation, reorganization or otherwise, that would adversely affect any Holder without the affirmative vote of the Required Holders, given in person or by proxy; provided that any amendment, alteration, waiver or repeal of any provision of its Articles of Incorporation or this Statement, whether by merger, consolidation, reorganization or otherwise that would adversely affect the liquidation preference, redemption price, Change of Control Price, dividend rate and preferences of the Preferred Stock or any other payment upon the Preferred Stock shall require the affirmative vote of each Holder of outstanding shares of Preferred Stock, given in person or by proxy; provided, further, that the Company shall not amend, alter, waive or repeal the foregoing proviso without the affirmative vote of each Holder of Preferred Stock, given in person or by proxy;

(iv)          the Company shall not, except as required by the 7.0% Statements or the Hybrid Statements, increase the size of the Board of Directors to more than seven (7) directors without the affirmative vote of the Required Holders, given in person or by proxy;

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(v)           the affirmative vote of the Required Holders, given in person or by proxy, shall be required to approve any consolidation or merger of the Company with or into any other Person or the merger of another Person with or into the Company, following which (i) the holders of 100% of the Voting Stock of the Company immediately prior to the consummation of such consolidation or merger do not beneficially own more than 50% of the Voting Stock of the continuing or surviving corporation immediately after such transaction or (ii) the Board of Directors (excluding any Preferred Directors or Additional Directors) shall not consist of at least 66 2/3% of Continuing Directors immediately following such merger or consolidation, unless each Holder of Preferred Stock receives in the merger or consolidation the consideration it would have received had it been able to convert its Preferred Stock into Common Stock (on the conversion terms that would be applicable to the Preferred Stock following the NYSE Approval Date) immediately prior to the merger or consolidation; and

(vi)          the affirmative vote of the Required Holders, given in person or by proxy, shall be required to approve any sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets to a “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act), unless each Holder of Preferred Stock receives, out of the proceeds of such sale, lease or transfer paid to the shareholders of the Company in connection with such sale, lease or transfer, the dividend or distribution, if any, it would have received had it been able to convert its Preferred Stock into Common Stock (on the conversion terms that would be applicable to the Preferred Stock following the NYSE Approval Date) immediately prior to such dividend or distribution.

(e)           Any action to be taken at any annual or special meeting of shareholders by the Holders of Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holder or Holders of shares of Preferred Stock having no less than the minimum number of votes that would be required to take such action at a meeting at which the shares of Preferred Stock were present and voted. Prompt written notice of the taking of any action by the Holders of Preferred Stock by less than unanimous written consent shall be given to the Holders of Preferred Stock who did not consent in writing to the action.

6.             Liquidation Rights.

(a)           In the event of any Liquidation, each Holder of shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its shareholders for each share of Preferred Stock an amount equal to the Liquidation Preference, plus Accumulated Dividends and Accrued Dividends thereon through the date of Liquidation, in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, Common Stock.

(b)           Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a Liquidation for purposes of this Section 6.

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(c)           After the payment to the Holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 6, the Holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(d)           In the event the assets of the Company available for distribution to the Holders of shares of Preferred Stock upon a Liquidation shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 6(a) and all liquidating payments on any shares of Parity Stock, then such assets or the proceeds thereof shall be distributed among the holders of the Preferred Stock and Parity Stock ratably, in proportion to the full distributable amounts for which holders of the Preferred Stock and Parity Stock are entitled upon such Liquidation.

7.             Submission of NYSE Shareholder Approval.

(a)           The Company shall take, in accordance with applicable law and its Articles of Incorporation and Bylaws, all action necessary to convene the Shareholder Meeting as promptly as practicable but no later than one hundred and eighty (180) days after the Original Issue Date to submit the NYSE Approval Proposal for approval by the requisite vote of the shareholders of the Company. At any time on or after the Triggering Date, (i) the Company shall not submit the NYSE Approval Proposal for shareholder approval unless the Required Holders have approved such submission in writing and (ii) the Company shall submit the NYSE Approval Proposal for shareholder approval upon receipt of a written request by the Required Holders for such submission. If the Required Holders have so approved or requested such submission, the Company shall submit such proposal for shareholder approval and adoption at a future meeting of its shareholders chosen jointly by the Company and the Required Holders. Following the Triggering Date, if the Required Holders fail, within 30 days of a written request by the Company to the Holders (such written request to specify in reasonable detail the Company’s proposed submission of the NYSE Approval Proposal for shareholder approval), to permit a submission of the NYSE Approval Proposal for shareholder approval requested by the Company, then until the earlier of (A) such time as the Required Holders approve such submission and (B) 180 days after the date the Company’s written request is received by the Holders, any further Dividend Rate increase pursuant to Section 3(b) shall be suspended. Following the expiration of the 180 day period described in clause (B) of the immediately preceding sentence, the Company shall be permitted to repeat its request for the approval of the Required Holders in accordance with the immediately preceding sentence; provided, however, that there shall be no suspension of any Dividend Rate increase pursuant to Section 3(b) in accordance with of the immediately preceding sentence above after the initial 180 day period described in clause (B) of the immediately preceding sentence (and, for the avoidance of doubt, the Dividend Rate will thereafter continue to increase as provided in Section 3(b) up to a maximum rate of 18.00% per annum). In connection with each meeting of shareholders at which the NYSE Approval Proposal is submitted for a vote of the shareholders of the Company, to the fullest extent permitted by applicable Law, (I) the Board of Directors shall recommend that its shareholders vote in favor of the NYSE Approval Proposal and (II) neither the Board of Directors nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to the holders of the Hybrid Preferred Stock and the 7.0% Preferred Stock, the recommendation of the Board of Directors that the holders of Common Stock vote in favor of the NYSE Approval Proposal; provided, that at any time prior to obtaining the such shareholder approval the Board of Directors

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may withdraw such recommendation if such Board of Directors determines in good faith (after consultation with outside counsel) that failure to take such action violates its fiduciary duties under applicable law. The Company shall take all lawful action to solicit from the shareholders proxies in favor of the NYSE Approval Proposal and take all other action necessary or advisable to secure the vote or consent of the shareholders that are required by the rules of the NYSE and applicable law, including, if necessary or appropriate, adjourning the Shareholder Meeting to solicit additional proxies.

(b)           Upon the occurrence of any previously announced pending or completed corporate development, the disclosure of which would be required to be disclosed in, or incorporated by reference into, the proxy statement with respect to the Shareholder Meeting, the Company may, to the extent deemed necessary in the reasonable judgment of the Board of Directors (which judgment shall be evidenced in a resolution), elect to postpone the Shareholder Meeting until such time as the information required for such disclosure or incorporation by reference is available for inclusion in such proxy statement, but in any event to a date not later than three hundred and sixty (360) days after the Original Issue Date.

(c)           All Accumulated Dividends and Accrued Dividends through the NYSE Approval Date shall be paid in cash within five (5) Trading Days after the NYSE Approval Date to the Holders of Preferred Stock on the NYSE Approval Date; provided that if the NYSE Approval Date is on or after a Dividend Record Date but on or prior to the related Dividend Payment Date, then any Accumulated Dividends shall be paid to the Holder of Preferred Stock at the close of business on such Dividend Record Date, and Accumulated Dividends shall not (but Accrued Dividends in the amount set forth in this Section 7 shall) be payable to Holders following the NYSE Approval Date.

8.             Redemption.

(a)           The shares of Hybrid Preferred Stock may not be redeemed without the affirmative vote of the Required Holders, given in person or by proxy. If the Required Holders approve the redemption of the Hybrid Preferred Stock, the Company may redeem all, but not less than all, shares of Hybrid Preferred Stock then outstanding, for cash at a price per share equal to 100% of the Liquidation Preference, plus Accumulated Dividends and Accrued Dividends thereon through the date of redemption (the “Permitted Redemption Price”), in immediately available funds.

(b)           In the event of a redemption pursuant to Section 8(a), the Company shall give irrevocable notice of such redemption (the “Redemption Notice”) by first class mail to each Holder of Preferred Stock, at such Holder’s address appearing in the Register. Such notice shall be given not more than sixty (60) nor less than thirty (30) days before the date fixed for redemption (the “Redemption Date”), and shall state:

(i)            the Redemption Date;

(ii)           the amount of the Permitted Redemption Price (the “Redemption Price”);

(iii)          that the redemption is pursuant to Section 8(a);

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(iv)          that the Holders shall be required to surrender such certificates representing the shares of Preferred Stock to the Company or its designated agent at the address specified in the Redemption Notice;

(v)           that the Preferred Stock shall cease to be outstanding and the Holders thereof shall cease to be Holders of Preferred Stock on and after the Redemption Date and thereafter shall only be entitled to receive the Redemption Price, without interest, upon the surrender of the share certificate therefor;

(vi)          that, unless the Company defaults in the payment of the Redemption Price, all shares of Preferred Stock shall cease to accrue dividends on the Redemption Date; and

(vii)         the instructions that Holders of Preferred Stock must follow in order to receive the Redemption Price for their shares of Preferred Stock.

(c)           Each Holder of shares of Preferred Stock called for redemption pursuant to Section 8(a) shall surrender the certificate or certificates representing such shares to the Company or its designated agent at the address specified in the Redemption Notice, duly endorsed, in the manner and at the place designated in the Redemption Notice. On the Redemption Date, the Company shall deposit with a paying agent an amount equal to the aggregate Redemption Price in respect of all shares of Preferred Stock. The paying agent shall, upon the later of the Redemption Date or receipt of the certificate or certificates representing shares of Preferred Stock properly surrendered in the manner specified in the Redemption Notice, promptly mail to each Holder of shares of Preferred Stock payment in an amount equal to the Redemption Price for such shares of Preferred Stock.

(d)           On and after the Redemption Date, unless the Company defaults in the payment in full of the aggregate Redemption Price, dividends on the Preferred Stock shall cease to accumulate and accrue, and all rights of the Holders of such shares shall terminate with respect thereto, other than the right to receive the Redemption Price per share, without interest; provided, however, that if a Redemption Notice shall have been given as provided in Section 8(b) and the aggregate Redemption Price shall have been irrevocably deposited with a paying agent, in trust for the equal and ratable benefit of the Holders of the shares to be redeemed, then, at the close of business on the day on which such funds are deposited with the paying agent, the Holders of the shares to be redeemed shall cease to be shareholders of the Company and shall be entitled only to receive the Redemption Price per share, without interest.

(e)           In order to facilitate the redemption of shares of Preferred Stock pursuant to Section 8(a), the Board of Directors may fix a record date for the determination of shares of Preferred Stock to be redeemed, or may cause the transfer books of the Company for the Preferred Stock to be closed, not more than sixty (60) days or less than thirty (30) days prior to the applicable Redemption Date.

(f)            Notwithstanding anything herein to the contrary, if the shares of Preferred Stock are Global Preferred Stock, then any Redemption Notice shall be delivered and such shares

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of Preferred Stock shall be tendered or withdrawn in accordance with the applicable procedures of the DTC.

9.             Protective Covenants.

(a)           Limitation on Line of Business. The Company shall not, and shall not permit any Subsidiary to, engage in any business other than the Oil and Gas Business and any other business in which the Company or any of its Subsidiaries was engaged on the Original Issue Date and any business related, ancillary or complementary to such business.

(b)           Limitation on Indebtedness.

(i)            For so long as any shares of Preferred Stock are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any of its Subsidiaries shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated EBITDA Ratio exceeds 2.5 to 1.

(ii)           Notwithstanding the foregoing paragraph (i), the Company and any of its Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

(A)          Indebtedness Incurred by the Company and any Subsidiary of the Company pursuant to (1) the Credit Facility, provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (ii)(A)(1) and then outstanding does not exceed an amount equal to the greater of (x) $1.0 billion less the sum of all principal payments with respect to such Indebtedness pursuant to Section 9(c)(i)(C)(1) and (y) 40% of ACNTA as of the date of such Incurrence and (2) the EPOP Credit Facility, provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (ii)(A)(2) and then outstanding does not exceed an amount equal to the greater of (x) $1.3 billion less the sum of all principal payments with respect to such Indebtedness pursuant to Section 9(c)(i)(C)(1) and (y) 40% of ACNTA as of the date of such Incurrence;

(B)           Indebtedness owed by the Company to any Wholly Owned Subsidiary of the Company in the ordinary course of business and consistent with past practices; provided, that any subsequent transfer of such Indebtedness (other than to the Company or any other Wholly Owned Subsidiary of the Company) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company and such transfer shall not be permitted if such Incurrence is not then permitted;

(C)           Indebtedness evidenced by or arising under the Senior Notes and the Senior Indenture outstanding on the Original Issue Date;

(D)          Indebtedness outstanding on the Original Issue Date (other than Indebtedness described in clause (A), (B) or (C) of this Section 9(b)(ii));

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(E)           Indebtedness of a Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 9(b)(i);

(F)           Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 9(b)(i) or pursuant to clause (C), (D) or (E) of this Section 9(b)(ii) or this clause (F); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (E) of this Section 9(b)(ii), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(G)           Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Subsidiaries pursuant to this Section 9(b);

(H)          Hedging Obligations consisting of Oil and Natural Gas Hedging Contracts and Currency Agreements entered into in the ordinary course of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Subsidiaries;

(I)            obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any of its Subsidiaries in the ordinary course of business;

(J)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of its Incurrence;

(K)          Indebtedness consisting of any Guarantee by the Company or any of its Subsidiaries of Indebtedness Incurred pursuant to Section 9(b)(i) or pursuant to clause (A), (C), (D), (M) or (N) of this Section 9(b)(ii) or pursuant to clause (F) of this Section 9(b)(ii) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to Section 9(b)(i) or pursuant to clause (A), (C), (D), (M) or (N) of this Section 9(b)(ii);

(L)           in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(M)         Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Subsidiaries to finance the construction,

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purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person not more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of such property, plant or equipment, in an aggregate principal amount which, when added together with the amount of Indebtedness previously Incurred pursuant to this clause (M) and then outstanding, does not exceed $10.0 million;

(N)          Indebtedness of a Foreign Subsidiary in an aggregate principal amount which, when added together with the amount of Indebtedness previously Incurred pursuant to this clause (N) and then outstanding, does not exceed $5.0 million; and

(O)          Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (A) through (N) of this Section 9(b)(ii) or Section 9(b)(i)), does not exceed $20.0 million.

(iii)          For purposes of determining compliance with this Section 9(b), (A) any Indebtedness outstanding under the Credit Facility and the EPOP Credit Facility on the Original Issue Date will be treated as Incurred on the Original Issue Date under Section 9(b)(ii)(A); (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and shall only be required to include the amount and type of such Indebtedness in one of the above clauses (provided, however, that any Indebtedness originally classified as Incurred pursuant to Section 9(b)(ii)(O) may later be reclassified as having been Incurred pursuant to Section 9(b)(i) to the extent that such reclassified Indebtedness could be Incurred pursuant to Section 9(b)(i) at the time of such reclassification); and (C) at the time of Incurrence, the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described herein.

(iv)          For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (A) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (B) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the

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Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

(c)           Limitation on Sales of Assets and Subsidiary Stock.

(i)            For so long as any shares of Preferred Stock are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless:

(A)          the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

(B)           at least 75% of the consideration received by the Company or such Subsidiary therefrom is in the form of cash or cash equivalents, oil and natural gas properties or other assets to be used by the Company or any of its Subsidiaries in the Oil and Gas Business or the Capital Stock of a Person that is engaged in the Oil and Gas Business and that becomes a Subsidiary of the Company (provided, however, that the 75% limitation referred to herein shall be deemed satisfied with respect to any Asset Disposition in which the cash or cash equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax cash proceeds would have been had such Asset Disposition complied with such 75% limitation); and

(C)           an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be):

(1)           to the extent the Company elects (or is required by the terms of any Indebtedness or Senior Stock), to prepay, repay, redeem or purchase (x) Senior Stock or (y) Indebtedness of the Company or any of its Subsidiaries other than Indebtedness owed to the Company or any of its Subsidiaries, in the case of either clause (x) or clause (y), within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(2)           to the extent the Company elects, to acquire Additional Assets or to make capital expenditures in the Oil and Gas Business, in each case within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash (provided, that this requirement shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or any of its Subsidiaries within the time period specified herein

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and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement);

(3)           to the extent of the balance of such Net Available Cash after any application in accordance with either or both of clauses (1) and (2), to make an offer to the holders of the Senior Notes (and to holders of other Indebtedness of the Company or any of its Subsidiaries) to purchase the Senior Notes (and such other Indebtedness of the Company or any of its Subsidiaries) pursuant to and subject to the conditions of the Senior Indenture; and

(4)           within 10 Trading Days after the application of Net Available Cash in accordance with clause (3), to the extent of the balance of such Net Available Cash and subject to any restrictions on the use thereof set forth in the Credit Facility or the Senior Indenture provided, that, for the avoidance of doubt, any application of Net Available Cash shall remain subject to clause (2) above, to make an Asset Sale Offer to the Holders of the Preferred Stock (and to holders of any other Parity Stock to the extent required by the terms thereof) to purchase the Preferred Stock (and such other Parity Stock to the extent required by the terms thereof) pursuant to and subject to the conditions of Section 9(c)(ii);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (1) or (3) above, the Company or such Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this Section 9(c), neither the Company nor any of its Subsidiaries shall be required to apply any Net Available Cash in accordance with this Section 9(c)(i) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 9(c)(i) exceeds $15.0 million (which lesser amount shall be carried forward for purposes of determining whether an Asset Sale Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Pending application of Net Available Cash pursuant to this Section 9(c)(i), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.

For the purposes of this Section 9(c)(i), the following are deemed to be cash or cash equivalents: (i) the assumption of Indebtedness of the Company or any of its Subsidiaries (other than obligations in respect of Disqualified Stock of the Company or any of its Subsidiaries) and the release of the Company or such Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (ii) securities received by the Company or any of its Subsidiaries from the transferee that are promptly converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion.

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(ii)           In the event of an Asset Disposition that requires the purchase of Preferred Stock (and any other Parity Stock to the extent required by the terms thereof) pursuant to Section 9(c)(i)(C)(4), the Company shall purchase all shares of Preferred Stock properly tendered pursuant to an offer by the Company for the Preferred Stock (and any other Parity Stock to the extent required by the terms thereof) (the “Asset Sale Offer”) at a purchase price of 100% of the Liquidation Preference, plus Accumulated Dividends and Accrued Dividends thereon through the Purchase Date (the “Purchase Price”)(or, in respect of such other Parity Stock, such price as may be provided for by the terms of such Parity Stock), in accordance with the procedures set forth in Section 9(c)(iii); provided, however, that the procedures for making an offer to holders of other Parity Stock will be as provided for by the terms of such Parity Stock. If the aggregate purchase price of the shares of Preferred Stock and Parity Stock tendered pursuant to the Asset Sale Offer exceeds the Net Available Cash allotted to their purchase, the Company shall select the shares of Preferred Stock and Parity Stock to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, Net Available Cash shall be deemed to be reduced by the aggregate amount of such Asset Sale Offer (whether or not accepted) and any then remaining Net Available Cash following such Asset Sale Offer may be used for any purpose not prohibited by this Statement.

(iii)          Within ten (10) days after the Company becomes obligated to make an Asset Sale Offer, the Company shall give notice of such Asset Sale Offer (the “Asset Sale Offer Notice”) by first class mail to each Holder of Preferred Stock at such Holder’s address appearing in the Register. Such Asset Sale Offer Notice shall state:

(A)          the event causing such Asset Sale Offer and the effective date of such Asset Disposition;

(B)           that an Asset Sale Offer is being made pursuant to this Section 9(c) and that, subject to the limitations set forth in this Section 9(c), all shares of Preferred Stock tendered will be accepted for payment;

(C)           the Purchase Price and the period of time during which the Company may accept for payment shares of Preferred Stock, which shall be as soon after the date of the Asset Sale Offer Notice as legally permissible and shall terminate no earlier than 30 days and not later than 60 days from the date the Asset Sale Offer is commenced (such termination date, the “Purchase Date”);

(D)          that any shares of Preferred Stock not tendered for payment pursuant to the Asset Sale Offer shall continue to accrue dividends in accordance with the terms thereof;

(E)           that, unless the Company defaults in the payment of the Purchase Price, all shares of Preferred Stock accepted for payment pursuant to the Asset Sale Offer shall cease to accrue dividends on the Purchase Date;

(F)           that any Holder electing to have shares of Preferred Stock repurchased in the Asset Sale Offer shall be required to surrender such certificates representing the shares of Preferred Stock to the Company or its designated agent

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at the address specified in the Asset Sale Offer Notice prior to the close of business on the Purchase Date;

(G)           that any Holder of Preferred Stock shall be entitled to withdraw such election if the Company or its designated agent receives, not later than the close of business on the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of such shares of Preferred Stock, the number of shares of Preferred Stock such Holder delivered for purchase and a statement of the number of shares of Preferred Stock for which such Holder is withdrawing its election to have such shares of Preferred Stock repurchased;

(H)          that a Holder whose shares of Preferred Stock are being purchased only in part shall be issued new shares of Preferred Stock for the unpurchased shares of Preferred Stock represented by any certificate surrendered; and

(I)            the instructions that Holders of Preferred Stock must follow in order to tender their shares of Preferred Stock.

(iv)          On the Purchase Date, the Company shall, to the extent of funds legally available therefor (subject to Section 12(e)), accept for payment the shares of Preferred Stock tendered and not withdrawn pursuant to the Asset Sale Offer. On the Business Day immediately following the Purchase Date, the Company shall deposit with a paying agent an amount equal to the aggregate Purchase Price in respect of all shares of Preferred Stock so tendered and not withdrawn. The paying agent shall promptly mail to each Holder of shares of Preferred Stock so accepted payment in an amount equal to the Purchase Price for such shares and the unpurchased shares of Preferred Stock surrendered, if any.

(v)           The Company shall make a public announcement of the results of the Asset Purchase Offer on or as soon as practicable after the Purchase Date.

(vi)          Notwithstanding anything herein to the contrary, if the shares of Preferred Stock are Global Preferred Stock, then any Asset Sale Offer Notice shall be delivered and such shares of Preferred Stock shall be tendered or withdrawn in accordance with the applicable procedures of the DTC.

(vii)         The Asset Sale Offer shall be made in compliance with, and subject to, all applicable laws, including federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 9(c), the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 9(c) by virtue thereof.

(viii)        If a Purchase Date is on or after a Dividend Record Date but on or prior to the related Dividend Payment Date, then any Accumulated Dividends shall be paid to the Holder of Preferred Stock at the close of business on such Dividend Record Date, and Accumulated Dividends shall not (but Accrued Dividends shall) be payable to Holders who tender shares of Preferred Stock pursuant to the Asset Sale Offer.

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10.           Conversion into Series A-1 Hybrid Preferred Stock.

On the first Trading Day following the date on which the Holder provides a certificate to the Company certifying that either (i) no filing under the HSR Act is required with respect to such Holder’s acquisition of shares of Series A-1 Hybrid Preferred Stock or (ii) the waiting period applicable to such Holder under the HSR Act with respect to such Holder’s acquisition of shares of Series A-1 Hybrid Preferred Stock has expired or terminated, each outstanding share of Preferred Stock shall be automatically and irrevocably converted (the “Series A-2 Conversion”) into one share of Series A-1 Hybrid Preferred Stock (which share of Series A-1 Hybrid Preferred Stock shall have a conversion price with respect to conversion into Common Stock equal to the conversion price then in effect under the Series A-1 Hybrid Statement of Designation), without any action required by any Holder of Preferred Stock. Each existing certificate representing shares of Preferred Stock shall be deemed to be a certificate representing the number of shares of Series A-1 Hybrid Preferred Stock into which such shares of Preferred Stock were converted; provided, that a Holder of such certificate may elect to surrender the certificate or certificates representing the shares so converted to the Company at the Company’s principal executive office, and the Company shall effect the delivery within two (2) Trading Days of such surrender of a new certificate or certificates in respect of the Series A-1 Hybrid Preferred Stock issued pursuant to the Series A-2 Conversion. The Company shall reserve and keep available for issuance such number of its authorized but unissued shares of Series A-1 Hybrid Preferred Stock equal to the number of shares of Series A-1 Hybrid Preferred Stock issuable upon conversion of all outstanding shares of Preferred Stock. The Company shall take all action permitted by law to increase the authorized number of shares of Series A-1 Hybrid Preferred Stock if at any time there shall be insufficient authorized but unissued shares of Series A-1 Hybrid Preferred Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock. The Company covenants that all Series A-1 Hybrid Preferred Stock that may be issued upon conversion of Preferred Stock shall upon issuance be duly authorized, fully paid and non-assessable. No economic rights of Holders of Preferred Stock (including, without limitation, the right to receive payment of Accumulated Dividends and Accrued Dividends through the date of a conversion) will be foregone or diminished by virtue of a conversion of the Preferred Stock pursuant to this Section 10.

11.           Certificates.

(a)           Form and Dating.

(i)            The Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company) including the legends set forth in Section 11(d). Each Preferred Stock certificate shall be dated the date of its authentication.

(ii)           Subject to Section 11(a)(iii) hereof, the Preferred Stock shall be initially issued and thereafter evidenced only in definitive, certificated form (“Certificated Preferred Stock”).

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(iii)          Upon the registration of the Preferred Stock pursuant to an effective registration statement under the Securities Act, Certificated Preferred Stock may be exchanged for a beneficial interest in one or more fully registered global certificates with the global securities legend set forth in Exhibit A hereto (the “Global Preferred Stock”), which shall be deposited on behalf of the Holders represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Preferred Stock represented by Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided.

(iv)          In the event Global Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver one or more Global Preferred Stock certificates that (A) shall be registered in the name of DTC as depository for such Global Preferred Stock or the nominee of DTC and (B) shall be delivered by the Transfer Agent to DTC or, pursuant to DTC’s instructions, held by the Transfer Agent as custodian for DTC. Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Statement with respect to any Global Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock.

(b)           Execution and Authentication. Two Officers shall sign any Preferred Stock certificate for the Company by manual or facsimile signature. If an Officer whose signature is on a Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Preferred Stock certificate, the Preferred Stock certificate shall be valid nevertheless. A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Preferred Stock certificate. The signature shall be conclusive evidence that such Preferred Stock certificate has been authenticated under this Statement. The Transfer Agent shall authenticate and deliver certificates for shares of Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Preferred Stock to be authenticated and the date on which the original issue of Preferred Stock is to be authenticated. The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Preferred Stock whenever the Transfer Agent may do so. Each reference in this Statement to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

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(c)           Transfer and Exchange.

(i)            When Certificated Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Preferred Stock certificates or to exchange such Certificated Preferred Stock for Certificated Preferred Stock representing an equal number of shares of Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred Stock surrendered for transfer or exchange:

(A)          shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the holder thereof or its attorney duly authorized in writing; and

(B)           is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (2) below, and is accompanied by the following additional information and documents, as applicable:

(1)           if such Certificated Preferred Stock is being delivered to the Transfer Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit B hereto); or

(2)           if such Certificated Preferred Stock is being transferred to the Company or to a “qualified institutional buyer” in accordance with Rule 144A or pursuant to an exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit B hereto) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with such exemption from registration under the Securities Act.

(ii)           Subject to the restrictions set forth in Section 11(a)(iii), Certificated Preferred Stock may not be exchanged for a beneficial interest in Global Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form and substance reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Preferred Stock to reflect an increase in the number of shares of Preferred Stock represented by the Global Preferred Stock, then the Transfer Agent shall cancel such Certificated Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by the Global Preferred Stock to be increased accordingly. If no Global Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Preferred Stock certificate representing the appropriate number of shares.

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(iii)          The transfer and exchange of Global Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Statement (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv)          Any Person having a beneficial interest in Global Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to another exemption from registration thereunder may upon request, but only with the consent of the Company, and if accompanied by a certification from such Person to that effect (in substantially the form of Exhibit B hereto), exchange such beneficial interest for Certificated Preferred Stock representing the same number of shares of Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any Person having a beneficial interest in Global Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the Person designated by DTC as having such a beneficial interest in a Global Preferred Stock only, then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by Global Preferred Stock to be reduced on its books and records and, following such reduction, the Company will execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Preferred Stock. Certificated Preferred Stock issued in exchange for a beneficial interest in Global Preferred Stock pursuant to this Section 11(c)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Preferred Stock to the Persons in whose names such Preferred Stock are so registered in accordance with the instructions of DTC.

(v)           Notwithstanding any other provisions of this Statement (other than the provisions set forth in Section 11(c)(vi)), Global Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(vi)          If at any time:

(A)          DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Preferred Stock and a successor depository for the Global Preferred Stock is not appointed by the Company within ninety (90) days after delivery of such notice;

(B)           DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Preferred Stock is not appointed by the Company within ninety (90) days; or

(C)           the Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Preferred Stock under this Statement,

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then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company requesting the authentication and delivery of Certificated Preferred Stock to the Persons designated by the Company, will authenticate and deliver Certificated Preferred Stock equal to the number of shares of Preferred Stock represented by the Global Preferred Stock, in exchange for such Global Preferred Stock.

(vii)         At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted or canceled, such Global Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Preferred Stock is exchanged for Certificated Preferred Stock, converted or canceled, the number of shares of Preferred Stock represented by such Global Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(d)           Legends.

(i)            Except as permitted by the following paragraph (ii), each certificate evidencing the Global Preferred Stock and the Certificated Preferred Stock shall bear a legend in substantially the following form:

“NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

“THESE SECURITIES ARE SUBJECT TO A PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF MARCH 28, 2007 AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.01 OF SUCH PREFERRED STOCK PURCHASE AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SECTION 5.01 OF SUCH PREFERRED STOCK PURCHASE AGREEMENT. THE COMPANY WILL FURNISH A COPY OF SUCH PREFERRED STOCK PURCHASE AGREEMENT TO THE RECORD HOLDER OF THE CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE COMPANY AT

Annex I - 50

ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.”

(ii)           Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Preferred Stock) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

(A)          in the case of any Transfer Restricted Security that is Certificated Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security; and

(B)           in the case of any Transfer Restricted Security that is represented by Global Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder’s request for such exchange was made in reliance on Rule 144 under the Securities Act and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth in Exhibit B hereto).

(e)           Obligations with Respect to Transfers of Preferred Stock.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Preferred Stock certificates as required pursuant to the provisions of this Section 11.

(ii)           All Preferred Stock certificates issued upon any registration of transfer or exchange of Preferred Stock certificates shall be the valid obligations of the Company, entitled to the same benefits under this Statement as the Preferred Stock certificates surrendered upon such registration of transfer or exchange.

(iii)          Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(iv)          No service charge shall be made to a Holder of Preferred Stock for any registration of transfer or exchange upon surrender of any Preferred Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Stock certificates.

(v)           Upon any sale or transfer of shares of Preferred Stock (including any Preferred Stock represented by Global Preferred Stock) pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act (and based

Annex I - 51

upon an Opinion of Counsel reasonably satisfactory to the Company if it so requests), in the case of any Certificated Preferred Stock, the Company and the Transfer Agent shall permit the holder thereof to exchange such Preferred Stock for Certificated Preferred Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Preferred Stock issuable in respect of the conversion of the Preferred Stock.

(vi)          The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Preferred Stock, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Preferred Stock). The rights of beneficial owners in any Global Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(vii)         The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Statement or under applicable law with respect to any transfer of any interest in any Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Statement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f)            Replacement Certificates. If a mutilated Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Preferred Stock certificate claims that the Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Preferred Stock certificate if the reasonable requirements of the Transfer Agent are met. If required by the Transfer Agent or the Company, such holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the holder for their expenses in replacing a Preferred Stock certificate.

(g)           Temporary Certificates. Until definitive Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Preferred Stock certificates. Temporary Preferred Stock certificates shall be substantially in the form of definitive Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Preferred Stock certificates and deliver them in exchange for temporary Preferred Stock certificates.

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(h)           Cancellation.

(i)            In the event the Company shall purchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.

(ii)           At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted, repurchased or canceled, such Global Preferred Stock shall thereupon be delivered to the Transfer Agent for cancellation.

(iii)          The Transfer Agent and no one else shall cancel and destroy all Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Preferred Stock certificates to the Company. The Company may not issue new Preferred Stock certificates to replace Preferred Stock certificates to the extent they evidence Preferred Stock which the Company has purchased or otherwise acquired.

12.           Other Provisions.

(a)           With respect to any notice to a holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

(b)           Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Texas law, will have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Preferred Stock must be in compliance with this Statement.

(c)           The shares of Preferred Stock shall be issuable only in whole shares.

(d)           Unless otherwise specifically provided herein, all notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

(e)           If at any time the Company is required to make any payment to a Holder pursuant to this Statement (including, without limitation, pursuant to Section 3(a), 4(d) or 9(c)(iv)), the Company does not have sufficient funds legally available to make such payment, the Company shall, to the extent permitted by applicable law (including the Texas Business Corporation Act), revalue its consolidated assets and liabilities and reduce its stated capital so as to increase the amount of capital and surplus legally available to enable such payment, and the Company shall make as much of such required payment as possible, ratably to each Holder in proportion to the number of shares of Preferred Stock held by such Holder, and shall thereafter from time to time, as soon as it shall have funds available therefor, make payment of as much of

Annex I - 53

the remaining amount of such required payment as it legally may until it has made such payment in its entirety. For the avoidance of doubt, such partial payments shall not reduce or waive the rights of the holders of the Preferred Stock hereunder.

(f)            All references herein to provisions of the Texas Business Corporation Act shall be deemed to be references to the analogous provisions of the Texas Corporation Law and Texas For-Profit Corporation Law upon the earlier of (i) January 1, 2010 or (ii) the date of adoption by the Company of the Texas Business Organizations Code.

Annex I - 54

EXHIBIT A

GLOBAL SECURITY LEGENDS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE& CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT OF DESIGNATION REFERRED TO BELOW.

Annex I - A-1

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:          Series A-2 Hybrid Preferred Stock (the “Preferred Stock”) of EXCO Resources, Inc. (the “Company”)

This Certificate relates to          shares of Preferred Stock held in *☐ book-entry or *☐ definitive form by                               (the “Transferor”).

The Transferor*

☐                                    has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Preferred Stock held by DTC shares of Preferred Stock in definitive, registered form equal to its beneficial interest in such Preferred Stock (or the portion thereof indicated above); or

☐                                    has requested the Transfer Agent by written order to exchange or register the transfer of such shares of Preferred Stock.

In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Statement of Designation relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because *:

☐                                    Such Preferred Stock is being acquired for the Transferor’s own account without transfer.

☐                                    Such Preferred Stock is being transferred to the Company.

☐                                    Such Preferred Stock is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).

[INSERT NAME OF TRANSFEROR]

by:

Date:

*                                         Please check applicable box.

Annex I - B-1

ANNEX II

ADDITIONAL TERMS
OF
SERIES A-2 HYBRID PREFERRED STOCK
OF
EXCO RESOURCES, INC.

2.             Definitions. As used herein, the following terms shall have the following meanings:

(a)           “7.0% Statements” means the Statements of Designation with respect to each series of 7.0% Preferred Stock.

(b)           “7.0% Preferred Stock” means, collectively, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

(c)           “Accrued Dividends” means, with respect to any share of Preferred Stock, as of any date, the accrued and unpaid dividends on such share from and including the most recent Dividend Payment Date (or the Original Issue Date, if such date is prior to the first Dividend Payment Date) through and including such date.

(d)           “Accumulated Dividends” means, with respect to any share of Preferred Stock, as of any date, the aggregate accumulated and unpaid dividends on such share from the Original Issue Date to, but excluding, the most recent Dividend Payment Date that occurred on or prior to such date.

(e)           “Additional Assets” means (i) any property, plant or equipment or other assets (including Capital Stock of a Person engaged in a Related Business) used in a Related Business, (ii) the Capital Stock of a Person that becomes a Subsidiary of the Company as a result of the acquisition of such Capital Stock by the Company or another Subsidiary of the Company, or (iii) Capital Stock constituting a minority interest in any Person that at such time is a Subsidiary; provided, however, that any such Subsidiary described in clause (ii) or (iii) above is primarily engaged in a Related Business.

(f)            “Additional Directors” has the meaning set forth in Section 3(c)(i).

(g)           “Adjusted Consolidated Net Tangible Assets” or “ACNTA” means (without duplication), as of the date of determination:

(i)            the sum of:

(A)          discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the fiscal year ending at least 45 days prior to the date of determination, which reserve report is prepared or audited by

Annex II - 1

independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report) of:

(1)           estimated proved crude oil and natural gas reserves of the Company and its Subsidiaries attributable to acquisitions consummated since the date of such reserve report, and

(2)           estimated crude oil and natural gas reserves of the Company and its Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to:

(3)           estimated proved crude oil and natural gas reserves of the Company and its Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

(4)           reductions in the estimated oil and natural gas reserves of the Company and its Subsidiaries reflected in such reserve report since the date of such reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such reserve report which would, in accordance with standard industry practice, result in such determinations, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such reserve report);

provided, however, that, in the case of each of the determinations made pursuant to clauses (1) through (4), such increases and decreases shall be estimated by the Company’s engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer;

(B)           the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company’s books

Annex II - 2

and records as of a date no earlier than the end of the most recent fiscal quarter for which financial statements of the Company have been made publicly available prior to the date of determination;

(C)           the Net Working Capital as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of determination; and

(D)          the greater of (1) the net book value as of a date no earlier than the end of the most recent fiscal quarter ending at least 45 days prior to the date of determination and (2) the appraised value, as estimated by independent appraisers, of all other tangible assets, including mineral rights held under leases or other contractual arrangements, of the Company and its Subsidiaries as of a date no earlier than the most recent fiscal year ending at least 45 days prior to the date of determination (provided, however, that the Company shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed); minus

(ii)           to the extent not otherwise taken into account in the immediately preceding clause (i), the sum of

(A)          minority interests;

(B)           any natural gas balancing liabilities of the Company and its Subsidiaries reflected in the Company’s latest audited consolidated financial statements;

(C)           the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(D)          the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(E)           the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar Denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (i) (A) (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Subsidiaries with respect to Dollar Denominated Production Payments on the schedules specified with respect thereto.

Annex II - 3

Whether or not the Company uses the successful efforts method of accounting or the full cost (or similar method) method of accounting, ACNTA will be calculated as if the Company were using the full cost (or similar method) method of accounting.

(h)           “Agent Members” has the meaning set forth in Section 11(a)(iv).

(i)            “Articles of Incorporation” has the meaning set forth in the recitals.

(j)            “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(i)            any shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary);

(ii)           all or substantially all the assets of any division or line of business of the Company or any Subsidiary; or

(iii)          any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary

(other than, in the case of (i), (ii) and (iii) above, (A) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Subsidiary, (B) a disposition of assets in a single transaction or a series of related transactions with a fair market value of less than $25.0 million; (C) a disposition of cash or Temporary Cash Investments; (D) the trade or exchange by the Company or any Subsidiary of any oil or natural gas property or interest therein of the Company or such Subsidiary for any oil or natural gas property or interest therein of another Person or for the Capital Stock of a Person engaged in the Oil and Gas Business, including any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the oil or natural gas property or interest therein received by the Company or any Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the fair market value (as determined in good faith by the Board of Directors, which determination shall be conclusive evidence of compliance with this provision and which shall be evidenced by a resolution) of the oil or natural gas property or interest therein or Capital Stock of a Person engaged in the Oil and Gas Business (including any cash or cash equivalents) so traded or exchanged; and (E) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien)).

(k)           “Asset Sale Offer” has the meaning set forth in Section 9(c)(ii).

(l)            “Asset Sale Offer Notice” has the meaning set forth in Section 9(c)(iii).

(m)          “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at a rate of 7¼% per annum, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for

Annex II - 4

which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

(n)           “Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (ii) the sum of all such payments.

(o)           “Board of Directors” means the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(p)           “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions are not required to be open in the State of New York.

(q)           “Calendar Quarter” means each three-month quarterly period ended March 31, June 30, September 30 or December 31.

(r)            “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

(s)           “Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preference Stock, but excluding any debt securities convertible into such equity.

(t)            “Certificated Preferred Stock” has the meaning set forth in Section 11(a)(ii).

(u)           “Change of Control” means the occurrence of any of the following events:

(i)            the occurrence of a “Change of Control” as such term is defined in the Credit Facility, while such Credit Facility remains in effect, or of any similar event as set forth in any other agreement governing Indebtedness of the Company or any of its Subsidiaries in excess of $100.0 million, while such agreement remains in effect;

(ii)           the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets (determined on a consolidated basis) to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act);

Annex II - 5

(iii)          the consolidation or merger of the Company with or into any other Person or the merger of another Person with or into the Company, following which the holders of 100% of the Voting Stock of the Company immediately prior to the consummation of such consolidation or merger do not beneficially own more than 50% of the Voting Stock of the continuing or surviving corporation immediately after such transaction;

(iv)          the acquisition, directly or indirectly, by any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Voting Stock of the Company; or

(v)           the Board of Directors (excluding any Preferred Directors and any Additional Directors) shall not consist of at least 66 2/3% of Continuing Directors.

(v)           “Change of Control Notice” has the meaning set forth in Section 4(b).

(w)          “Change of Control Offer” has the meaning set forth in Section 4(a).

(x)            “Change of Control Payment Date” has the meaning set forth in Section 4(b)(iii).

(y)           “Change of Control Price” has the meaning set forth in Section 4(a).

(z)            “Combined Holders” means as of any date the holders of at least 60% of the then-outstanding shares of Hybrid Preferred Stock and 7.0% Preferred Stock, voting together as a single class.

(aa)         “Common Stock” means the common stock, par value $0.001 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

(bb)         “Company” has the meaning set forth in the recitals.

(cc)         “Consolidated EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(i)            all income tax expense of the Company and its consolidated Subsidiaries;

(ii)           Consolidated Interest Expense;

(iii)          depreciation, depletion, exploration and amortization expense of the Company and its consolidated Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

Annex II - 6

(iv)          all other non-cash charges of the Company and its consolidated Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period other than non-cash charges resulting from the application of FAS 143), in each case for such period, and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of:

(A)          the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments; and

(B)           amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar Denominated Production Payments.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Subsidiary shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its shareholders.

(dd)         “Consolidated EBITDA Ratio” as of any date of determination means the ratio of

(i)            the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending (a) at least 45 days prior to the date of such determination or (b) if the Company is on the date of such determination an “accelerated filer,” the earlier of 45 days prior to the date of such determination or the date of filing of the Company’s most recent Quarterly Report on Form 10-Q filed by the Company as an “accelerated filer” to

(ii)           Consolidated Interest Expense for such four fiscal quarters;

provided, however, that

(A)          if the Company or any Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Ratio is an Incurrence of Indebtedness, or both, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period,

Annex II - 7

(B)           if the Company or any Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated EBITDA Ratio, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

(C)           if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, Consolidated EBITDA for such period shall be reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to Consolidated EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and the continuing Subsidiaries are no longer liable for such Indebtedness after such sale),

(D)          if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such acquisition occurred on the first day of such period, and

(E)           if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any Asset Disposition or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or acquisition occurred on the first day of such period .

Annex II - 8

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof).

If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

(ee)         “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Subsidiaries, without duplication,

(i)            interest expense attributable to Capital Lease Obligations;

(ii)           amortization of debt discount and debt issuance costs;

(iii)          capitalized interest;

(iv)          non-cash interest expense;

(v)           commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(vi)          net payments pursuant to Currency Agreements and Interest Rate Agreements;

(vii)         dividends accrued in respect of all of its Preference Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preference Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

(viii)        interest incurred in connection with investments in discontinued operations;

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(ix)           interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Subsidiary; and

(x)            the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

provided, however, that there shall be excluded from Consolidated Interest Expense any non-cash amortization or write-off of fees and expenses incurred in connection with the completion of (i) the issuance of the 7.0% Preferred Stock, (ii) the issuance of the Hybrid Preferred Stock, (iii) the transactions with Anadarko Petroleum Corporation and certain of its affiliates as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, (vi) the repayment of the EXCO Partners Operating Partnership, LP Senior Term Credit Agreement, dated October 2, 2006, and the amendment and restatement of its Senior Revolving Credit Agreement, dated October 2, 2006, as of the Original Issue Date, (v) the payment in connection with the termination of the Company’s Second Amended and Restated Equity Contribution Agreement, dated October 13, 2006 on the Original Issue Date, and (vi) the amendment and restatement of the Company’s Amended and Restated Credit Agreement, dated March 17, 2006, on or before May 2, 2007.

(ff)           “Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(i)            any net income of any Person (other than the Company) if such Person is not a Subsidiary, except that

(A)          subject to the exclusion contained in clause (iv) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Subsidiary, to the limitations contained in clause (iii) below); and

(B)           the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(ii)           any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

(iii)          any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that

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(A)          subject to the exclusion contained in clause (iv) below, the Company’s equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed (or, if greater, for purposes of calculation of the Consolidated EBITDA Ratio only, permitted at the date of determination to be distributed) by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Subsidiary, to the limitation contained in this clause); and

(B)           the Company’s equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income;

(iv)          any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(v)           any impairment losses on oil and natural gas properties;

(vi)          extraordinary gains or losses;

(vii)         any unrealized non cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133) and any termination losses or charges incurred with respect to the termination of Hedging Obligations;

(viii)        any non cash compensation charge arising from any grant of stock, stock options or other equity based awards; and

(ix)           the cumulative effect of a change in accounting principles;

in each case, for such period.

(gg)         “Continuing Directors” means individuals who are directors of the Company on the Original Issue Date (other than any Preferred Directors or whose election was approved by a vote of a majority of individuals who were Continuing Directors.

(hh)         “Conversion Default” has the meaning set forth in Section 3(b).

(ii)           “Convertible Securities” means indebtedness or shares of Capital Stock convertible into or exchangeable for Common Stock.

(jj)           “Credit Facility” means the Amended and Restated Credit Agreement, dated as of March 17, 2006, as amended, by and among the Company, certain of its Subsidiaries, the lenders defined therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Lead Arranger, together with the related documents thereto, as amended, extended, renewed, restated, supplemented or otherwise modified

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(in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other lender or group of lenders.

(kk)         “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

(ll)           “Default” means (i) the Company’s failure to pay any dividend on the Hybrid Preferred Stock on the applicable Dividend Payment Date, (ii) the Company’s violation of Section 3(c)(ii), Section 3(d) or Section 3(e) of this Statement, (iii) the Company’s failure to comply with its obligations under Section 4 of this Statement (other than the failure to purchase the Hybrid Preferred Stock as required under Section 4 of this Statement), (iv) the Company’s failure to comply with its obligations under Section 8 of this Statement (other than the failure to redeem the Hybrid Preferred Stock as required by Section 8 of this Statement), (v) the Company’s failure to purchase or redeem the Hybrid Preferred Stock when required under Section 4 or Section 8 of this Statement, (vi) the Company’s failure to comply with its obligations under Section 9 of this Statement or (vii) the failure to maintain the listing of the Common Stock on the NYSE or another U.S. national securities exchange, and, in the case of clauses (iii), (iv) and (vi), such default continues for 30 days after the Company’s receipt of a Default Notice.

(mm)       “Default Notice” means written notice of an event described in the definition of “Default” given to the Company by the Holders of 25% or more of the then-outstanding shares of Hybrid Preferred Stock specifying the default, directing that the default be remedied and stating that such notice is a “Default Notice.”

(nn)         “Disqualified Junior Stock” means, any Junior Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(i)            requires the payment of cash dividends;

(ii)           matures or is mandatorily redeemable (other than redeemable only for Capital Stock which is not itself Disqualified Junior Stock) pursuant to a sinking fund obligation or otherwise;

(iii)          is convertible or exchangeable at the option of the holder for Indebtedness, Disqualified Junior Stock or Disqualified Stock; or

(iv)          is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part,

in each case on or prior to the 91st day after the Mandatory Redemption Date or the Conversion; provided, however, that any Junior Stock that would not constitute Disqualified Junior Stock but for the provisions thereof giving holders thereof the right to require the Company to purchase or redeem such Junior Stock upon the occurrence of an “asset sale” or “change of control”

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occurring prior to the 91st day after the Mandatory Redemption Date or the Conversion shall not constitute Disqualified Junior Stock if (A) the “asset sale” or “change of control” provisions applicable to such Junior Stock are not more favorable to the holders of such Junior Stock than the terms applicable to the Hybrid Preferred Stock contained in Section 9(c) and Section 4, respectively, of Annex I and Annex II to the Hybrid Statements, and (B) any such requirement only becomes operative after compliance with such terms applicable to the Hybrid Preferred Stock, including the purchase of any shares of Hybrid Preferred Stock tendered pursuant thereto.

(oo)         “Disqualified Stock” means, with respect to any Person, any Capital Stock (other than the Hybrid Preferred Stock) which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(i)            matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(ii)           is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(iii)          is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part,

in each case on or prior to March 30, 2017; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for the provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to March 30, 2017 shall not constitute Disqualified Stock if (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Hybrid Preferred Stock contained in Section 9(c) and Section 4, respectively, of Annex I and Annex II to the Hybrid Statements and (B) any such requirement only becomes operative after compliance with such terms applicable to the Hybrid Preferred Stock, including the purchase of any shares of Hybrid Preferred Stock tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined as provided in this Statement; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

(pp)         “Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2007.

(qq)         “Dividend Rate” means, for any period, 11.0% per annum.

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(rr)           “Dividend Record Date” means, with respect to any dividend payable on a Dividend Payment Date, the preceding February 28, May 31, August 31 and November 30 and, with respect to any dividend payable on any other date, such date as may be determined by the Board of Directors.

(ss)         “Dollar Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

(tt)           “DTC” means The Depository Trust Company.

(uu)         “EPOP Credit Facility” means the Senior Revolving Credit Agreement, dated October 2, 2006, among EXCO Partners Operating Partnership, LP, certain of its subsidiaries and JPMorgan Chase Bank, N.A., as Administrative Agent, together with the related documents thereto, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such EPOP Credit Facility or a successor EPOP Credit Facility, whether by the same or any other lender or group of lenders.

(vv)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(ww)       “Foreign Subsidiary” means any Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

(xx)          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Original Issue Date, including those set forth in:

(i)            the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(ii)           statements and pronouncements of the Financial Accounting Standards Board;

(iii)          such other statements by such other entity as approved by a significant segment of the accounting profession; and

(iv)          the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Statement shall be computed in conformity with GAAP.

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(yy)         “Global Preferred Stock” has the meaning set forth in Section 11(a)(iii).

(zz)          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(i)            to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(ii)           entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

(aaa)       “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Oil and Natural Gas Hedging Contract, Interest Rate Agreement or Currency Agreement.

(bbb)      “Holder” or “holder” means a holder of record of shares of the Preferred Stock.

(ccc)       “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(ddd)      “Hybrid Preferred Stock” means, collectively, the Series A-1 Hybrid Preferred Stock and the Preferred Stock.

(eee)       “Hybrid Statements” means the Statements of Designation with respect to each series of Hybrid Preferred Stock.

(fff)         “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

(ggg)      “Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i)            the principal in respect of (1) indebtedness of such Person for money borrowed and (2) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each

Annex II - 15

case, any premium on such indebtedness to the extent such premium has become due and payable;

(ii)           all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(iii)          all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(iv)          all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(v)           the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person, or with respect to any Subsidiary of such Person, the amount of all obligations of such Subsidiary with respect to any Preference Stock of such Subsidiary, in either case the principal amount of such Disqualified Stock or Preference Stock to be determined in accordance with this Statement;

(vi)          all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(vii)         all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured;

(viii)        to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(ix)           any Guarantee by such Person of production or payment with respect to Production Payments and Reserve Sales.

Except as expressly provided in clause (ix) above, Production Payments and Reserve Sales shall not constitute “Indebtedness”.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business or assets, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business or assets after the closing; provided, however, that, at the time of closing, the amount of any such

Annex II - 16

payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

(hhh)      “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

(iii)          “Issue Date” means with respect to a share of Preferred Stock, the date of issuance of such share of Preferred Stock.

(jjj)          “Junior Stock” means all classes of common stock of the Company and each other class of capital stock or series of preferred stock established after the Original Issue Date by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Preferred Stock as to dividend rights or rights upon a Liquidation.

(kkk)       “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

(lll)          “Liquidation” means the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

(mmm)    “Liquidation Preference” means, with respect to each share of Preferred Stock, $10,000.00.

(nnn)      “Mandatory Redemption Date” has the meaning set forth in Section 8(a).

(ooo)      “Mandatory Redemption Price” has the meaning set forth in Section 8(a).

(ppp)      “Material Change” means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated development costs) of more than 50% during a fiscal quarter in the discounted future net revenues from proved oil and natural gas reserves of the Company and its Subsidiaries, calculated in accordance with clause (i)(A) of the definition of ACNTA; provided, however, that the following will be excluded from the calculation of Material Change:

(i)            any acquisitions during the fiscal quarter of oil and natural gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

Annex II - 17

(ii)           any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with the covenant described under Section 9(c).

(qqq)      “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

(rrr)         “Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and cash proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of (without duplication):

(i)            all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(ii)           all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(iii)          all distributions and other payments required to be made to minority interest holders in Subsidiaries of the Company as a result of such Asset Disposition;

(iv)          the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Subsidiary of the Company after such Asset Disposition; and

(v)           any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Subsidiary of the Company.

(sss)       “Net Working Capital” of the Company means:

(i)            all current assets of the Company and its Subsidiaries, except current assets from commodity price risk management activities arising in the ordinary course of business; minus

(ii)           all current liabilities of the Company and its Subsidiaries, except current liabilities included in Indebtedness and current liabilities from commodity price risk

Annex II - 18

management activities arising in the ordinary course of business, determined in accordance with GAAP.

(ttt)         “NYSE” means the New York Stock Exchange, Inc.

(uuu)      “NYSE Approval Date” means the date on which the NYSE Shareholder Approval is obtained.

(vvv)      “NYSE Approval Proposal” means the proposal to approve (i) the designations, preferences, limitations and relative rights set forth on Annex III to the Hybrid Statements, including the convertibility of the Hybrid Preferred Stock into Common Stock, (ii) the issuance of all of the shares of Common Stock issuable upon the conversion of the Hybrid Preferred Stock and (iii) the removal of the restrictions on adjustments to the Conversion Price (as defined in the 7.0% Statements) of the 7.0% Preferred Stock as set forth in Section 10 of the 7.0% Statements, each in accordance with the rules of the NYSE or any other U.S. national securities exchange on which the Common Stock is then listed.

(www)    “NYSE Shareholder Approval” means the requisite approval of the NYSE Approval Proposal, as required by the NYSE or any other U.S. national securities exchange on which the Common Stock is then listed, by the holders of the Capital Stock of the Company entitled to vote.

(xxx)        “Officer” means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

(yyy)      “Officers’ Certificate” means a certificate signed by two Officers.

(zzz)        “Oil and Gas Business” means:

(i)            the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, natural gas, and other hydrocarbon and mineral properties;

(ii)           the gathering, marketing, distribution, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons;

(iii)          any business relating to or arising from exploration for or exploitation, development, production, treatment, processing, storage, refining, transportation, gathering or marketing of oil, natural gas, other hydrocarbons and minerals and products produced in association therewith;

(iv)          any other related energy business, including power generation and electrical transmission business where fuel required by such business is supplied, directly or indirectly, from oil, natural gas, other hydrocarbons and minerals produced substantially from properties in which the Company or its Subsidiaries, directly or indirectly, participate;

(v)           any business relating to oil field sales and service; and

Annex II - 19

(vi)          any activity necessary, appropriate or incidental to the activities described in the preceding clauses (i) through (v) of this definition.

(aaaa)     “Oil and Natural Gas Hedging Contract” means any oil and natural gas hedging agreement and other agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in oil and natural gas prices.

(bbbb)    “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

(cccc)     “Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(dddd)    “Optional Redemption Price” has the meaning set forth in Section 8(b).

(eeee)     “Original Issue Date” means March 30, 2007.

(ffff)        “Parity Stock” means the 7.0% Preferred Stock, the Hybrid Preferred Stock (other than the Preferred Stock) and any class of capital stock or series of preferred stock established after the Original Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend rights or rights upon a Liquidation.

(gggg)    “Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(hhhh)    “Preference Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any series, class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other series or class of such Person.

(iiii)         “Preferred Directors” means the members of the Board of Directors elected by the holders of the Series A-1 Preferred Stock, the Series B Preferred Stock and/or the Series C Preferred Stock in accordance with the respective Statements of Designation therefor.

(jjjj)         “Preferred Stock” has the meaning set forth in Section 1(a).

(kkkk)     “Production Payments and Reserve Sales” means the grant or transfer to any Person of a Dollar Denominated Production Payment, Volumetric Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties.

(llll)         “Purchase Date” has the meaning set forth in Section 9(c)(iii)(C).

Annex II - 20

(mmmm) “Purchase Price” has the meaning set forth in Section 9(c)(ii).

(nnnn)    “Redemption Date” has the meaning set forth in Section 8(c).

(oooo)    “Redemption Notice” has the meaning set forth in Section 8(c).

(pppp)    “Redemption Price” has the meaning set forth in Section 8(c).

(qqqq)    “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

(rrrr)        “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Subsidiary of the Company existing on the Original Issue Date or Incurred in compliance with this Statement, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(i)            such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(ii)           such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

(iii)          such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and

(iv)          if the Indebtedness being Refinanced is subordinated in right of payment to the Senior Notes, such Refinancing Indebtedness is subordinated in right of payment to the Senior Notes at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary of the Company that Refinances Indebtedness of the Company or (B) Indebtedness of the Company that Refinances Indebtedness of a Subsidiary.

(ssss)     “Register” has the meaning set forth in Section 4(b).

(tttt)        “Related Business” means any Oil and Gas Business and any other business in which the Company or any Subsidiary of the Company was engaged on the Original Issue Date and any business related, ancillary or complementary to such business.

(uuuu)    “Required Holders” means as of any date the holders of at least 60% of the then-outstanding shares of Hybrid Preferred Stock, voting together as a single class.

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(vvvv)    “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Subsidiary on January 20, 2004 or thereafter acquired by the Company or a Subsidiary whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

(wwww) “SEC” or “Commission” means the United States Securities and Exchange Commission.

(xxxx)       “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(yyyy)    “Senior Indenture” means that certain Indenture, dated January 20, 2004, by and among the Company, the guarantors listed on the signature pages thereto, and Wilmington Trust Company, as trustee, as in effect on the Original Issue Date.

(zzzz)       “Senior Notes” means the 7¼% Senior Notes due 2011 issued pursuant to the Senior Indenture.

(aaaaa)   “Senior Stock” means each class of capital stock or series of preferred stock established after the Original Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon a Liquidation.

(bbbbb)  “Series A-1 Hybrid Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series A-1 Hybrid Preferred Stock” having the rights and privileges set forth in the Series A-1 Hybrid Statement of Designation.

(ccccc)   “Series A-1 Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

(ddddd)  “Series A-2 Conversion” has the meaning set forth in Section 10.

(eeeee)   “Series A-2 Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock.”

(fffff)       “Series A-2 Required Holders” means as of any date the holders of a majority of the then-outstanding shares of Preferred Stock.

(ggggg)  “Series B Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series B 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series B 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

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(hhhhh)  “Series C Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series C 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series C 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

(iiiii)        “Shareholder Meeting” means the annual or special meeting of the shareholders to be called by the Company for the purpose of obtaining the NYSE Shareholder Approval and electing the Preferred Directors.

(jjjjj)        “Significant Subsidiary” has the meaning set forth in Section 1-02(w) of Regulation S-X under the Securities Act.

(kkkkk)   “Standard & Poor’s” means Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

(lllll)        “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

(mmmmm)              “Statement” means this Statement of Designation with respect to the Preferred Stock, as amended from time to time.

(nnnnn)  “Subsidiary” means, with respect to any Person, (i) any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person, (ii) a partnership or limited liability company of which such Person or one of its Subsidiaries is the general partner or managing member, as applicable, or (iii) any other Person in which such Person has the power to elect or direct the election of at least a majority of the directors or other governing body of such Person. Notwithstanding anything to the contrary contained in this Statement, all references to the Company and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include the Company and its Subsidiaries as to which financial statements are prepared on a consolidated basis in accordance with GAAP and to financial information prepared on such a consolidated basis.

(ooooo)  “Temporary Cash Investments” means any of the following:

(i)            any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(ii)           investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America,

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and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(iii)          investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Subsidiary maintains an office or is engaged in the Oil and Gas Business; provided, however, that (A) all such deposits have been made in such accounts in the ordinary course of business and (B) such deposits do not at any one time exceed $10.0 million in the aggregate;

(iv)          repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above;

(v)           investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard & Poor’s;

(vi)          investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and

(vii)         investments in money market funds that invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

(ppppp)  “Tender Price” has the meaning set forth in Section 4(k).

(qqqqq)  “Trading Day” means a day during which trading securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal national securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national securities exchange, on the automated quotation system on which the Common Stock is then authorized for quotation.

(rrrrr)       “Transfer Agent” means Continental Stock Transfer & Trust Company, the Company’s duly appointed transfer agent, registrar and conversion and dividend disbursing agent for the Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with at least ten days’ prior notice to the Transfer Agent; provided, that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

(sssss)   “Transfer Restricted Securities” means each share of Preferred Stock until (i) the date on which the resale of such security has been effectively registered under the Securities Act and disposed of in accordance therewith or (ii) the date on which such security is

Annex II - 24

distributed to the public pursuant to Rule 144 under the Securities Act or is eligible for sale pursuant to Rule 144(k) under the Securities Act.

(ttttt)       “Triggering Date” means the earliest of (i) the date of the first shareholder meeting of the Company at which the NYSE Approval Proposal is submitted for shareholder approval and is not approved and adopted by the requisite vote of the shareholders of the Company, (ii) the date that is 30 days following an adjournment of the first shareholder meeting of the Company called for the purpose of submitting the NYSE Approval Proposal for shareholder approval and (iii) March 31, 2008.

(uuuuu)  “U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

(vvvvv)  “Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

(wwwww)              “Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote for the election of directors or other members of the governing body of such Person (other than solely by reason of a contingency).

(xxxxx)     “Wholly Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

3.             Dividends.

(a)           The Holders of shares of Preferred Stock shall be entitled to receive, when, as and if authorized or declared by the Board of Directors out of funds legally available for that purpose (subject to Section 12(e)), on each Dividend Payment Date cash dividends on each share of Preferred Stock, at a rate per annum equal to the Dividend Rate on the sum of (i) the Liquidation Preference and (ii) Accumulated Dividends as of the Dividend Payment Date on which such dividend is required to be paid, subject to increase as set forth in Sections 3(b) and 3(c). Dividends shall be cumulative from the Issue Date and shall be payable quarterly in arrears, if, as and when so authorized and declared by the Board of Directors, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Original Issue Date; provided, that if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day. Each dividend shall be payable to the Holders of Preferred Stock, as they appear on the Register at the close of business on the corresponding Dividend Record Date. All dividends paid with respect to shares of Preferred Stock shall be paid pro rata to the Holders entitled thereto. The amount of dividends payable per share of Preferred Stock for each full quarterly dividend period shall be computed by dividing the applicable Dividend Rate by four and

Annex II - 25

multiplying the resulting number by the sum of (i) the Liquidation Preference and (ii) Accumulated Dividends as of the applicable Dividend Payment Date on which such dividend is required to be paid in respect of such share. The amount of dividends payable for the initial dividend period, or any other period shorter or longer than a full dividend period, shall be computed on the basis of twelve 30-day months and a 360-day year. Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward).

(b)           Subject to Section 7(a), if the NYSE Shareholder Approval shall not have been obtained by the 180th day after the Original Issue Date, subject to extension as set forth in Section 7(b) (a “Conversion Default”), then the Dividend Rate shall be increased by 0.50% per annum for the first 90-day period from and including the date on which the Conversion Default shall occur, and thereafter for each subsequent 90-day period at an additional rate of 0.50% per annum (up to a maximum rate of 18.00% per annum), through but excluding the date on which the Conversion Default shall have been cured or waived by the Required Holders.

(c)           Upon the occurrence of a Default:

(i)            the Combined Holders will have the right to elect four additional directors to the Board of Directors (the “Additional Directors”) as provided in Section 5(b) to serve through and including the date on which such Default is cured or waived by the Combined Holders. Notwithstanding the foregoing, upon the occurrence of a Default prior to the date of the Shareholder Meeting at which the initial four Preferred Directors are elected, the number of Additional Directors that may be elected shall be increased by two directors until such Shareholder Meeting. At the Shareholder Meeting at which the initial four Preferred Directors are elected, if the number of Additional Directors then serving on the Board of Directors exceeds four, the Combined Holders shall cause such excess Additional Directors to resign effective as of the date of such Shareholder Meeting. The number of Additional Directors shall not exceed four at any time (or six prior to the Shareholder Meeting at which the initial four Preferred Directors are elected) regardless of the occurrence of one or more Defaults as set forth in the 7.0% Statements or the Hybrid Statements;

(ii)           the Company shall be prohibited from declaring or paying any dividends or distributions on (other than cash paid in lieu of fractional shares), or otherwise repurchasing, redeeming or otherwise acquiring any shares of, Capital Stock of the Company (other than the 7.0% Preferred Stock and Hybrid Preferred Stock and shares of Junior Stock pursuant to any bona fide employee or director incentive or benefit plan or arrangement of the Company or any Subsidiary heretofore or hereafter adopted by the Board of Directors or the cashless exercise of Options) or any of its Subsidiaries until the date on which such Default is cured or waived by the Required Holders; and

(iii)          the Dividend Rate shall increase by 3.00% (except for a Default described in clause (iii) of the definition thereof, for which the increase shall be 6.00%) from and including the date on which the Default shall occur and be continuing through but excluding the date on which the Default is cured or waived by the Required Holders; provided that the Dividend Rate shall not be increased pursuant to this Section 3(c)(iii) in connection with a Conversion Default; and provided, further, that the Dividend Rate shall not be increased further

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pursuant to this Section 3(c)(iii) for a subsequent Default occurring while the Dividend Rate is already increased pursuant to this Section 3(c)(iii).

(d)           Accumulated Dividends for any past dividend periods may be authorized or declared and paid at any time and for any such interim periods, without reference to any regular Dividend Payment Date, to Holders of record on the Dividend Record Date for such dividend of Accumulated Dividends. No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock or Parity Stock with respect to any dividend period unless all dividends (including any Accumulated Dividends) for all preceding dividend periods have been declared and paid, or declared and a sufficient sum of cash sufficient for the payment thereof is set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock and Parity Stock (or, in the case of the Convertible Preferred Stock, added to the Liquidation Preference thereof as permitted by the terms thereof). Notwithstanding the foregoing, if full cumulative dividends have not been paid on the Preferred Stock and all Parity Stock, all dividends declared and paid on the Preferred Stock and such Parity Stock shall be declared and paid pro rata so that the amounts of dividends declared and paid per share on the Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such Parity Stock bear to each other.

(e)           No dividends, rights offers or other distributions (other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Junior Stock, nor may any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Junior Stock) by or on behalf of the Company or any of its Subsidiaries while the Preferred Stock is outstanding. The restrictions set forth in this Section 3(e) shall not apply to the purchase or other acquisition of Junior Stock pursuant to any bona fide employee or director incentive or benefit plan or arrangement of the Company or any Subsidiary heretofore or hereafter adopted by the Board of Directors or the cashless exercise of Options.

4.             Change of Control.

(a)           In connection with the occurrence of a Change of Control, the Company shall make an offer to purchase all of the outstanding shares of Preferred Stock (a “Change of Control Offer”) for an amount of cash per share of Preferred Stock equal to 101% of the Liquidation Preference as of the Change of Control Payment Date, plus Accumulated Dividends and Accrued Dividends through the Change of Control Payment Date (the “Change of Control Price”) on the terms set forth in this Section 4.

(b)           Within ten (10) Trading Days after the occurrence of a Change of Control, the Company shall give notice of such Change of Control (the “Change of Control Notice”) by first class mail to each Holder of Preferred Stock at such Holder’s address appearing in the securities register maintained in respect of the Preferred Stock by the Transfer Agent or the Company (the “Register”). Such Change of Change of Control Notice shall state:

(i)            the event causing such Change of Control and the date of occurrence of such Change of Control;

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(ii)           that a Change of Control Offer is being made pursuant to this Section 4 and that all shares of Preferred Stock tendered will be accepted for payment;

(iii)          the Change of Control Price and the period of time during which the Company may accept for payment shares of Preferred Stock, which shall be as soon after the date of the notice as legally permissible and shall terminate no earlier than 30 days and not later than 60 days from the date the Change of Control Offer is commenced (such termination date, as it may be extended pursuant to Section 4(c), the “Change of Control Payment Date”);

(iv)          that any shares of Preferred Stock not tendered for payment pursuant to the Change of Control Offer shall continue to accrue dividends and be convertible in accordance with the terms thereof;

(v)           that, unless the Company defaults in the payment of the Change of Control Price, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends on the Change of Control Payment Date;

(vi)          that any Holder electing to have shares of Preferred Stock repurchased in the Change of Control Offer shall be required to surrender such certificates representing the shares of Preferred Stock to the Company or its designated agent at the address specified in the Change of Control Notice prior to the close of business on the Change of Control Payment Date;

(vii)         that any Holder of Preferred Stock shall be entitled to withdraw such election if the Company or its designated agent receives, not later than the close of business on the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of such shares of Preferred Stock, the number of shares of Preferred Stock such Holder delivered for purchase and a statement of the number of shares of Preferred Stock for which such Holder is withdrawing its election to have such shares of Preferred Stock repurchased;

(viii)        that a Holder whose shares of Preferred Stock are being purchased only in part shall be issued a new certificate, of like tenor, for the unpurchased shares of Preferred Stock represented by any certificate surrendered; and

(ix)           the instructions that Holders of Preferred Stock must follow in order to tender their shares of Preferred Stock.

(c)           If the aggregate Liquidation Preference as of the Change of Control Payment Date of shares of Hybrid Preferred Stock that will remain outstanding after the Company’s repurchase of the shares of Hybrid Preferred Stock tendered pursuant to the Change of Control Offer is less than $200 million, then the Company shall extend the Change of Control Payment Date by ten (10) days and shall announce such extension in compliance with Rule 14e-1(d) under the Exchange Act. The Company shall not extend the Change of Control Payment Date more than once pursuant to this Section 4(c).

(d)           On the Change of Control Payment Date, the Company shall, to the extent of funds legally available therefor (subject to Section 12(e)), accept for payment the shares of

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Preferred Stock tendered and not withdrawn pursuant to the Change of Control Offer. On the Business Day immediately following the Change of Control Payment Date, the Company shall deposit with a paying agent an amount equal to the aggregate Change of Control Price in respect of all shares of Preferred Stock so tendered and not withdrawn. The paying agent shall promptly mail to each Holder of shares of Preferred Stock so accepted payment in an amount equal to the Change of Control Price for such shares and new certificates for the unpurchased shares of Preferred Stock surrendered, if any.

(e)           The Company shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)            Notwithstanding anything herein to the contrary, if the shares of Preferred Stock are Global Preferred Stock, then any Change of Control Notice shall be delivered and such shares of Preferred Stock shall be tendered or withdrawn in accordance with the applicable procedures of the DTC.

(g)           The Change of Control shall be made in compliance with, and subject to, all applicable laws, including federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4 by virtue thereof.

(h)           The Company shall not be required to make a Change of Control Offer in connection with a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4 and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

(i)            If a Change of Control Payment Date is on or after a Dividend Record Date but on or prior to the related Dividend Payment Date, then any Accumulated Dividends shall be paid to the Holder of Preferred Stock at the close of business on such Dividend Record Date, and Accumulated Dividends shall not (but Accrued Dividends shall) be payable to Holders who tender shares of Preferred Stock pursuant to the Change of Control Offer.

(j)            If the Company has extended the Change of Control Payment Date pursuant to Section 4(c), and on the Trading Day following the Change of Control Payment Date shares of Hybrid Preferred Stock with an aggregate Liquidation Preference of less than $200 million remain outstanding, the Company shall have the right to redeem all, but not less than all, such remaining shares of Hybrid Preferred Stock for cash at a price per share equal to the Liquidation Preference, plus Accumulated Dividends and Accrued Dividends through the Redemption Date, in immediately available funds. In the event of a redemption pursuant to this Section 4(j), the Company shall follow the procedures for redemption in Section 8(d) through Section 8(h), except that the Redemption Price shall be as provided in this Section 4(j) and the Redemption Notice shall be given not more than thirty (30) nor less than fifteen (15) days prior to the date of redemption.

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(k)           If any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) consummates a tender offer to acquire more than 50% of the total Voting Stock at a price per share of Common Stock or common stock equivalent (the “Tender Price”) of greater than the then-effective conversion price for the Convertible Preferred Stock as set forth in the Convertible Preferred Statements, then, within thirty (30) days after the Change of Control Payment Date (as it may be extended pursuant to Section 4(c)) with respect to the Change of Control Offer following such tender offer, the Company shall issue to each Holder of Preferred Stock as of the close of business on the last day that shares may be tendered in the tender offer (without payment therefor), for all such shares of Preferred Stock so held, that number of additional shares of Preferred Stock having a liquidation preference equal to the product of (i) such number of shares of Preferred Stock so held multiplied by (ii) the remainder of the Tender Price minus the then-effective conversion price for the Convertible Preferred Stock as set forth in the Convertible Preferred Statements multiplied by (iii) the quotient of $10,000 divided by the then-effective conversion price for the Convertible Preferred Stock as set forth in the Convertible Preferred Statements. No such shares of Preferred Stock shall be issued pursuant to this Section 4(k) to any Holder of Preferred Stock that requires the Company to purchase any of its shares of Preferred Stock pursuant to the related Change of Control Offer.

(l)            Without limiting any other rights and remedies in this Statement, in the event the assets of the Company available for distribution to the Holders of shares of Preferred Stock upon a Change of Control shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 4 and all change of control payments required by the terms of Parity Stock, then without limiting such Holder’s other rights such assets or the proceeds thereof shall be distributed among the holders of the Preferred Stock and such Parity Stock ratably, in proportion to the full distributable amounts for which holders of the Preferred Stock and such Parity Stock are entitled upon such Change of Control.

5.             Voting Rights.

(a)           The Holders of shares of Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 5 or as otherwise provided by law.

(b)           Upon the vesting of the right of the Combined Holders to elect Additional Directors pursuant to Section 3(c)(i) or pursuant to the other Hybrid Statement or the 7.0% Statements, the number of directors constituting the Board of Directors shall be increased by four (or six, as applicable). In such event, or if a vacancy shall exist in the office of an Additional Director elected by the Combined Holders, a proper officer of the Company shall, upon the written request of the holders of 20% or more of the then-outstanding shares of Hybrid Preferred Stock or 7.0% Preferred Stock addressed to the Secretary of the Company, call a special meeting of the holders of Hybrid Preferred Stock and 7.0% Preferred Stock for the purpose of electing the Additional Directors that the Combined Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty (20) days after personal service of such written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of 20% or more of the then-outstanding shares of Hybrid Preferred Stock or 7.0% Preferred Stock may designate in writing one holder of Hybrid Preferred Stock or 7.0% Preferred Stock to call such meeting at the expense of the Company, and

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such meeting may be called by the Person so designated and shall be held at the place for holding the annual meeting of shareholders. Any holder of Hybrid Preferred Stock or 7.0% Preferred Stock so designated shall have, and the Company shall provide, access to the lists of shareholders to be called pursuant to the provisions hereof. At any such meeting called for the purpose of electing Additional Directors, the presence in person or by proxy of the holders of record of a majority of the shares of Hybrid Preferred Stock and 7.0% Preferred Stock then outstanding shall constitute a quorum for the election of Additional Directors to be elected by the Combined Holders. An Additional Director vacancy shall be filled only by vote of the Combined Holders, in the manner set forth herein. Each Additional Director who shall have been elected as provided in this Section 5(b) may be removed during his or her term of office, whether with or without cause, by the Combined Holders and may not be removed without the consent of the Combined Holders. Immediately after all Defaults with respect to the 7.0% Preferred Stock and the Hybrid Preferred Stock as set forth in the respective Statements of Designation therefor have been cured or waived by the Combined Holders, the Additional Directors shall no longer be directors, the number of directors constituting the Board of Directors shall be decreased by four and the remaining directors shall take such action as may be required by applicable law to remove the Additional Directors.

(c)           In exercising the voting rights set forth in this Section 5, each share of Preferred Stock shall have one vote per share.

(d)           So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation or this Statement:

(i)            the Company shall not authorize or create, increase the authorized amount of, or issue shares of any class or series of Senior Stock or Parity Stock (other than (A) the Hybrid Preferred Stock issued on the Original Issue Date and all shares of Series A-1 Hybrid Preferred Stock issuable upon conversion of the Preferred Stock into Series A-1 Hybrid Preferred Stock in accordance with this Statement therefor and (B) the 7.0% Preferred Stock issued on the Original Issue Date and all shares of 7.0% Preferred Stock issuable upon the conversion of such shares of 7.0% Preferred Stock into a different series of 7.0% Preferred Stock in accordance with the respective Statements of Designation therefor) without the affirmative vote of the Required Holders, given in person or by proxy;

(ii)           the Company shall not issue shares of any class or series of Disqualified Junior Stock without the affirmative vote of the Required Holders, given in person or by proxy;

(iii)          the Company shall not amend, alter, waive or repeal any provision of its Articles of Incorporation or this Statement, whether by merger, consolidation, reorganization or otherwise, that would adversely affect any Holder without the affirmative vote of the Required Holders, given in person or by proxy; provided that any amendment, alteration, waiver or repeal of any provision of its Articles of Incorporation or this Statement, whether by merger, consolidation, reorganization or otherwise that would adversely affect the liquidation preference, redemption price, Mandatory Redemption Date, Change of Control Price, dividend rate and preferences of the Preferred Stock or any other payment upon the Preferred Stock shall

Annex II - 31

require the affirmative vote of each Holder of outstanding shares of Preferred Stock, given in person or by proxy; provided, further, that the Company shall not amend, alter, waive or repeal the foregoing proviso without the affirmative vote of each Holder of Preferred Stock, given in person or by proxy;

(iv)          the Company shall not, except as required by the 7.0% Statements or the Hybrid Statements, increase the size of the Board of Directors to more than seven (7) directors without the affirmative vote of the Required Holders, given in person or by proxy;

(v)           the affirmative vote of the Required Holders, given in person or by proxy, shall be required to approve any consolidation or merger of the Company with or into any other Person or the merger of another Person with or into the Company, following which (i) the holders of 100% of the Voting Stock of the Company immediately prior to the consummation of such consolidation or merger do not beneficially own more than 50% of the Voting Stock of the continuing or surviving corporation immediately after such transaction or (ii) the Board of Directors (excluding any Preferred Directors or Additional Directors) shall not consist of at least 66 2/3% of Continuing Directors immediately following such merger or consolidation, unless each Holder of Preferred Stock receives in the merger or consolidation the consideration it would have received had it been able to convert its Preferred Stock into Common Stock (on the conversion terms that would be applicable to the Preferred Stock following the NYSE Approval Date) immediately prior to the merger or consolidation; and

(vi)          the affirmative vote of the Required Holders, given in person or by proxy, shall be required to approve any sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets to a “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act), unless each Holder of Preferred Stock receives, out of the proceeds of such sale, lease or transfer paid to the shareholders of the Company in connection with such sale, lease or transfer, the dividend or distribution, if any, it would have received had it been able to convert its Preferred Stock into Common Stock (on the conversion terms that would be applicable to the Preferred Stock following the NYSE Approval Date) immediately prior to such dividend or distribution.

(e)           Any action to be taken at any annual or special meeting of shareholders by the Holders of Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holder or Holders of shares of Preferred Stock having no less than the minimum number of votes that would be required to take such action at a meeting at which the shares of Preferred Stock were present and voted. Prompt written notice of the taking of any action by the Holders of Preferred Stock by less than unanimous written consent shall be given to the Holders of Preferred Stock who did not consent in writing to the action.

6.             Liquidation Rights.

(a)           In the event of any Liquidation, each Holder of shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its shareholders for each share of Preferred Stock an amount equal to the Liquidation Preference, plus Accumulated Dividends and Accrued Dividends thereon through the

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date of Liquidation, in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, Common Stock.

(b)           Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a Liquidation for purposes of this Section 6.

(c)           After the payment to the Holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 6, the Holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(d)           In the event the assets of the Company available for distribution to the Holders of shares of Preferred Stock upon a Liquidation shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 6(a) and all liquidating payments on any shares of Parity Stock, then such assets or the proceeds thereof shall be distributed among the holders of the Preferred Stock and Parity Stock ratably, in proportion to the full distributable amounts for which holders of the Preferred Stock and Parity Stock are entitled upon such Liquidation.

7.             Submission of NYSE Shareholder Approval.

(a)           The Company shall take, in accordance with applicable law and its Articles of Incorporation and Bylaws, all action necessary to convene the Shareholder Meeting as promptly as practicable but no later than one hundred and eighty (180) days after the Original Issue Date to submit the NYSE Approval Proposal for approval by the requisite vote of the shareholders of the Company. At any time on or after the Triggering Date, (i) the Company shall not submit the NYSE Approval Proposal for shareholder approval unless the Required Holders have approved such submission in writing and (ii) the Company shall submit the NYSE Approval Proposal for shareholder approval upon receipt of a written request by the Required Holders for such submission. If the Required Holders have so approved or requested such submission, the Company shall submit such proposal for shareholder approval and adoption at a future meeting of its shareholders chosen jointly by the Company and the Required Holders. Following the Triggering Date, if the Required Holders fail, within 30 days of a written request by the Company to the Holders (such written request to specify in reasonable detail the Company’s proposed submission of the NYSE Approval Proposal for shareholder approval), to permit a submission of the NYSE Approval Proposal for shareholder approval requested by the Company, then until the earlier of (A) such time as the Required Holders approve such submission and (B) 180 days after the date the Company’s written request is received by the Holders, (1) the Redemption Price pursuant to Section 8(b) shall be an amount in cash at a price per share equal to 100% of the Liquidation Preference, plus Accumulated Dividends and Accrued Dividends through the Redemption Date and (2) any further Dividend Rate increase pursuant to Section 3(b) shall be suspended. Following the expiration of the 180 day period described in clause (B) of the immediately preceding sentence, the Company shall be permitted to repeat its request for the approval of the Required Holders in accordance with the immediately preceding sentence; provided, however, that there shall be no suspension of any Dividend Rate increase pursuant to

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Section 3(b) in accordance with clause (2) in the immediately preceding sentence after the initial 180 day period described in clause (B) in the immediate preceding sentence (and, for the avoidance of doubt, the Dividend Rate will thereafter continue to increase as provided in Section 3(b) up to a maximum rate of 18.00% per annum). In connection with each meeting of shareholders at which the NYSE Approval Proposal is submitted for a vote of the shareholders of the Company, to the fullest extent permitted by applicable Law, (I) the Board of Directors shall recommend that its shareholders vote in favor of the NYSE Approval Proposal and (II) neither the Board of Directors nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to the holders of the Hybrid Preferred Stock and the 7.0% Preferred Stock, the recommendation of the Board of Directors that the holders of Common Stock vote in favor of the NYSE Approval Proposal; provided, that at any time prior to obtaining the such shareholder approval the Board of Directors may withdraw such recommendation if such Board of Directors determines in good faith (after consultation with outside counsel) that failure to take such action violates its fiduciary duties under applicable law. The Company shall take all lawful action to solicit from the shareholders proxies in favor of the NYSE Approval Proposal and take all other action necessary or advisable to secure the vote or consent of the shareholders that are required by the rules of the NYSE and applicable law, including, if necessary or appropriate, adjourning the Shareholder Meeting to solicit additional proxies.

(b)           Upon the occurrence of any previously announced pending or completed corporate development, the disclosure of which would be required to be disclosed in, or incorporated by reference into, the proxy statement with respect to the Shareholder Meeting, the Company may, to the extent deemed necessary in the reasonable judgment of the Board of Directors (which judgment shall be evidenced in a resolution), elect to postpone the Shareholder Meeting until such time as the information required for such disclosure or incorporation by reference is available for inclusion in such proxy statement, but in any event to a date not later than three hundred and sixty (360) days after the Original Issue Date.

(c)           All Accumulated Dividends and all Accrued Dividends through the NYSE Approval Date shall be paid in cash within five (5) Trading Days after the NYSE Approval Date to the Holders of Preferred Stock on the NYSE Approval Date; provided that if the NYSE Approval Date is on or after a Dividend Record Date but on or prior to the related Dividend Payment Date, then any Accumulated Dividends shall be paid to the Holder of Preferred Stock at the close of business on such Dividend Record Date, and Accumulated Dividends shall not (but Accrued Dividends in the amount set forth in this Section 7 shall) be payable to Holders following the NYSE Approval Date.

8.             Redemption.

(a)           On April 18, 2011 (the “Mandatory Redemption Date”), the Company shall redeem from any source of funds legally available therefor (subject to Section 12(e)), in the manner provided herein, all of the shares of Preferred Stock then outstanding, for cash at a price per share equal to 125% of the Liquidation Preference, plus Accumulated Dividends and Accrued Dividends thereon through the Mandatory Redemption Date (the “Mandatory Redemption Price”), in immediately available funds (as adjusted as provided in Section 7(a)).

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(b)           On or after September 26, 2007, the Company shall have the right, at any time and from time to time, and at its sole option and election, to redeem from any source of funds legally available therefor, in the manner provided herein, all, but not less than all, of the shares of Preferred Stock then outstanding, for cash at a price per share equal to 125% of the Liquidation Preference, plus Accumulated Dividends and Accrued Dividends thereon through the date of redemption (the “Optional Redemption Price”), in immediately available funds (as adjusted as provided in Section 7(a)).

(c)           In the event of a redemption pursuant to Section 8(a) or Section 8(b), the Company shall give irrevocable notice of such redemption (the “Redemption Notice”) by first class mail to each Holder of Preferred Stock, at such Holder’s address appearing in the Register. Such notice shall be given not more than sixty (60) nor less than thirty (30) days before the Mandatory Redemption Date or the date fixed for redemption pursuant to Section 8(b), as the case may be (the “Redemption Date”), and shall state:

(i)            the Redemption Date;

(ii)           the amount of the Mandatory Redemption Price or the Optional Redemption Price, as applicable (the “Redemption Price”);

(iii)          whether the redemption is pursuant to Section 8(a) or Section 8(b);

(iv)          that the Holders shall be required to surrender such certificates representing the shares of Preferred Stock to the Company or its designated agent at the address specified in the Redemption Notice;

(v)           that the Preferred Stock shall cease to be outstanding and the Holders thereof shall cease to be Holders of Preferred Stock on and after the Redemption Date and thereafter shall only be entitled to receive the Redemption Price, without interest, upon the surrender of the share certificate therefor;

(vi)          that, unless the Company defaults in the payment of the Redemption Price, all shares of Preferred Stock shall cease to accrue dividends on the Redemption Date; and

(vii)         the instructions that Holders of Preferred Stock must follow in order to receive the Redemption Price for their shares of Preferred Stock.

(d)           Each Holder of shares of Preferred Stock called for redemption pursuant to Section 8(a) or Section 8(b) shall surrender the certificate or certificates representing such shares to the Company or its designated agent at the address specified in the Redemption Notice, duly endorsed, in the manner and at the place designated in the Redemption Notice. On the Redemption Date, the Company shall (in the case of a redemption pursuant to Section 8(a), to the extent of funds legally available therefor, subject to Section 12(e)), deposit with a paying agent an amount equal to the aggregate Redemption Price in respect of all shares of Preferred Stock. The paying agent shall, upon the later of the Redemption Date or receipt of the certificate or certificates representing shares of Preferred Stock properly surrendered in the manner specified in

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the Redemption Notice, promptly mail to each Holder of shares of Preferred Stock payment in an amount equal to the Redemption Price for such shares of Preferred Stock.

(e)           On and after the Redemption Date, unless the Company defaults in the payment in full of the aggregate Redemption Price, dividends on the Preferred Stock shall cease to accumulate and accrue, and all rights of the Holders of such shares shall terminate with respect thereto, other than the right to receive the Redemption Price per share, without interest; provided, however, that if a Redemption Notice shall have been given as provided in Section 8(c) and the aggregate Redemption Price shall have been irrevocably deposited with a paying agent, in trust for the equal and ratable benefit of the Holders of the shares to be redeemed, then, at the close of business on the day on which such funds are deposited with the paying agent, the Holders of the shares to be redeemed shall cease to be shareholders of the Company and shall be entitled only to receive the Redemption Price per share, without interest.

(f)            In order to facilitate the redemption of shares of Preferred Stock pursuant to Section 8(a) or Section 8(b), the Board of Directors may fix a record date for the determination of shares of Preferred Stock to be redeemed, or may cause the transfer books of the Company for the Preferred Stock to be closed, not more than sixty (60) days or less than thirty (30) days prior to the applicable Redemption Date.

(g)           Notwithstanding anything herein to the contrary, if the shares of Preferred Stock are Global Preferred Stock, then any Redemption Notice shall be delivered and such shares of Preferred Stock shall be tendered or withdrawn in accordance with the applicable procedures of the DTC.

9.             Protective Covenants.

(a)           Limitation on Line of Business. The Company shall not, and shall not permit any Subsidiary to, engage in any business other than the Oil and Gas Business and any other business in which the Company or any of its Subsidiaries was engaged on the Original Issue Date and any business related, ancillary or complementary to such business.

(b)           Limitation on Indebtedness.

(i)            For so long as any shares of Preferred Stock are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and any of its Subsidiaries shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated EBITDA Ratio exceeds 2.5 to 1.

(ii)           Notwithstanding the foregoing paragraph (i), the Company and any of its Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:

(A)          Indebtedness Incurred by the Company and any Subsidiary of the Company pursuant to (1) the Credit Facility, provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (ii)(A)(1) and then outstanding does not exceed an amount equal to the greater of (x) $1.0 billion less

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the sum of all principal payments with respect to such Indebtedness pursuant to Section 9(c)(i)(C)(1) and (y) 40% of ACNTA as of the date of such Incurrence and (2) the EPOP Credit Facility, provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (ii)(A)(2) and then outstanding does not exceed an amount equal to the greater of (x) $1.3 billion less the sum of all principal payments with respect to such Indebtedness pursuant to Section 9(c)(i)(C)(1) and (y) 40% of ACNTA as of the date of such Incurrence;

(B)           Indebtedness owed by the Company to any Wholly Owned Subsidiary of the Company in the ordinary course of business and consistent with past practices; provided, that any subsequent transfer of such Indebtedness (other than to the Company or any other Wholly Owned Subsidiary of the Company) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company and such transfer shall not be permitted if such Incurrence is not then permitted;

(C)           Indebtedness evidenced by or arising under the Senior Notes and the Senior Indenture outstanding on the Original Issue Date;

(D)          Indebtedness outstanding on the Original Issue Date (other than Indebtedness described in clause (A), (B) or (C) of this Section 9(b)(ii));

(E)           Indebtedness of a Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to Section 9(b)(i);

(F)           Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 9(b)(i) or pursuant to clause (C), (D) or (E) of this Section 9(b)(ii) or this clause (F); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (E) of this Section 9(b)(ii), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(G)           Hedging Obligations consisting of Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company and its Subsidiaries pursuant to this Section 9(b);

(H)          Hedging Obligations consisting of Oil and Natural Gas Hedging Contracts and Currency Agreements entered into in the ordinary course

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of business for the purpose of limiting risks that arise in the ordinary course of business of the Company and its Subsidiaries;

(I)            obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any of its Subsidiaries in the ordinary course of business;

(J)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five (5) Business Days of its Incurrence;

(K)          Indebtedness consisting of any Guarantee by the Company or any of its Subsidiaries of Indebtedness Incurred pursuant to Section 9(b)(i) or pursuant to clause (A), (C), (D), (M) or (N) of this Section 9(b)(ii) or pursuant to clause (F) of this Section 9(b)(ii) to the extent the Refinancing Indebtedness Incurred thereunder directly or indirectly Refinances Indebtedness Incurred pursuant to Section 9(b)(i) or pursuant to clause (A), (C), (D), (M) or (N) of this Section 9(b)(ii);

(L)           in-kind obligations relating to net oil or natural gas balancing positions arising in the ordinary course of business;

(M)         Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Subsidiaries to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person not more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of such property, plant or equipment, in an aggregate principal amount which, when added together with the amount of Indebtedness previously Incurred pursuant to this clause (M) and then outstanding, does not exceed $10.0 million;

(N)          Indebtedness of a Foreign Subsidiary in an aggregate principal amount which, when added together with the amount of Indebtedness previously Incurred pursuant to this clause (N) and then outstanding, does not exceed $5.0 million; and

(O)          Indebtedness of the Company or any of its Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (A) through (N) of this Section 9(b)(ii) or Section 9(b)(i)), does not exceed $20.0 million.

(iii)          For purposes of determining compliance with this Section 9(b), (A) any Indebtedness outstanding under the Credit Facility and the EPOP Credit Facility on the Original Issue Date will be treated as Incurred on the Original Issue Date under Section 9(b)(ii)(A); (B) in the event that an item of Indebtedness (or any portion thereof) meets

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the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and shall only be required to include the amount and type of such Indebtedness in one of the above clauses (provided, however, that any Indebtedness originally classified as Incurred pursuant to Section 9(b)(ii)(O) may later be reclassified as having been Incurred pursuant to Section 9(b)(i) to the extent that such reclassified Indebtedness could be Incurred pursuant to Section 9(b)(i) at the time of such reclassification); and (C) at the time of Incurrence, the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described herein.

(iv)          For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (A) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (B) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

(c)           Limitation on Sales of Assets and Subsidiary Stock.

(i)            For so long as any shares of Preferred Stock are outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless:

(A)          the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

(B)           at least 75% of the consideration received by the Company or such Subsidiary therefrom is in the form of cash or cash equivalents, oil and natural gas properties or other assets to be used by the Company or any of its Subsidiaries in the Oil and Gas Business or the Capital Stock of a Person that is engaged in the Oil and Gas Business and that becomes a Subsidiary of the Company (provided, however, that the 75% limitation referred to herein shall be deemed satisfied with respect to any Asset Disposition in which the cash or cash equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or

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greater than what the after-tax cash proceeds would have been had such Asset Disposition complied with such 75% limitation); and

(C)           an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Subsidiary, as the case may be):

(1)           to the extent the Company elects (or is required by the terms of any Indebtedness or Senior Stock), to prepay, repay, redeem or purchase (x) Senior Stock or (y) Indebtedness of the Company or any of its Subsidiaries other than Indebtedness owed to the Company or any of its Subsidiaries, in the case of either clause (x) or clause (y), within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(2)           to the extent the Company elects, to acquire Additional Assets or to make capital expenditures in the Oil and Gas Business, in each case within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash (provided, that this requirement shall be deemed to be satisfied if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or any of its Subsidiaries within the time period specified herein and such Net Available Cash is subsequently applied in accordance with such agreement within six months following such agreement);

(3)           to the extent of the balance of such Net Available Cash after any application in accordance with either or both of clauses (1) and (2), to make an offer to the holders of the Senior Notes (and to holders of other Indebtedness of the Company or any of its Subsidiaries) to purchase the Senior Notes (and such other Indebtedness of the Company or any of its Subsidiaries) pursuant to and subject to the conditions of the Senior Indenture; and

(4)           within 10 Trading Days after the application of Net Available Cash in accordance with clause (3), to the extent of the balance of such Net Available Cash and subject to any restrictions on the use thereof set forth in the Credit Facility or the Senior Indenture provided, that, for the avoidance of doubt, any application of Net Available Cash shall remain subject to clause (2) above, to make an Asset Sale Offer to the Holders of the Preferred Stock (and to holders of any other Parity Stock to the extent required by the terms thereof) to purchase the Preferred Stock (and such other Parity Stock to the extent required by the terms thereof) pursuant to and subject to the conditions of Section 9(c)(ii);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (1) or (3) above, the Company or

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such Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this Section 9(c), neither the Company nor any of its Subsidiaries shall be required to apply any Net Available Cash in accordance with this Section 9(c)(i) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 9(c)(i) exceeds $15.0 million (which lesser amount shall be carried forward for purposes of determining whether an Asset Sale Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Pending application of Net Available Cash pursuant to this Section 9(c)(i), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.

For the purposes of this Section 9(c)(i), the following are deemed to be cash or cash equivalents: (i) the assumption of Indebtedness of the Company or any of its Subsidiaries (other than obligations in respect of Disqualified Stock of the Company or any of its Subsidiaries) and the release of the Company or such Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (ii) securities received by the Company or any of its Subsidiaries from the transferee that are promptly converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion.

(ii)           In the event of an Asset Disposition that requires the purchase of Preferred Stock (and any other Parity Stock to the extent required by the terms thereof) pursuant to Section 9(c)(i)(C)(4), the Company shall purchase all shares of Preferred Stock properly tendered pursuant to an offer by the Company for the Preferred Stock (and any other Parity Stock to the extent required by the terms thereof) (the “Asset Sale Offer”) at a purchase price of 100% of the Liquidation Preference, plus Accumulated Dividends and Accrued Dividends thereon through the Purchase Date (the “Purchase Price”)(or, in respect of such other Parity Stock, such price as may be provided for by the terms of such Parity Stock), in accordance with the procedures set forth in Section 9(c)(iii); provided, however, that the procedures for making an offer to holders of other Parity Stock will be as provided for by the terms of such Parity Stock. If the aggregate purchase price of the shares of Preferred Stock and Parity Stock tendered pursuant to the Asset Sale Offer exceeds the Net Available Cash allotted to their purchase, the Company shall select the shares of Preferred Stock and Parity Stock to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, Net Available Cash shall be deemed to be reduced by the aggregate amount of such Asset Sale Offer (whether or not accepted) and any then remaining Net Available Cash following such Asset Sale Offer may be used for any purpose not prohibited by this Statement.

(iii)          Within ten (10) days after the Company becomes obligated to make an Asset Sale Offer, the Company shall give notice of such Asset Sale Offer (the “Asset Sale Offer Notice”) by first class mail to each Holder of Preferred Stock at such Holder’s address appearing in the Register. Such Asset Sale Offer Notice shall state:

(A)          the event causing such Asset Sale Offer and the effective date of such Asset Disposition;

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(B)           that an Asset Sale Offer is being made pursuant to this Section 9(c) and that, subject to the limitations set forth in this Section 9(c), all shares of Preferred Stock tendered will be accepted for payment;

(C)           the Purchase Price and the period of time during which the Company may accept for payment shares of Preferred Stock, which shall be as soon after the date of the Asset Sale Offer Notice as legally permissible and shall terminate no earlier than 30 days and not later than 60 days from the date the Asset Sale Offer is commenced (such termination date, the “Purchase Date”);

(D)          that any shares of Preferred Stock not tendered for payment pursuant to the Asset Sale Offer shall continue to accrue dividends in accordance with the terms thereof;

(E)           that, unless the Company defaults in the payment of the Purchase Price, all shares of Preferred Stock accepted for payment pursuant to the Asset Sale Offer shall cease to accrue dividends on the Purchase Date;

(F)           that any Holder electing to have shares of Preferred Stock repurchased in the Asset Sale Offer shall be required to surrender such certificates representing the shares of Preferred Stock to the Company or its designated agent at the address specified in the Asset Sale Offer Notice prior to the close of business on the Purchase Date;

(G)           that any Holder of Preferred Stock shall be entitled to withdraw such election if the Company or its designated agent receives, not later than the close of business on the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of such shares of Preferred Stock, the number of shares of Preferred Stock such Holder delivered for purchase and a statement of the number of shares of Preferred Stock for which such Holder is withdrawing its election to have such shares of Preferred Stock repurchased;

(H)          that a Holder whose shares of Preferred Stock are being purchased only in part shall be issued new shares of Preferred Stock for the unpurchased shares of Preferred Stock represented by any certificate surrendered; and

(I)            the instructions that Holders of Preferred Stock must follow in order to tender their shares of Preferred Stock.

(iv)          On the Purchase Date, the Company shall, to the extent of funds legally available therefor (subject to Section 12(e)), accept for payment the shares of Preferred Stock tendered and not withdrawn pursuant to the Asset Sale Offer. On the Business Day immediately following the Purchase Date, the Company shall deposit with a paying agent an amount equal to the aggregate Purchase Price in respect of all shares of Preferred Stock so tendered and not withdrawn. The paying agent shall promptly mail to each Holder of shares of

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Preferred Stock so accepted payment in an amount equal to the Purchase Price for such shares and the unpurchased shares of Preferred Stock surrendered, if any.

(v)           The Company shall make a public announcement of the results of the Asset Purchase Offer on or as soon as practicable after the Purchase Date.

(vi)          Notwithstanding anything herein to the contrary, if the shares of Preferred Stock are Global Preferred Stock, then any Asset Sale Offer Notice shall be delivered and such shares of Preferred Stock shall be tendered or withdrawn in accordance with the applicable procedures of the DTC.

(vii)         The Asset Sale Offer shall be made in compliance with, and subject to, all applicable laws, including federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 9(c), the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 9(c) by virtue thereof.

(viii)        If a Purchase Date is on or after a Dividend Record Date but on or prior to the related Dividend Payment Date, then any Accumulated Dividends shall be paid to the Holder of Preferred Stock at the close of business on such Dividend Record Date, and Accumulated Dividends shall not (but Accrued Dividends shall) be payable to Holders who tender shares of Preferred Stock pursuant to the Asset Sale Offer.

10.           Conversion into Series A-1 Hybrid Preferred Stock.

On the first Trading Day following the date on which the Holder provides a certificate to the Company certifying that either (i) no filing under the HSR Act is required with respect to such Holder’s acquisition of shares of Series A-1 Hybrid Preferred Stock or (ii) the waiting period applicable to such Holder under the HSR Act with respect to such Holder’s acquisition of shares of Series A-1 Hybrid Preferred Stock has expired or terminated, each outstanding share of Preferred Stock shall be automatically and irrevocably converted (the “Series A-2 Conversion”) into one share of Series A-1 Hybrid Preferred Stock (which share of Series A-1 Hybrid Preferred Stock shall have a conversion price with respect to conversion into Common Stock equal to the conversion price then in effect under the Series A-1 Hybrid Statement of Designation), without any action required by any Holder of Preferred Stock. Each existing certificate representing shares of Preferred Stock shall be deemed to be a certificate representing the number of shares of Series A-1 Hybrid Preferred Stock into which such shares of Preferred Stock were converted; provided, that a Holder of such certificate may elect to surrender the certificate or certificates representing the shares so converted to the Company at the Company’s principal executive office, and the Company shall effect the delivery within two (2) Trading Days of such surrender of a new certificate or certificates in respect of the Series A-1 Hybrid Preferred Stock issued pursuant to the Series A-2 Conversion. The Company shall reserve and keep available for issuance such number of its authorized but unissued shares of Series A-1 Hybrid Preferred Stock equal to the number of shares of Series A-1 Hybrid Preferred Stock issuable upon conversion of all outstanding shares of Preferred Stock. The Company shall take all action permitted by law to increase the authorized number of shares of Series A-1 Hybrid Preferred Stock if at any time there shall be insufficient authorized but unissued shares of Series

Annex II - 43

A-1 Hybrid Preferred Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock. The Company covenants that all Series A-1 Hybrid Preferred Stock that may be issued upon conversion of Preferred Stock shall upon issuance be duly authorized, fully paid and non-assessable. No economic rights of Holders of Preferred Stock (including, without limitation, the right to receive payment of Accumulated Dividends and Accrued Dividends through the date of a conversion) will be foregone or diminished by virtue of a conversion of the Preferred Stock pursuant to this Section 10.

11.           Certificates.

(a)           Form and Dating.

(i)            The Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company) including the legends set forth in Section 11(d). Each Preferred Stock certificate shall be dated the date of its authentication.

(ii)           Subject to Section 11(a)(iii) hereof, the Preferred Stock shall be initially issued and thereafter evidenced only in definitive, certificated form (“Certificated Preferred Stock”).

(iii)          Upon the registration of the Preferred Stock pursuant to an effective registration statement under the Securities Act, Certificated Preferred Stock may be exchanged for a beneficial interest in one or more fully registered global certificates with the global securities legend set forth in Exhibit A hereto (the “Global Preferred Stock”), which shall be deposited on behalf of the Holders represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Preferred Stock represented by Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided.

(iv)          In the event Global Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver one or more Global Preferred Stock certificates that (A) shall be registered in the name of DTC as depository for such Global Preferred Stock or the nominee of DTC and (B) shall be delivered by the Transfer Agent to DTC or, pursuant to DTC’s instructions, held by the Transfer Agent as custodian for DTC. Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Statement with respect to any Global Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC

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and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock.

(b)           Execution and Authentication. Two Officers shall sign any Preferred Stock certificate for the Company by manual or facsimile signature. If an Officer whose signature is on a Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Preferred Stock certificate, the Preferred Stock certificate shall be valid nevertheless. A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Preferred Stock certificate. The signature shall be conclusive evidence that such Preferred Stock certificate has been authenticated under this Statement. The Transfer Agent shall authenticate and deliver certificates for shares of Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Preferred Stock to be authenticated and the date on which the original issue of Preferred Stock is to be authenticated. The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Preferred Stock whenever the Transfer Agent may do so. Each reference in this Statement to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

(c)           Transfer and Exchange.

(i)            When Certificated Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Preferred Stock certificates or to exchange such Certificated Preferred Stock for Certificated Preferred Stock representing an equal number of shares of Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred Stock surrendered for transfer or exchange:

(A)          shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the holder thereof or its attorney duly authorized in writing; and

(B)           is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (2) below, and is accompanied by the following additional information and documents, as applicable:

(1)           if such Certificated Preferred Stock is being delivered to the Transfer Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit B hereto); or

(2)           if such Certificated Preferred Stock is being transferred to the Company or to a “qualified institutional buyer” in

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accordance with Rule 144A or pursuant to an exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit B hereto) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with such exemption from registration under the Securities Act.

(ii)           Subject to the restrictions set forth in Section 11(a)(iii), Certificated Preferred Stock may not be exchanged for a beneficial interest in Global Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form and substance reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Preferred Stock to reflect an increase in the number of shares of Preferred Stock represented by the Global Preferred Stock, then the Transfer Agent shall cancel such Certificated Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by the Global Preferred Stock to be increased accordingly. If no Global Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Preferred Stock certificate representing the appropriate number of shares.

(iii)          The transfer and exchange of Global Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Statement (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv)          Any Person having a beneficial interest in Global Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to another exemption from registration thereunder may upon request, but only with the consent of the Company, and if accompanied by a certification from such Person to that effect (in substantially the form of Exhibit B hereto), exchange such beneficial interest for Certificated Preferred Stock representing the same number of shares of Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any Person having a beneficial interest in Global Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the Person designated by DTC as having such a beneficial interest in a Global Preferred Stock only, then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by Global Preferred Stock to be reduced on its books and records and, following such reduction, the Company will execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Preferred Stock. Certificated Preferred Stock issued in exchange for a beneficial interest in Global Preferred Stock pursuant to this Section 11(c)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Preferred Stock to the

Annex II - 46

Persons in whose names such Preferred Stock are so registered in accordance with the instructions of DTC.

(v)           Notwithstanding any other provisions of this Statement (other than the provisions set forth in Section 11(c)(vi)), Global Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(vi)          If at any time:

(A)          DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Preferred Stock and a successor depository for the Global Preferred Stock is not appointed by the Company within ninety (90) days after delivery of such notice;

(B)           DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Preferred Stock is not appointed by the Company within ninety (90) days; or

(C)           the Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Preferred Stock under this Statement,

then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company requesting the authentication and delivery of Certificated Preferred Stock to the Persons designated by the Company, will authenticate and deliver Certificated Preferred Stock equal to the number of shares of Preferred Stock represented by the Global Preferred Stock, in exchange for such Global Preferred Stock.

(vii)         At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted or canceled, such Global Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Preferred Stock is exchanged for Certificated Preferred Stock, converted or canceled, the number of shares of Preferred Stock represented by such Global Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(d)           Legends.

(i)            Except as permitted by the following paragraph (ii), each certificate evidencing the Global Preferred Stock and the Certificated Preferred Stock shall bear a legend in substantially the following form:

“NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE

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HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

“THESE SECURITIES ARE SUBJECT TO A PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF MARCH 28, 2007 AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.01 OF SUCH PREFERRED STOCK PURCHASE AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SECTION 5.01 OF SUCH PREFERRED STOCK PURCHASE AGREEMENT. THE COMPANY WILL FURNISH A COPY OF SUCH PREFERRED STOCK PURCHASE AGREEMENT TO THE RECORD HOLDER OF THE CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.”

(ii)           Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Preferred Stock) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

(A)          in the case of any Transfer Restricted Security that is Certificated Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security; and

(B)           in the case of any Transfer Restricted Security that is represented by Global Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder’s request for such exchange was made in reliance on Rule 144 under the Securities Act and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth in Exhibit B hereto).

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(e)           Obligations with Respect to Transfers of Preferred Stock.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Preferred Stock certificates as required pursuant to the provisions of this Section 11.

(ii)           All Preferred Stock certificates issued upon any registration of transfer or exchange of Preferred Stock certificates shall be the valid obligations of the Company, entitled to the same benefits under this Statement as the Preferred Stock certificates surrendered upon such registration of transfer or exchange.

(iii)          Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(iv)          No service charge shall be made to a Holder of Preferred Stock for any registration of transfer or exchange upon surrender of any Preferred Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Stock certificates.

(v)           Upon any sale or transfer of shares of Preferred Stock (including any Preferred Stock represented by Global Preferred Stock) pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act (and based upon an Opinion of Counsel reasonably satisfactory to the Company if it so requests), in the case of any Certificated Preferred Stock, the Company and the Transfer Agent shall permit the holder thereof to exchange such Preferred Stock for Certificated Preferred Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Preferred Stock issuable in respect of the conversion of the Preferred Stock.

(vi)          The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Preferred Stock, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Preferred Stock). The rights of beneficial owners in any Global Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(vii)         The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Statement or under applicable law with respect to any transfer of any interest in any Preferred

Annex II - 49

Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Statement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f)            Replacement Certificates. If a mutilated Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Preferred Stock certificate claims that the Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Preferred Stock certificate if the reasonable requirements of the Transfer Agent are met. If required by the Transfer Agent or the Company, such holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the holder for their expenses in replacing a Preferred Stock certificate.

(g)           Temporary Certificates. Until definitive Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Preferred Stock certificates. Temporary Preferred Stock certificates shall be substantially in the form of definitive Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Preferred Stock certificates and deliver them in exchange for temporary Preferred Stock certificates.

(h)           Cancellation.

(i)            In the event the Company shall purchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.

(ii)           At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted, repurchased or canceled, such Global Preferred Stock shall thereupon be delivered to the Transfer Agent for cancellation.

(iii)          The Transfer Agent and no one else shall cancel and destroy all Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Preferred Stock certificates to the Company. The Company may not issue new Preferred Stock certificates to replace Preferred Stock certificates to the extent they evidence Preferred Stock which the Company has purchased or otherwise acquired.

12.           Other Provisions.

(a)           With respect to any notice to a holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action.

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Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

(b)           Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Texas law, will have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Preferred Stock must be in compliance with this Statement.

(c)           The shares of Preferred Stock shall be issuable only in whole shares.

(d)           Unless otherwise specifically provided herein, all notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

(e)           If at any time the Company is required to make any payment to a Holder pursuant to this Statement (including, without limitation, pursuant to Section 3(a), 4(d), 8(a), 8(d) or 9(c)(iv)), the Company does not have sufficient funds legally available to make such payment, the Company shall, to the extent permitted by applicable law (including the Texas Business Corporation Act), revalue its consolidated assets and liabilities and reduce its stated capital so as to increase the amount of capital and surplus legally available to enable such payment, and the Company shall make as much of such required payment as possible, ratably to each Holder in proportion to the number of shares of Preferred Stock held by such Holder, and shall thereafter from time to time, as soon as it shall have funds available therefor, make payment of as much of the remaining amount of such required payment as it legally may until it has made such payment in its entirety. For the avoidance of doubt, such partial payments shall not reduce or waive the rights of the holders of the Preferred Stock hereunder.

(f)            All references herein to provisions of the Texas Business Corporation Act shall be deemed to be references to the analogous provisions of the Texas Corporation Law and Texas For-Profit Corporation Law upon the earlier of (i) January 1, 2010 or (ii) the date of adoption by the Company of the Texas Business Organizations Code.

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EXHIBIT A

GLOBAL SECURITY LEGENDS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE& CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT OF DESIGNATION REFERRED TO BELOW.

Annex II - A-1

EXHIBIT B

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:          Series A-2 Hybrid Preferred Stock (the “Preferred Stock”) of EXCO Resources, Inc. (the “Company”)

This Certificate relates to          shares of Preferred Stock held in *☐ book-entry or *☐ definitive form by                          (the “Transferor”).

The Transferor*

☐                                    has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Preferred Stock held by DTC shares of Preferred Stock in definitive, registered form equal to its beneficial interest in such Preferred Stock (or the portion thereof indicated above); or

☐                                    has requested the Transfer Agent by written order to exchange or register the transfer of such shares of Preferred Stock.

In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Statement of Designation relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because *:

☐                                    Such Preferred Stock is being acquired for the Transferor’s own account without transfer.

☐                                    Such Preferred Stock is being transferred to the Company.

☐                                    Such Preferred Stock is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).

[INSERT NAME OF TRANSFEROR]

by:

Date:

*              Please check applicable box.

Annex II - B-1

ANNEX III

ADDITIONAL TERMS
OF
SERIES A-2 HYBRID PREFERRED STOCK
OF
EXCO RESOURCES, INC.

2.             Definitions. As used herein, the following terms shall have the following meanings:

(a)           “7.0% Statements” means the Statements of Designation with respect to each series of 7.0% Preferred Stock.

(b)           “7.0% Preferred Stock” means, collectively, the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

(c)           “Accrued Dividends” means, with respect to any share of Preferred Stock, as of any date, the accrued and unpaid dividends on such share from and including the most recent Dividend Payment Date (or the Original Issue Date, if such date is prior to the first Dividend Payment Date) through and including such date.

(d)           “Additional Directors” has the meaning set forth in Section 3(e)(i).

(e)           “Agent Members” has the meaning set forth in Section 10(a)(iv).

(f)            “All-Stock Change of Control” has the meaning set forth in Section 4(j).

(g)           “Announcement Date” has the meaning set forth in Section 8(a)(v).

(h)           “Articles of Incorporation” has the meaning set forth in the recitals.

(i)            “Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of

(i)            any shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary);

(ii)           all or substantially all the assets of any division or line of business of the Company or any Subsidiary; or

(iii)          any other assets of the Company or any Subsidiary outside of the ordinary course of business of the Company or such Subsidiary

Annex III - 1

(other than, in the case of (i), (ii) and (iii) above, (A) a disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Subsidiary, (B) a disposition of assets in a single transaction or a series of related transactions with a fair market value of less than $25.0 million; (C) a disposition of cash or Temporary Cash Investments; (D) the trade or exchange by the Company or any Subsidiary of any oil or natural gas property or interest therein of the Company or such Subsidiary for any oil or natural gas property or interest therein of another Person or for the Capital Stock of a Person engaged in the Oil and Gas Business, including any cash or cash equivalents necessary in order to achieve an exchange of equivalent value; provided, however, that the value of the oil or natural gas property or interest therein received by the Company or any Subsidiary in such trade or exchange (including any cash or cash equivalents) is at least equal to the fair market value (as determined in good faith by the Board of Directors, which determination shall be conclusive evidence of compliance with this provision and which shall be evidenced by a resolution) of the oil or natural gas property or interest therein or Capital Stock of a Person engaged in the Oil and Gas Business (including any cash or cash equivalents) so traded or exchanged; and (E) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien)).

(j)            “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at a rate of 7¼% per annum, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

(k)           “Bankruptcy Event” means (i) the entry by a court having jurisdiction in the premises (A) of a decree or order for relief in respect of the Company or a Significant Subsidiary of an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, (B) of a decree or order adjudging the Company or a Significant Subsidiary as bankrupt or insolvent or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Significant Subsidiary under any applicable federal or state law or (C) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or of any substantial part of its respective property, or ordering the winding up or liquidation of its respective affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days, or (ii) the commencement by the Company or a Significant Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by such Person to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against such Person, or the filing by such Person of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by such Person to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Significant

Annex III - 2

Subsidiary or of any substantial part of its respective property, or the making by such Person of an assignment for the benefit of creditors, or the admission by such Person in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or a Significant Subsidiary in furtherance of any such action.

(l)            “Board of Directors” means the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.

(m)          “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions are not required to be open in the State of New York.

(n)           “Calendar Quarter” means each three-month quarterly period ended March 31, June 30, September 30 or December 31.

(o)           “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

(p)           “Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preference Stock, but excluding any debt securities convertible into such equity.

(q)           “Certificated Preferred Stock” has the meaning set forth in Section 10(a)(ii).

(r)            “Change of Control” means the occurrence of any of the following events:

(i)            the occurrence of a “Change of Control” as such term is defined in the Credit Facility, while such Credit Facility remains in effect, or of any similar event as set forth in any other agreement governing Indebtedness of the Company or any of its Subsidiaries in excess of $100.0 million, while such agreement remains in effect;

(ii)           the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the Company’s assets (determined on a consolidated basis) to any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act);

(iii)          the consolidation or merger of the Company with or into any other Person or the merger of another Person with or into the Company, following which the holders of 100% of the Voting Stock of the Company immediately prior to the consummation of such consolidation or merger do not beneficially own more than 50% of the Voting Stock of the continuing or surviving corporation immediately after such transaction;

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(iv)          the acquisition, directly or indirectly, by any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Voting Stock of the Company; or

(v)           the Board of Directors (excluding any Preferred Directors and any Additional Directors) shall not consist of at least 66 2/3% of Continuing Directors.

(s)           “Change of Control Notice” has the meaning set forth in Section 4(b).

(t)            “Change of Control Offer” has the meaning set forth in Section 4(a).

(u)           “Change of Control Payment Date” has the meaning set forth in Section 4(b)(iii).

(v)           “Change of Control Price” has the meaning set forth in Section 4(a).

(w)          “Combined Holders” means as of any date the holders of at least 60% of the then-outstanding shares of 7.0% Preferred Stock and Hybrid Preferred Stock, voting together as a single class.

(x)            “Common Stock” means the common stock, par value $0.001 per share, of the Company, or any other class of stock resulting from successive changes or reclassifications of such common stock consisting solely of changes in par value, or from par value to no par value, or as a result of a subdivision, combination, or merger, consolidation or similar transaction in which the Company is a constituent corporation.

(y)           “Company” has the meaning set forth in the recitals.

(z)            “Company Conversion Date” has the meaning set forth in Section 7(c)(iii).

(aa)         “Company Conversion Notice” has the meaning set forth in Section 7(c)(i).

(bb)         “Company Conversion Option” has the meaning set forth in Section 7(c)(i).

(cc)         “Consolidated EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

(i)            all income tax expense of the Company and its consolidated Subsidiaries;

(ii)           Consolidated Interest Expense;

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(iii)          depreciation, depletion, exploration and amortization expense of the Company and its consolidated Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period); and

(iv)          all other non-cash charges of the Company and its consolidated Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period other than non-cash charges resulting from the application of FAS 143), in each case for such period, and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of:

(A)          the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments; and

(B)           amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar Denominated Production Payments.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Subsidiary shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its shareholders.

(dd)         “Consolidated EBITDA Ratio” as of any date of determination means the ratio of

(i)            the aggregate amount of Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending (a) at least 45 days prior to the date of such determination or (b) if the Company is on the date of such determination an “accelerated filer,” the earlier of 45 days prior to the date of such determination or the date of filing of the Company’s most recent Quarterly Report on Form 10-Q filed by the Company as an “accelerated filer” to

(ii)           Consolidated Interest Expense for such four fiscal quarters;

provided, however, that

(A)          if the Company or any Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Ratio is an Incurrence of Indebtedness, or both, Consolidated EBITDA and Consolidated

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Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period,

(B)           if the Company or any Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated EBITDA Ratio, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

(C)           if since the beginning of such period the Company or any Subsidiary shall have made any Asset Disposition, Consolidated EBITDA for such period shall be reduced by an amount equal to Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to Consolidated EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and the continuing Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and the continuing Subsidiaries are no longer liable for such Indebtedness after such sale),

(D)          if since the beginning of such period the Company or any Subsidiary (by merger or otherwise) shall have made an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such acquisition occurred on the first day of such period, and

(E)           if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) shall have made any Asset Disposition or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Subsidiary

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during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness, but if the remaining term of such Interest Rate Agreement is less than 12 months, then such Interest Rate Agreement shall only be taken into account for that portion of the period equal to the remaining term thereof).

If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

(ee)         “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Subsidiaries, without duplication,

(i)            interest expense attributable to Capital Lease Obligations;

(ii)           amortization of debt discount and debt issuance costs;

(iii)          capitalized interest;

(iv)          non-cash interest expense;

(v)           commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(vi)          net payments pursuant to Currency Agreements and Interest Rate Agreements;

(vii)         dividends accrued in respect of all of its Preference Stock held by Persons other than the Company or a Wholly Owned Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preference Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);

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(viii)        interest incurred in connection with investments in discontinued operations;

(ix)           interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Subsidiary; and

(x)            the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

provided, however, that there shall be excluded from Consolidated Interest Expense any non-cash amortization or write-off of fees and expenses incurred in connection with the completion of (i) the issuance of the 7.0% Preferred Stock, (ii) the issuance of the Hybrid Preferred Stock, (iii) the transactions with Anadarko Petroleum Corporation and certain of its affiliates as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, (vi) the repayment of the EXCO Partners Operating Partnership, LP Senior Term Credit Agreement, dated October 2, 2006, and the amendment and restatement of its Senior Revolving Credit Agreement, dated October 2, 2006, as of the Original Issue Date, (v) the payment in connection with the termination of the Company’s Second Amended and Restated Equity Contribution Agreement, dated October 13, 2006 on the Original Issue Date, and (vi) the amendment and restatement of the Company’s Amended and Restated Credit Agreement, dated March 17, 2006, on or before May 2, 2007.

(ff)           “Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

(i)            any net income of any Person (other than the Company) if such Person is not a Subsidiary, except that

(A)          subject to the exclusion contained in clause (iv) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Subsidiary, to the limitations contained in clause (iii) below); and

(B)           the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

(ii)           any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;

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(iii)          any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that

(A)          subject to the exclusion contained in clause (iv) below, the Company’s equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed (or, if greater, for purposes of calculation of the Consolidated EBITDA Ratio only, permitted at the date of determination to be distributed) by such Subsidiary during such period to the Company or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Subsidiary, to the limitation contained in this clause); and

(B)           the Company’s equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income;

(iv)          any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(v)           any impairment losses on oil and natural gas properties;

(vi)          extraordinary gains or losses;

(vii)         any unrealized non cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133) and any termination losses or charges incurred with respect to the termination of Hedging Obligations;

(viii)        any non cash compensation charge arising from any grant of stock, stock options or other equity based awards; and

(ix)           the cumulative effect of a change in accounting principles;

in each case, for such period.

(gg)         “Continuing Directors” means individuals who are directors of the Company on the Original Issue Date (other than any Preferred Directors) or whose election was approved by a vote of a majority of individuals who were Continuing Directors.

(hh)         “Conversion Date” has the meaning set forth in Section 7(b)(iii).

(ii)           “Conversion Notice” has the meaning set forth in Section 7(b)(i).

(jj)           “Conversion Price” means $19.00, subject to adjustment as set forth in Section 8.

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(kk)         “Conversion Right” has the meaning set forth in Section 7(a)(i).

(ll)           “Convertible Securities” means indebtedness or shares of Capital Stock convertible into or exchangeable for Common Stock.

(mm)       “Convertible Stock Registration Default” means a “Registration Default” as defined in the Convertible Stock Registration Rights Agreement.

(nn)         “Convertible Stock Registration Rights Agreement” means the Registration Rights Agreement among the Company and the initial purchasers of 7.0% Preferred Stock and Hybrid Preferred Stock (and any transferees thereof as may become parties thereto from time to time), dated as of March 28, 2007, relating to the Series A-1 Preferred Stock, the Series A-1 Hybrid Preferred Stock and the shares of Common Stock issuable upon conversion of the shares of 7.0% Preferred Stock and the Hybrid Preferred Stock (as amended from time to time).

(oo)         “Credit Facility” means the Amended and Restated Credit Agreement, dated as of March 17, 2006, as amended, by and among the Company, certain of its Subsidiaries, the lenders defined therein, JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Lead Arranger, together with the related documents thereto, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Facility or a successor Credit Facility, whether by the same or any other lender or group of lenders.

(pp)         “Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

(qq)         “Current Market Price” has the meaning set forth in Section 8(a)(vii).

(rr)           “Default” means (i) if the Company is permitted to add the amount of any dividend on the Hybrid Preferred Stock and the 7.0% Preferred Stock on the applicable Dividend Payment Date to the Liquidation Preference in accordance with Section 3(b) and Section 3(c) of this Statement, the Company’s failure to pay any dividend in cash on the Hybrid Preferred Stock and the 7.0% Preferred Stock on the applicable Dividend Payment Date or to add the amount of such dividend to the Liquidation Preference in accordance with Section 3(b) and Section 3(c) of this Statement, (ii) if the Company is not permitted to add the amount of any dividend on the Hybrid Preferred Stock and the 7.0% Preferred Stock on the applicable Dividend Payment Date to the Liquidation Preference in accordance with Section 3(b) and Section 3(c) of this Statement, the Company’s failure to pay any dividend in cash on the Hybrid Preferred Stock and the 7.0% Preferred Stock on the applicable Dividend Payment Date, (iii) the Company’s violation of Section 3(e)(ii), Section 3(f) or Section 3(g) of this Statement, (iv) the Company’s failure to comply with the provisions of Section 4 of this Statement (other than the failure to purchase the

Annex III - 10

Hybrid Preferred Stock and the 7.0% Preferred Stock in compliance with Section 4 of this Statement), provided that such failure continues for 30 days after the Company’s receipt of a Default Notice (v) the Company’s failure to purchase the Hybrid Preferred Stock and the 7.0% Preferred Stock in compliance with Section 4 of this Statement, (vi) the Company’s failure to comply with the provisions of Section 5 of this Statement so as to deprive the Holders of their right to elect Preferred Directors, (vii) the Company’s failure to comply with its obligations under Section 7(a)(i), 7(b)(ii) or Section 7(c)(v) of this Statement, (viii) the Company’s failure to comply with Section 9 of this Statement or (ix) the Company’s failure to maintain the listing of the Common Stock on the NYSE or another U.S. national securities exchange.

(ss)         “Default Notice” means written notice of an event described in the definition of “Default” given to the Company by the holders of 25% or more of the then-outstanding shares of 7.0% Preferred Stock and Hybrid Preferred Stock specifying the default, directing that the default be remedied and stating that such notice is a “Default Notice.”

(tt)           “Deferral Period” has the meaning set forth in the Convertible Stock Registration Rights Agreement.

(uu)         “Distribution Threshold” has the meaning set forth in Section 8(a)(iv).

(vv)         “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(i)            matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(ii)           is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(iii)          is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part,

in each case on or prior to March 30, 2017; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for the provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to March 30, 2017 shall not constitute Disqualified Stock if (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Hybrid Preferred Stock contained in Sections 9(c) and 4, respectively, of Annex I or Annex II to the Hybrid Statements and (B) any such requirement only becomes operative after compliance with such terms applicable to the Hybrid Preferred Stock, including the purchase of any shares of Hybrid Preferred Stock tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the

Annex III - 11

amount of such Disqualified Stock is to be determined as provided in this Statement; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

(ww)       “Dividend Payment Date” means March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2007.

(xx)          “Dividend Rate” means, for any period, (i) if the dividend is paid in cash, 7.0% per annum for the period beginning on the first day following the NYSE Approval Date to but excluding March 30, 2013 and 9.0% per annum thereafter and (ii) 9.0% per annum if the dividend is not paid in cash on the applicable Dividend Payment Date. The Dividend Rate at which such dividends shall have accrued over any period shall be determined at the time of payment thereof based on whether such dividends are paid in cash or allowed to be added to the Liquidation Preference pursuant to Section 3(b) and Section 3(c).

(yy)         “Dividend Record Date” means, with respect to any dividend payable on a Dividend Payment Date, the preceding February 28, May 31, August 31 and November 30 and, with respect to any dividend payable on any other date, such date as may be determined by the Board of Directors.

(zz)          “Dollar Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith

(aaa)       “DTC” means The Depository Trust Company.

(bbb)      “EPOP Credit Facility” means the Senior Revolving Credit Agreement, dated October 2, 2006, among EXCO Partners Operating Partnership, LP, certain of its subsidiaries and JPMorgan Chase Bank, N.A., as Administrative Agent, together with the related documents thereto, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such EPOP Credit Facility or a successor EPOP Credit Facility, whether by the same or any other lender or group of lenders.

(ccc)       “Excess Distribution Amount” has the meaning set forth in Section 8(a)(iv).

(ddd)      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(eee)       “Excluded Distributions” has the meaning set forth in Section 8(a)(iv).

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(fff)         “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Original Issue Date, including those set forth in:

(i)            the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

(ii)           statements and pronouncements of the Financial Accounting Standards Board;

(iii)          such other statements by such other entity as approved by a significant segment of the accounting profession; and

(iv)          the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Statement shall be computed in conformity with GAAP.

(ggg)      “Global Preferred Stock” has the meaning set forth in Section 10(a)(iii).

(hhh)      “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(i)            to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(ii)           entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

(iii)          “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Oil and Natural Gas Hedging Contract, Interest Rate Agreement or Currency Agreement.

(jjj)          “Holder” or “holder” means a holder of record of shares of the Preferred Stock.

(kkk)       “Hybrid Preferred Stock” means, collectively, the Series A-1 Hybrid Preferred Stock and the Preferred Stock.

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(lll)          “Hybrid Statements” means the Statements of Designation with respect to each series of Hybrid Preferred Stock.

(mmm)    “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning.

(nnn)      “Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(i)            the principal in respect of (1) indebtedness of such Person for money borrowed and (2) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(ii)           all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(iii)          all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(iv)          all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

(v)           the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person, or with respect to any Subsidiary of such Person, the amount of all obligations of such Subsidiary with respect to any Preference Stock of such Subsidiary, in either case the principal amount of such Disqualified Stock or Preference Stock to be determined in accordance with this Statement;

(vi)          all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(vii)         all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured;

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(viii)        to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(ix)           any Guarantee by such Person of production or payment with respect to Production Payments and Reserve Sales.

Except as expressly provided in clause (ix) above, Production Payments and Reserve Sales shall not constitute “Indebtedness”.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Subsidiary of any business or assets, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business or assets after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

(ooo)      “Initial Preferred Shares” has the meaning set forth in Section 7(c)(ii).

(ppp)      “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

(qqq)      “Junior Stock” means all classes of common stock of the Company and each other class of capital stock or series of preferred stock established after the Original Issue Date by the Board of Directors, the terms of which do not expressly provide that such class or series ranks senior to or on parity with the Preferred Stock as to dividend rights or rights upon a Liquidation.

(rrr)         “Junior Stock Event” has the meaning set forth in Section 3(g).

(sss)       “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

(ttt)         “Liquidation” means the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

(uuu)      “Liquidation Preference” means, as of any date, with respect to each share of Preferred Stock the sum of (a) $10,000.00 and (b) the amount of any accrued and unpaid dividends that on or prior to such date have been added to the Liquidation Preference in accordance with Section 3(b) and Section 3(c).

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(vvv)      “Mandatory Conversion Percentage” means the percentage set forth in the following table:

Date of Conversion	Mandatory Conversion Percentage
March 30, 2007 through March 30, 2009	175%
March 31, 2009 through March 30, 2011	150%
March 31, 2011 and thereafter	125%

(www)    “Maximum Distribution Amount” has the meaning set forth in Section 8(a)(iv).

(xxx)        “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

(yyy)      “NYSE” means the New York Stock Exchange, Inc.

(zzz)        “Officer” means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company.

(aaaa)     “Officers’ Certificate” means a certificate signed by two Officers.

(bbbb)    “Oil and Gas Business” means:

(i)            the acquisition, exploration, exploitation, development, operation and disposition of interests in oil, natural gas, and other hydrocarbon and mineral properties;

(ii)           the gathering, marketing, distribution, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and the marketing of oil, natural gas, other hydrocarbons and minerals obtained from unrelated Persons;

(iii)          any business relating to or arising from exploration for or exploitation, development, production, treatment, processing, storage, refining, transportation, gathering or marketing of oil, natural gas, other hydrocarbons and minerals and products produced in association therewith;

(iv)          any other related energy business, including power generation and electrical transmission business where fuel required by such business is supplied, directly or indirectly, from oil, natural gas, other hydrocarbons and minerals produced substantially from properties in which the Company or its Subsidiaries, directly or indirectly, participate;

(v)           any business relating to oil field sales and service; and

(vi)          any activity necessary, appropriate or incidental to the activities described in the preceding clauses (i) through (v) of this definition.

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(cccc)     “Oil and Natural Gas Hedging Contract” means any oil and natural gas hedging agreement and other agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in oil and natural gas prices.

(dddd)    “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Transfer Agent. The counsel may be an employee of or counsel to the Company or the Transfer Agent.

(eeee)     “Option” means rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(ffff)        “Original Issue Date” means March 30, 2007.

(gggg)    “Parity Stock” means the Hybrid Preferred Stock (other than the Preferred Stock), the 7.0% Preferred Stock and any class of capital stock or series of preferred stock established after the Original Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank on parity with the Preferred Stock as to dividend rights or rights upon a Liquidation.

(hhhh)    “Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(iiii)         “Preference Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any series, class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other series or class of such Person.

(jjjj)         “Preferred Directors” means the members of the Board of Directors elected by the holders of the Series A-1 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series A-1 Hybrid Preferred Stock in accordance with the respective Statements of Designation therefor.

(kkkk)     “Preferred Stock” has the meaning set forth in Section 1(a).

(llll)         “Production Payments and Reserve Sales” means the grant or transfer to any Person of a Dollar Denominated Production Payment, Volumetric Production Payment, royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties.

(mmmm) “Purchased Shares” has the meaning set forth in Section 8(a)(v).

(nnnn)    “Redemption Date” has the meaning set forth in Section 4(k)(i).

(oooo)    “Redemption Notice” has the meaning set forth in Section 4(k)(i).

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(pppp)    “Redemption Price” has the meaning set forth in Section 4(k).

(qqqq)    “Register” has the meaning set forth in Section 4(b).

(rrrr)        “Required Holders” means as of any date the holders of at least 60% of the then-outstanding shares of 7.0% Preferred Stock and Hybrid Preferred Stock, voting together as a single class.

(ssss)     “Reservation Default” has the meaning set forth in Section 3(d).

(tttt)        “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Subsidiary on January 20, 2004 or thereafter acquired by the Company or a Subsidiary whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.

(uuuu)    “SEC” or “Commission” means the United States Securities and Exchange Commission.

(vvvv)    “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(wwww) “Senior Indenture” means that certain Indenture, dated January 20, 2004, by and among the Company, the guarantors listed on the signature pages thereto, and Wilmington Trust Company, as trustee, as in effect on the Original Issue Date.

(xxxx)       “Senior Stock” means each class of capital stock or series of preferred stock established after the Original Issue Date by the Board of Directors, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights or rights upon a Liquidation.

(yyyy)    “Series A-1 Hybrid Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series A-1 Hybrid Preferred Stock” having the rights and privileges set forth in the Series A-1 Hybrid Statement of Designation.

(zzzz)       “Series A-1 Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series A-1 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

(aaaaa)   “Series A-2 Conversion” has the meaning set forth in Section 7(e).

(bbbbb)  “Series A-2 Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series A-2 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

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(ccccc)   “Series B Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series B 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series B 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

(ddddd)  “Series C Preferred Stock” means the series of preferred stock, par value $0.001 per share, of the Company designated as the “Series C 7.0% Cumulative Convertible Perpetual Preferred Stock” having the rights and privileges set forth in the Series C 7.0% Cumulative Convertible Perpetual Preferred Stock Statement of Designation.

(eeeee)   “Shareholder Approval” means the requisite approval, as required by the NYSE or any other U.S. national securities exchange on which the Common Stock is then listed, by the holders of the Capital Stock of the Company entitled to vote, in order for the Company to issue all shares of Common Stock issuable upon full conversion of the 7.0% Preferred Stock and the Hybrid Preferred Stock.

(fffff)       “Significant Subsidiary” has the meaning set forth in Section 1-02(w) of Regulation S-X under the Securities Act.

(ggggg)  “Standard & Poor’s” means Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

(hhhhh)  “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

(iiiii)        “Statement” means this Statement of Designation with respect to the Preferred Stock, as amended from time to time.

(jjjjj)        “Subsidiary” means, with respect to any Person, (i) any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person, (ii) a partnership or limited liability company of which such Person or one of its Subsidiaries is the general partner or managing member, as applicable, or (iii) any other Person in which such Person has the power to elect or direct the election of at least a majority of the directors or other governing body of such Person. Notwithstanding anything to the contrary contained in this Statement, all references to the Company and its consolidated Subsidiaries or to financial information prepared on a consolidated basis in accordance with GAAP shall be deemed to include the Company and its Subsidiaries as to which financial statements are prepared on a consolidated basis in accordance with GAAP and to financial information prepared on such a consolidated basis.

(kkkkk)   “Temporary Cash Investments” means any of the following:

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(i)            any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(ii)           investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(iii)          investments in deposits available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Subsidiary maintains an office or is engaged in the Oil and Gas Business; provided, however, that (A) all such deposits have been made in such accounts in the ordinary course of business and (B) such deposits do not at any one time exceed $10.0 million in the aggregate;

(iv)          repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above;

(v)           investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to Standard & Poor’s;

(vi)          investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and

(vii)         investments in money market funds that invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

(lllll)        “Trading Day” means a day during which trading securities generally occurs on the NYSE or, if the Common Stock is not listed on the NYSE, on the principal national securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national securities exchange, on the automated quotation system on which the Common Stock is then authorized for quotation.

(mmmmm)              “Transaction” has the meaning set forth in Section 9(c).

(nnnnn)  “Transfer Agent” means Continental Stock Transfer & Trust Company, the Company’s duly appointed transfer agent, registrar and conversion and dividend

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disbursing agent for the Preferred Stock. The Company may, in its sole discretion, remove the Transfer Agent with at least ten days’ prior notice to the Transfer Agent; provided, that the Company shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.

(ooooo)  “Transfer Restricted Securities” means each share of Preferred Stock (or the shares of Common Stock into which such share of Preferred Stock is convertible) until (i) the date on which the resale of such security or its predecessor has been effectively registered under the Securities Act and disposed of in accordance therewith or (ii) the date on which such security or predecessor is distributed to the public pursuant to Rule 144 under the Securities Act or is eligible for sale pursuant to Rule 144(k) under the Securities Act.

(ppppp)  “Triggering Date” means the earliest of (i) the date of the first shareholder meeting of the Company at which the NYSE Approval Proposal is submitted for shareholder approval and is not approved and adopted by the requisite vote of the shareholders of the Company, (ii) the date that is 30 days following an adjournment of the first shareholder meeting of the Company called for the purpose of submitting the NYSE Approval Proposal for shareholder approval and (iii) March 31, 2008.

(qqqqq)  “Triggering Determination Date” has the meaning set forth in Section 8(a)(iv).

(rrrrr)       “Triggering Distribution” has the meaning set forth in Section 8(a)(iv).

(sssss)   “Volume Weighted Average Price” of the Common Stock on any date means the volume weighted average sale price per share on such date on the NYSE, or if the Common Stock is not listed on the NYSE, on the principal national securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national securities exchange, an automated quotation system on which the Common Stock is then listed or authorized for quotation, in each case as reported by Bloomberg Financial Markets (or any successor thereto) through its “Volume at Price” functions and ignoring any block trades (which, for purposes of this definition means any transfer of more than 100,000 shares (subject to adjustment to reflect stock dividends, stock splits, stock combinations and other similar events)). In the absence of such a listing or quotation, the Volume Weighted Average Price will be an amount reasonably determined in good faith by the Board of Directors to be the fair value of the Common Stock and evidenced in a resolution.

(ttttt)       “Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

(uuuuu)  “Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote for the election of directors or other members of the governing body of such Person (other than solely by reason of a contingency).

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(vvvvv)  “Wholly Owned Subsidiary” means a Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

3.             Dividends.

(a)           The Holders of shares of Preferred Stock shall be entitled to receive, when, as and if authorized or declared by the Board of Directors out of funds legally available for that purpose (subject to Section 11(e)), on each Dividend Payment Date, dividends on each share of Preferred Stock, at a rate per annum equal to the Dividend Rate on the Liquidation Preference as of such Dividend Payment Date, subject to increase as set forth in Sections 3(d) and 3(e). Dividends shall be cumulative from the NYSE Approval Date and shall be payable quarterly in arrears, if, as and when so authorized and declared by the Board of Directors, on each Dividend Payment Date, commencing on the first Dividend Payment Date following the Original Issue Date; provided, that if any such payment date is not a Business Day then such dividend shall be payable on the next Business Day. Each dividend shall be payable to the Holders of Preferred Stock as they appear on the Register at the close of business on the corresponding Dividend Record Date. All dividends paid with respect to shares of Preferred Stock shall be paid pro rata to the Holders entitled thereto. The amount of dividends payable per share of Preferred Stock for each full quarterly dividend period shall be computed by dividing the applicable Dividend Rate by four and multiplying the resulting number by the Liquidation Preference of such share as of the applicable Dividend Payment Date. The amount of dividends payable for the initial dividend period, or any other period shorter or longer than a full dividend period, shall be computed on the basis of twelve 30-day months and a 360-day year. Dividend payments shall be aggregated per Holder and shall be made to the nearest cent (with $.005 being rounded upward).

(b)           Accrued Dividends on any share of Preferred Stock which are not declared and paid in full in cash on any Dividend Payment Date shall be added to the Liquidation Preference of such share of Preferred Stock on such Dividend Payment Date and, thereafter, may no longer be declared or paid as dividends in cash. If the Company elects to add Accrued Dividends to the Liquidation Preference in accordance with Section 3(b) and Section 3(c), then on or prior to the Dividend Record Date for such dividend, the Company shall provide written notice to the Holders and the Transfer Agent of such election and shall prepare and transmit to the Transfer Agent an Officers’ Certificate setting forth the Liquidation Preference which will become effective after the corresponding Dividend Payment Date.

(c)           Notwithstanding the provisions of Section 3(b), the Company shall not be permitted to add Accrued Dividends to the Liquidation Preference and must pay dividends on shares of Preferred Stock in cash:

(i)            following the occurrence of a Default, regardless of whether such Default is subsequently cured or waived by the Required Holders;

(ii)           on or after March 30, 2013;

(iii)          following a Junior Stock Event; or

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(iv)          if the Liquidated Damages Rate (as defined in the Convertible Stock Registration Rights Agreement) following a Convertible Stock Registration Default equals the Maximum Rate (as defined in the Convertible Stock Registration Rights Agreement), through but excluding the date on which such Convertible Stock Registration Default is cured.

(d)           If at any time the Company does not reserve and keep available for issuance the number of shares of Common Stock required pursuant to Section 7(a)(iv) (a “Reservation Default”), then the Dividend Rate shall be increased by 6.00% per annum, from and including the date on which any such Reservation Default shall occur through but excluding the date on which the Reservation Default shall have been cured or waived by the Required Holders.

(e)           Upon the occurrence of a Default:

(i)            the Combined Holders will have the right to elect four additional directors to the Board of Directors (the “Additional Directors”) as provided in Section 5(d) to serve until the date on which such Default is cured or waived by the Combined Holders; provided however, that in the event of a Default as described in clause (i) of the definition thereof, the Combined Holders shall not have the right to elect four Additional Directors upon the occurrence of such Default and instead will have the right to elect two Additional Directors if such Default continues for 90 days after the applicable Dividend Payment Date and two Additional Directors if such Default continues for 180 days after the applicable Dividend Payment Date as provided in Section 5(d) to serve until the date on which such Default is cured or waived by the Combined Holders. The number of Additional Directors shall not exceed four at any time regardless of the occurrence of one or more Defaults as set forth in the 7.0% Statements or the Hybrid Statements.

(ii)           the Company shall be prohibited from declaring or paying any dividends or distributions on (other than cash paid in lieu of fractional shares), or otherwise repurchasing, redeeming or otherwise acquiring any shares of, Capital Stock of the Company (other than the 7.0% Preferred Stock and Hybrid Preferred Stock and shares of Junior Stock pursuant to any bona fide employee or director incentive or benefit plan or arrangement of the Company or any Subsidiary heretofore or hereafter adopted by the Board of Directors or the cashless exercise of Options) or any of its Subsidiaries until the date on which such Default is cured or waived by the Required Holders; and

(iii)          the Dividend Rate shall increase by 3.00% (except for a Default described in clause (ix) of the definition thereof, for which the increase shall be 6.00%) from and including the date on which the Default shall occur and be continuing through but excluding the date on which the Default is cured or waived by the Required Holders; provided, however, that in the event of a Default as described in clause (ii) of the definition thereof, the Dividend Rate shall not increase unless such Default continues for 30 days after the applicable Dividend Payment Date; and provided, further, that the Dividend Rate shall not be increased pursuant to this Section 3(e) (iii) in connection with a Convertible Stock Registration Default or a Reservation Default; and provided, further, that the Dividend Rate shall not be increased further pursuant to this Section 3(e)(iii) for a subsequent Default occurring while the Dividend Rate is already increased pursuant to this Section 3(e)(iii).

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(f)            No dividend will be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding share of the Preferred Stock or Parity Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid, or declared and, if such dividends are to be paid in cash, a sum of cash sufficient for the payment thereof is set apart for the payment of such dividend, upon all outstanding shares of Preferred Stock and Parity Stock. Notwithstanding the foregoing, if full cumulative dividends have not been paid on the Preferred Stock and all Parity Stock, all dividends declared and paid on the Preferred Stock and such Parity Stock shall be declared and paid pro rata so that the amounts of dividends declared and paid per share on the Preferred Stock and such Parity Stock will in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Preferred Stock and such Parity Stock bear to each other.

(g)           No dividends or other distributions (other than cash paid in lieu of fractional shares) may be declared, made or paid, or set apart for payment upon, any Junior Stock, nor may any Junior Stock be redeemed, purchased or otherwise acquired for any consideration (or any money paid to or made available for a sinking fund for the redemption of any Junior Stock) by or on behalf of the Company or any of its Subsidiaries, unless (i) all Accrued Dividends shall have been or contemporaneously are declared and paid in cash, or are declared and a sum of cash sufficient for the payment thereof is set apart for such payment, on the Preferred Stock and all Parity Stock for all dividend periods terminating on or prior to the date of such declaration, payment, redemption, purchase or acquisition, (ii) after giving pro forma effect to such declaration, payment, redemption, purchase or acquisition, the Company has aggregate undrawn but available borrowing capacity under the Credit Facility and the EPOP Credit Facility of at least $500 million, (iii) the Consolidated EBITDA Ratio on such date exceeds 3.5 to 1.0 and (iv) in the event of a dividend or distribution (other than Excluded Distributions) in excess of the Maximum Distribution Amount per Calendar Quarter, the Holders of Preferred Stock receive an equivalent dividend or distribution of the amount of such dividend or distribution in excess of the Maximum Distribution Amount per Calendar Quarter that would be payable to such Holders if such shares of Preferred Stock had been converted into Common Stock immediately prior to such dividend or distribution (such declaration, payment, redemption, purchase or acquisition made in accordance with clauses (i) through (iv), a “Junior Stock Event”). The restrictions set forth in this Section 3(g) shall not apply to the purchase or other acquisition of Junior Stock pursuant to any bona fide employee or director incentive or benefit plan or arrangement of the Company or any Subsidiary heretofore or hereafter adopted by the Board of Directors or the cashless exercise of Options. Notwithstanding the foregoing provisions of this Section 3(g), (A) the Company shall not make a dividend or distribution to holders of Junior Stock (other than in connection with a Liquidation or a merger or consolidation of the Company) of assets or other property other than a dividend or distribution consisting exclusively of shares of Common Stock or cash in compliance with the terms of this Statement and (B) the Company shall not make a dividend or distribution of cash to holders of Junior Stock (other than cash in lieu of fractional shares, or upon a Liquidation or a merger or consolidation of the Company) (1) if the Company or any Significant Subsidiary is, after the expiration of any applicable cure period, in default under the Credit Facility or any of its then-existing credit facilities or other Indebtedness in excess of $100.0 million, which default then permits, or would with the notice or lapse of time permit, the acceleration of Indebtedness thereunder, or (2) following a Bankruptcy Event.

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4.             Change of Control.

(a)           In connection with the occurrence of a Change of Control, the Company shall make an offer to purchase all of the outstanding shares of Preferred Stock (a “Change of Control Offer”) for an amount of cash per share of Preferred Stock equal to the Liquidation Preference as of the Change of Control Payment Date, plus Accrued Dividends through the Change of Control Payment Date (the “Change of Control Price”) on the terms set forth in this Section 4. The right of the Holders of Preferred Stock pursuant to this Section 4 are in addition to, and not in lieu of, the rights of the Holders of Preferred Stock pursuant to Section 7(a).

(b)           Within ten (10) Trading Days after the occurrence of a Change of Control, the Company shall give notice of such Change of Control (the “Change of Control Notice”) by first class mail to each Holder of Preferred Stock at such Holder’s address appearing in the securities register maintained in respect of the Preferred Stock by the Transfer Agent or the Company (the “Register”). Such Change of Control Notice shall state:

(i)            the event causing such Change of Control and the date of occurrence of such Change of Control;

(ii)           that a Change of Control Offer is being made pursuant to this Section 4 and that all shares of Preferred Stock tendered will be accepted for payment;

(iii)          the Change of Control Price and the period of time during which the Company may accept for payment shares of Preferred Stock, which shall be as soon after the date of the notice as legally permissible and shall terminate no earlier than 30 days and not later than 60 days from the date the Change of Control Offer is commenced (such termination date, as it may be extended pursuant to Section 4(c), the “Change of Control Payment Date”);

(iv)          that any shares of Preferred Stock not tendered for payment pursuant to the Change of Control Offer shall continue to accrue dividends and be convertible in accordance with the terms thereof;

(v)           the then-applicable Conversion Price;

(vi)          that, unless the Company defaults in the payment of the Change of Control Price, all shares of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends on the Change of Control Payment Date;

(vii)         that any Holder electing to have shares of Preferred Stock repurchased in the Change of Control Offer shall be required to surrender such certificates representing the shares of Preferred Stock to the Company or its designated agent at the address specified in the Change of Control Notice prior to the close of business on the Change of Control Payment Date;

(viii)        that any Holder of Preferred Stock shall be entitled to withdraw such election if the Company or its designated agent receives, not later than the close of business on the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of such shares of Preferred Stock, the number of shares of Preferred

Annex III - 25

Stock such Holder delivered for purchase and a statement of the number of shares of Preferred Stock for which such Holder is withdrawing its election to have such shares of Preferred Stock repurchased;

(ix)           that shares of Preferred Stock that have been tendered pursuant to the Change of Control Offer may be converted pursuant to Section 7(a) only if such tendered shares have been properly withdrawn;

(x)            that a Holder whose shares of Preferred Stock are being purchased only in part shall be issued a new certificate, of like tenor, for the unpurchased shares of Preferred Stock represented by any certificate surrendered; and

(xi)           the instructions that Holders of Preferred Stock must follow in order to tender their shares of Preferred Stock.

(c)           If the aggregate Liquidation Preference as of the Change of Control Payment Date of shares of 7.0% Preferred Stock and Hybrid Preferred Stock that will remain outstanding after the Company’s repurchase of the shares of 7.0% Preferred Stock and Hybrid Preferred Stock tendered pursuant to the Change of Control Offer is less than $250 million, then the Company shall extend the Change of Control Payment Date by ten (10) days and shall announce such extension in compliance with Rule 14e-1(d) under the Exchange Act. The Company shall not extend the Change of Control Payment Date more than once pursuant to this Section 4(c).

(d)           On the Change of Control Payment Date, the Company shall, to the extent of funds legally available therefor (subject to Section 11(e)), accept for payment the shares of Preferred Stock tendered and not withdrawn pursuant to the Change of Control Offer. On the Business Day immediately following the Change of Control Payment Date, the Company shall deposit with a paying agent an amount equal to the aggregate Change of Control Price in respect of all shares of Preferred Stock so tendered and not withdrawn. The paying agent shall promptly mail to each Holder of shares of Preferred Stock so accepted payment in an amount equal to the Change of Control Price for such shares and new certificates for the unpurchased shares of Preferred Stock surrendered, if any.

(e)           The Company shall make a public announcement of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)            Notwithstanding anything herein to the contrary, if the shares of Preferred Stock are Global Preferred Stock, then any Change of Control Notice shall be delivered and such shares of Preferred Stock shall be tendered or withdrawn in accordance with the applicable procedures of the DTC.

(g)           The Change of Control Offer shall be made in compliance with, and subject to, all applicable laws, including federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4 by virtue thereof.

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(h)           The Company shall not be required to make a Change of Control Offer in connection with a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4 and purchases all shares of Preferred Stock validly tendered and not withdrawn under such Change of Control Offer.

(i)            If a Change of Control Payment Date is on or after a Dividend Record Date but on or prior to the related Dividend Payment Date, then any Accrued Dividends shall be payable to Holders who tender shares of Preferred Stock pursuant to the Change of Control Offer.

(j)            Notwithstanding anything herein to the contrary, a Change of Control shall not be deemed to have occurred if in the case of a merger or consolidation described in clause (iii) of the definition of Change of Control, (i) all of the consideration, excluding cash payments for fractional shares, the purchase of Options and pursuant to dissenters’ appraisal rights, in the merger or consolidation constituting the Change of Control consists of Capital Stock (other than Preference Stock) traded on a national securities exchange or quoted on an automated quotation system (or which will be so traded or quoted when issued or exchanged in connection with such Change of Control), which are readily marketable, free of any restrictions on resale or transfer or subject to an effective registration statement under the Securities Act, and as a result of such transaction or transactions the shares of Preferred Stock become convertible solely into such Capital Stock (other than Preference Stock), excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights (an “All-Stock Change of Control”) and (ii) the Holders of at least 66 2/3% of the outstanding shares of 7.0% Preferred Stock and Hybrid Preferred Stock, voting together as a class, have approved the All-Stock Change of Control.

(k)           If the Company has extended the Change of Control Payment Date pursuant to Section 4(c), and on the Trading Day following the Change of Control Payment Date shares of 7.0% Preferred Stock and Hybrid Preferred Stock with an aggregate Liquidation Preference as of the Change of Control Payment Date of less than $250 million remain outstanding, the Company shall have the right to redeem all, but not less than all, such remaining shares of 7.0% Preferred Stock and Hybrid Preferred Stock for cash at a price per share equal to the Liquidation Preference as of the Redemption Date, plus Accrued Dividends through the Redemption Date (the “Redemption Price”), in immediately available funds, subject to the following terms and conditions:

(i)            In the event of a redemption pursuant to this Section 4(k), the Company shall give notice of such redemption (the “Redemption Notice”) by first class mail to each Holder of Preferred Stock, at such Holder’s address appearing in the Register within five (5) Business Days after the Change of Control Payment Date. Such notice shall be given not more than thirty (30) nor less than fifteen (15) days before the date fixed for redemption (the “Redemption Date”) and shall state:

(A)          the Redemption Date;

(B)           the amount of the Redemption Price;

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(C)           that the Holders shall be required to surrender such certificates representing the shares of Preferred Stock to the Company or its designated agent at the address specified in the Redemption Notice;

(D)          that the Preferred Stock shall cease to be outstanding and the Holders thereof shall cease to be Holders of Preferred Stock on and after the Redemption Date and thereafter shall only be entitled to receive the Redemption Price, without interest, upon the surrender of the share certificate therefor;

(E)           that, unless the Company defaults in the payment of the Redemption Price, all shares of Preferred Stock shall cease to accrue dividends on the Redemption Date; and

(F)           the instructions that Holders of Preferred Stock must follow in order to receive the Redemption Price for their shares of Preferred Stock.

(ii)           Each Holder of shares of Preferred Stock called for redemption pursuant to this Section 4(k) shall surrender the certificate or certificates representing such shares to the Company or its designated agent at the address specified in the Redemption Notice, duly endorsed, in the manner and at the place designated in the Redemption Notice. On the Redemption Date, the Company shall, to the extent of funds legally available therefor, subject to Section 11(e), deposit with a paying agent an amount equal to the aggregate Redemption Price in respect of all shares of Preferred Stock. The paying agent shall, upon the later of the Redemption Date or receipt of the certificate or certificates representing shares of Preferred Stock properly surrendered in the manner specified in the Redemption Notice, promptly mail to each Holder of shares of Preferred Stock payment in an amount equal to the Redemption Price for such shares of Preferred Stock.

(iii)          On and after the Redemption Date, unless the Company defaults in the payment in full of the aggregate Redemption Price, dividends on the Preferred Stock shall cease to accumulate, and all rights of the Holders of such shares shall terminate with respect thereto, other than the right to receive the Redemption Price per share, without interest; provided, however, that if a Redemption Notice shall have been given as provided in this Section 4(k) and the aggregate Redemption Price shall have been irrevocably deposited with a paying agent, in trust for the equal and ratable benefit of the Holders of the shares of Preferred Stock to be redeemed, then, at the close of business on the day on which such funds are deposited with the paying agent, the Holders of the shares of Preferred Stock to be redeemed shall cease to be shareholders of the Company and shall be entitled only to receive the Redemption Price per share, without interest.

(iv)          In order to facilitate the redemption of shares of Preferred Stock pursuant to this Section 4(k), the Board of Directors may fix a record date for the determination of shares of Preferred Stock to be redeemed, or may cause the transfer books of the Company for the Preferred Stock to be closed, not more than thirty (30) days or less than fifteen (15) days prior to the applicable Redemption Date.

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(v)           Notwithstanding anything herein to the contrary, if the shares of Preferred Stock are Global Preferred Stock, then any Redemption Notice shall be delivered and such shares of Preferred Stock shall be tendered or withdrawn in accordance with the applicable procedures of the DTC.

(l)            Without limiting any other rights and remedies in this Statement, in the event the assets of the Company available for distribution to the Holders of shares of Preferred Stock upon a Change of Control shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 4 and all change of control payments required by the terms of Parity Stock, then without limiting such Holder’s other rights such assets or the proceeds thereof shall be distributed among the holders of the Preferred Stock and such Parity Stock ratably, in proportion to the full distributable amounts for which holders of the Preferred Stock and such Parity Stock are entitled upon such Change of Control.

5.             Voting Rights.

(a)           The Holders of shares of Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 5 or as otherwise provided by law.

(b)           Each share of Preferred Stock shall entitle the Holder thereof to vote together with the holders of Common Stock, the 7.0% Preferred Stock and the other holders of Hybrid Preferred Stock as a single class on all matters submitted for the approval of the holders of Common Stock, other than the election of directors. For purposes of this Section 5(b), each Holder shall be entitled to the number of votes equal to the largest number of full shares of Common Stock that would be held by such Holders assuming the conversion of all outstanding shares of Preferred Stock held by such Holder into shares of Common Stock at the Conversion Price on the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is first executed. The Holders shall be entitled to notice of any shareholders’ meeting at the time and in the manner given to the holders of the Common Stock in accordance with the bylaws of the Company.

(c)           Upon the vesting of the right of the Combined Holders to elect Additional Directors pursuant to Section 3(e)(i) or pursuant to the 7.0% Statements or other Hybrid Statement, the number of directors constituting the Board of Directors shall be increased by four. In such event, or if a vacancy shall exist in the office of an Additional Director elected by the Combined Holders, a proper officer of the Company shall, upon the written request of the holders of 20% or more of the then-outstanding shares of 7.0% Preferred Stock or Hybrid Preferred Stock addressed to the Secretary of the Company, call a special meeting of the holders of 7.0% Preferred Stock and Hybrid Preferred Stock for the purpose of electing the Additional Directors that the Combined Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within twenty (20) days after personal service of such written request upon the Secretary of the Company, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Company at its principal executive offices, then the holders of 20% or more of the then-outstanding shares of 7.0% Preferred Stock or Hybrid Preferred Stock may designate in writing one of the holders of 7.0% Preferred Stock or Hybrid Preferred Stock to call such meeting at the expense of the

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Company, and such meeting may be called by the Person so designated and shall be held at the place for holding the annual meeting of shareholders. Any holder of 7.0% Preferred Stock or Hybrid Preferred Stock so designated shall have, and the Company shall provide, access to the lists of shareholders to be called pursuant to the provisions hereof. At any such meeting called for the purpose of electing Additional Directors, the presence in person or by proxy of the holders of record of a majority of the shares of 7.0% Preferred Stock and Hybrid Preferred Stock then outstanding shall constitute a quorum for the election of Additional Directors to be elected by the Combined Holders. An Additional Director vacancy shall be filled only by vote of the Combined Holders, in the manner set forth herein. Each Additional Director who shall have been elected as provided in this Section 5(d) may be removed during his or her term of office, whether with or without cause, by the Combined Holders and may not be removed without the consent of the Combined Holders. Immediately after all Defaults with respect to the 7.0% Preferred Stock and the Hybrid Preferred Stock as set forth in the respective Statements of Designation therefor, have been cured or waived by the Combined Holders, the Additional Directors shall no longer be directors, the number of directors constituting the Board of Directors shall be decreased by four and the remaining directors shall take such action as may be required by applicable law to remove the Additional Directors.

(d)           In exercising the voting rights set forth in this Section 5, except as otherwise provided in Section 5(b), each share of Preferred Stock shall have one vote per share.

(e)           So long as any shares of Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Articles of Incorporation or this Statement:

(i)            the Company shall not authorize or create, increase the authorized amount of, or issue shares of any class or series of Senior Stock or Parity Stock (other than (A) the Hybrid Preferred Stock issued on the Original Issue Date and all shares of Series A-1 Hybrid Preferred Stock issuable upon conversion of the Preferred Stock issued on the Original Issue Date into Series A-1 Hybrid Preferred Stock in accordance with this Statement and (B) the 7.0% Preferred Stock issued on the Original Issue Date and all shares of 7.0% Preferred Stock issuable upon conversion of such shares of 7.0% Preferred Stock into a different series of 7.0% Preferred Stock in accordance with the respective Statements of Designation therefor) without the affirmative vote of the Required Holders, given in person or by proxy;

(ii)           the Company shall not amend, alter, waive or repeal any provision of its Articles of Incorporation or this Statement, whether by merger, consolidation, reorganization or otherwise, that would adversely affect any Holder without the affirmative vote of the Required Holders, given in person or by proxy; provided that any amendment, alteration, waiver or repeal of any provision of its Articles of Incorporation or this Statement, whether by merger, consolidation, reorganization or otherwise, that would adversely affect the liquidation preference, conversion price, conversion price adjustments, Change of Control Price, dividend rate and preferences of the Preferred Stock or any other payment upon the Preferred Stock shall require the affirmative vote of each Holder of outstanding shares of Preferred Stock, given in person or by proxy; provided, further, that the Company shall not amend, alter, waive or repeal the foregoing proviso without the affirmative vote of each Holder of Preferred Stock, given in person or by proxy;

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(iii)          the Company shall not, by dividend or otherwise, distribute property (other than shares of Common Stock or cash as otherwise permitted in Section 3) or issue Options of the type contemplated by Section 8(a)(iii) or engage in an equity self tender offer or share repurchase without the affirmative vote of the Required Holders, given in person or by proxy;

(iv)          the Company shall not, except as required by the 7.0% Statements and the Hybrid Statements, increase the size of the Board of Directors to more than seven (7) directors without the affirmative vote of the Required Holders, given in person or by proxy; and

(v)           the affirmative vote of at least 66 2/3% of the outstanding shares of 7.0% Preferred Stock and Hybrid Preferred Stock, voting together as a single class, given in person or by proxy, shall be required to approve any All-Stock Change of Control.

(f)            Any action to be taken at any annual or special meeting of shareholders by the Holders of Preferred Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the Holder or Holders of shares of Preferred Stock having no less than the minimum number of votes that would be required to take such action at a meeting at which the shares of Preferred Stock were present and voted. Prompt written notice of the taking of any action by the Holders of Preferred Stock by less than unanimous written consent shall be given to the Holders of Preferred Stock who did not consent in writing to the action.

6.             Liquidation Rights.

(a)           In the event of any Liquidation, each Holder of shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its shareholders for each share of Preferred Stock an amount equal to the greater of (i) the Liquidation Preference as of the date of Liquidation, plus Accrued Dividends thereon through the date of Liquidation, and (ii) the amount that would be payable to such Holder if such shares of Preferred Stock had been converted to Common Stock immediately prior to such Liquidation, in each case, in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, Common Stock; provided, however, that the foregoing clause (ii) shall not be operative, and shall be void ab initio, with respect to any Liquidation that occurs while there is Indebtedness outstanding under the Senior Indenture if the inclusion of clause (ii) in this Statement would cause the Preferred Stock to be “Disqualified Stock” (as defined in the Senior Indenture) under the Senior Indenture.

(b)           Neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of its business) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a Liquidation for purposes of this Section 6.

(c)           After the payment to the Holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 6, the Holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

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(d)           In the event the assets of the Company available for distribution to the Holders of shares of Preferred Stock upon a Liquidation shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to Section 6(a) and all liquidating payments on any shares of Parity Stock, then such assets or the proceeds thereof shall be distributed among the holders of the Preferred Stock and Parity Stock ratably, in proportion to the full distributable amounts for which holders of the Preferred Stock and Parity Stock are entitled upon such Liquidation.

7.             Conversion.

(a)           Conversion Right.

(i)            Without limiting the Company’s rights to exercise the Company Conversion Option pursuant to Section 7(c), each Holder of a share of Preferred Stock shall have the right, at such Holder’s option, exercisable at any time and from time to time to convert all or any portion of such Holder’s shares of Preferred Stock, subject to the terms and provisions of this Section 7 (the “Conversion Right”). Upon a Holder’s election to exercise the Conversion Right, the shares of Preferred Stock for which the Conversion Right is exercised shall be converted into such whole number of shares of Common Stock equal to the product of the number of shares of Preferred Stock being so converted multiplied by the quotient of (A) the Liquidation Preference as of the Conversion Date, plus Accrued Dividends through the Conversion Date, divided by (B) the Conversion Price then in effect; provided, however, that the Company may, at its option, elect to pay Accrued Dividends through the Conversion Date in cash, in which event the amount in clause (A) shall not include Accrued Dividends through the Conversion Date.

(ii)           No fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Liquidation Preference as of the Conversion Date, plus Accrued Dividends through the Conversion Date (subject to the Company’s right to pay such unpaid dividends in cash pursuant to Section 7(a)(i)), on all shares of Preferred Stock so surrendered. If the conversion of any share or shares of Preferred Stock results in a fractional share of Common Stock issuable but for the immediately preceding two sentences, the Company shall pay a cash amount in lieu of issuing such fractional share in an amount equal to such fractional interest multiplied by the Volume Weighted Average Price on the Trading Day immediately prior to the Conversion Date or the Company Conversion Date, as applicable.

(iii)          A Holder of Preferred Stock shall not be entitled to any rights of a holder of shares of Common Stock until such Holder has converted such Holder’s Preferred Stock, and only to the extent the shares of Preferred Stock are deemed to have been converted into shares of Common Stock in accordance with the provisions of this Section 7.

(iv)          The Company shall reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock equal to 110% of the number of shares of Common Stock issuable upon conversion of all outstanding shares of 7.0% Preferred

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Stock and Hybrid Preferred Stock. The Company shall take all action permitted by law to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of 7.0% Preferred Stock or Hybrid Preferred Stock. The Company covenants that all Common Stock that may be issued upon conversion of Preferred Stock shall upon issuance be duly authorized, fully paid and non-assessable. The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange or quoted on an automated quotation system, the Company will, if permitted by the rules of such national securities exchange or automated quotation system, cause to be listed or quoted on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Preferred Stock.

(b)           Conversion Right Procedures.

(i)            The Conversion Right of a Holder of Preferred Stock shall be exercised by the Holder by the surrender to the Company of the certificates representing shares of Preferred Stock to be converted at any time during usual business hours at the Company’s principal place of business or the offices of the Transfer Agent, accompanied by written notice to the Company in the form of Exhibit B hereto that the Holder elects to convert all or a portion of the shares of Preferred Stock represented by such certificate (a “Conversion Notice”) and specifying the name or names (with address or addresses) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or the Transfer Agent) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Transfer Agent duly executed by the Holder or its legal representative.

(ii)           As promptly as practicable after the surrender of the certificate or certificates for Preferred Stock as aforesaid and the receipt of the Conversion Notice and in no event later than three Trading Days thereafter, the Company shall issue and shall deliver or cause to be issued and delivered to such Holder, or to such other Person on such Holder’s written order (A) one or more certificates representing the number of validly issued, fully paid and non-assessable whole shares of Common Stock to which the Holder of Preferred Stock being converted, or the Holder’s transferee, shall be entitled, (B) if less than the full number of shares of Preferred Stock evidenced by the surrendered certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Preferred Stock evidenced by the surrendered certificate or certificates, less the number of shares being converted, (C) cash for any payment of Accrued Dividends through the Conversion Date if the Company elects to pay such dividends in cash pursuant to Section 7(a)(i) and (D) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 7(a)(ii).

(iii)          Each conversion shall be deemed to have been made at the close of business on the date of the later to occur of giving the Conversion Notice and of surrendering the certificate or certificates representing the Preferred Stock to be converted (the “Conversion Date”) so that the rights of the Holder thereof as to the Preferred Stock being converted shall cease except for the right to receive the Common Stock (and cash dividends, if elected by the Company, and cash in lieu of fractional shares) payable under Section 7(a), and the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

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(iv)          The issuance or delivery of certificates for Common Stock upon the conversion of shares of Preferred Stock pursuant to Section 7(a) or Section 7(c) shall be made without charge to the converting Holder of shares of Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or in such names as may be directed by, the Holders of the shares of Preferred Stock converted; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the shares of Preferred Stock converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

(c)           Company Conversion Option.

(i)            At any time and from time to time and subject to the provisions of this Section 7(c), the Company shall have the option (the “Company Conversion Option”) to cause all or any portion of the Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the quotient of (A) the Liquidation Preference as of the Company Conversion Date, plus Accrued Dividends through the Company Conversion Date, divided by (B) the Conversion Price then in effect, with any resulting fractional shares of Common Stock to be settled in accordance with Section 7(a)(ii); provided, however, that the Company may, at its option, elect to pay Accrued Dividends through the Company Conversion Date in cash, in which event the amount in clause (A) shall not include Accrued Dividends through the Company Conversion Date. The Company may exercise the Company Conversion Option only if the Volume Weighted Average Price of the Common Stock equals or exceeds the Mandatory Conversion Percentage of the Conversion Price then in effect for at least 20 Trading Days in any period of 30 consecutive Trading Days, including the last Trading Day of such 30-day period, ending on the Trading Day prior to the date of the Company’s issuance of a press release announcing the Company’s exercise of the Company Conversion Option in accordance with this Statement (a “Company Conversion Notice”). If the Company Conversion Option is exercised on or after March 30, 2011, the Holders of the shares of Preferred Stock for which the Company Conversion Option is exercised will have the option to receive, in lieu of the shares of Common Stock issuable pursuant to this Section 7(c)(i), a cash payment per share of Preferred Stock for which the Company Conversion Option is exercised equal to the Liquidation Preference as of the Company Conversion Date, plus Accrued Dividends through the Company Conversion Date.

(ii)           Notwithstanding the provisions of Section 7(c)(i), the Company may exercise the Company Conversion Option to convert all or any portion of the outstanding 7.0% Preferred Stock and Hybrid Preferred Stock (ratably among all holders of 7.0% Preferred Stock and Hybrid Preferred Stock); provided that the Company may not exercise the Company Conversion Option for less than the lesser of (A) 25% of the sum of (1) the number of shares of 7.0% Preferred Stock issued on the Original Issue Date plus (2) the number of shares of Hybrid Preferred Stock issued on the Original Issue Date (the sum of clauses (1) and (2) collectively, the “Initial Preferred Shares”) or (B) all outstanding 7.0% Preferred Stock and Hybrid Preferred Stock if such outstanding shares represent less than 25% of the Initial Preferred Shares. The

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Company Conversion Option may not be exercised during a Convertible Stock Registration Default if a Deferral Period is in effect or if, on the date that the Company would be permitted to issue a Company Conversion Notice, the Company has knowledge of a pending corporate development that the Company reasonably believes would make it appropriate to suspend the availability of any effective shelf registration statement at any time prior to the 30th day after the Company Conversion Date.

(iii)          To exercise the Company Conversion Option, the Company must issue a Company Conversion Notice for publication on PR Newswire (or, if such organization is not in existence at the time of issuance of the Company Conversion Notice, such other news or press organization as is reasonably calculated to disseminate the relevant information broadly to the public) prior to the opening of business on the first Trading Day following any date on which the Volume Weighted Average Price of the Common Stock exceeds the Mandatory Conversion Percentage of the Conversion Price for the period set forth in Section 7(c)(i), announcing the Company Conversion Option. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the Holders of Preferred Stock (not later than four Trading Days after the date of the Company Conversion Notice) of the Company’s election to exercise the Company Conversion Option. The conversion date will be a date selected by the Company (the “Company Conversion Date”) and will be after (but no more than five Trading Days after) the date on which the Company issues the Company Conversion Notice.

(iv)          In addition to any information required by applicable law or regulation, the Company Conversion Notice shall state, as appropriate (A) the Company Conversion Date, (B) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock and whether the Company has elected to pay Accrued Dividends through the Company Conversion Date in cash, (C) the number of shares of Preferred Stock to be converted and (D) that dividends on the Preferred Stock to be converted will cease to accrue on the Company Conversion Date.

(v)           Following delivery of a Company Conversion Notice, upon surrender of the Preferred Stock by a Holder thereof and, if applicable, notice to the Company of the Holder’s election to receive a cash payment as provided in Section 7(c)(i), the Company shall issue and shall deliver or cause to be issued and delivered to such Holder, or to such other Person on such Holder’s written order, (A) one or more certificates representing the number of validly issued, fully paid and non-assessable whole shares of Common Stock to which a Holder of the Preferred Stock being converted, or a Holder’s transferee, shall be entitled, (B) if less than the full number of shares of Preferred Stock evidenced by the surrendered certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares of Preferred Stock evidenced by the surrendered certificate or certificates, less the number of shares being converted, (C) cash for payment of Accrued Dividends through the Company Conversion Date if the Company elects to pay dividends in cash pursuant to Section 7(c)(i), (D) cash for any fractional interest in respect of a share of Common Stock arising upon such conversion settled as provided in Section 7(a)(ii) or (E) if applicable, and in lieu of (A), (C) and (D), a cash payment if elected by the Holder as provided in Section 7(c)(i).

(vi)          Each conversion pursuant to a Company Conversion Option shall be deemed to have been made at the close of business on the Company Conversion Date so that

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the rights of the Holder thereof as to the Preferred Stock being converted will cease except for the right to receive the shares of Common Stock or cash issuable under this Section 7(c), and, if applicable, the Person entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of those shares of Common Stock at that time.

(vii)         In case any shares of Preferred Stock are to be converted pursuant to this Section 7(c), such Holder’s right to voluntarily convert its shares of Preferred Stock pursuant to Section 7(a) shall terminate at 5:00 p.m., New York City time, on the Trading Day immediately preceding the Company Conversion Date.

(d)           Accrued Dividends. If a Conversion Date or a Company Conversion Date is on or after a Dividend Record Date but on or prior to the related Dividend Payment Date, then Accrued Dividends will be payable to Holders with respect to the exercise of a Conversion Right or a Company Conversion Option on the Conversion Date or Company Conversion Date, as applicable.

(e)           Conversion into Series A-1 Hybrid Preferred Stock. On the first Trading Day following the date on which the Holder provides a certificate to the Company certifying that either (i) no filing under the HSR Act is required with respect to such Holder’s acquisition of shares of Series A-1 Hybrid Preferred Stock or (ii) the waiting period applicable to such Holder under the HSR Act with respect to such Holder’s acquisition of shares of Series A-1 Hybrid Preferred Stock has expired or terminated, each outstanding share of Preferred Stock shall be automatically and irrevocably converted (the “Series A-2 Conversion”) into one share of Series A-1 Hybrid Preferred Stock (which share of Series A-1 Hybrid Preferred Stock shall have a conversion price with respect to conversion into Common Stock equal to the conversion price then in effect under the Series A-1 Hybrid Statement of Designation), without any action required by any Holder of Preferred Stock. Each existing certificate representing shares of Preferred Stock shall be deemed to be a certificate representing the number of shares of Series A-1 Hybrid Preferred Stock into which such shares of Preferred Stock were converted; provided, that a Holder of such certificate may elect to surrender the certificate or certificates representing the shares so converted to the Company at the Company’s principal executive office, and the Company shall effect the delivery within two (2) Trading Days of such surrender of a new certificate or certificates in respect of the Series A-1 Hybrid Preferred Stock issued pursuant to the Series A-2 Conversion. The Company shall reserve and keep available for issuance such number of its authorized but unissued shares of Series A-1 Hybrid Preferred Stock equal to the number of shares of Series A-1 Hybrid Preferred Stock issuable upon conversion of all outstanding shares of Preferred Stock. The Company shall take all action permitted by law to increase the authorized number of shares of Series A-1 Hybrid Preferred Stock if at any time there shall be insufficient authorized but unissued shares of Series A-1 Hybrid Preferred Stock to permit such reservation or to permit the conversion of all outstanding shares of Preferred Stock. The Company covenants that all Series A-1 Hybrid Preferred Stock that may be issued upon conversion of Preferred Stock shall upon issuance be duly authorized, fully paid and non-assessable. No economic rights of Holders of Preferred Stock (including, without limitation, the right to receive payment of Accrued Dividends through the date of a conversion) will be foregone or diminished by virtue of a conversion of the Preferred Stock pursuant to this Section 7(e).

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8.             Adjustment of Conversion Price.

(a)           The Conversion Price shall be adjusted from time to time (without duplication) by the Company as follows:

(i)            If the Company shall pay a dividend or make a distribution to holders of outstanding Common Stock in shares of Common Stock, the Conversion Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be decreased so that the same shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to such record date by (B) a fraction, of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date and of which the denominator shall be the sum of (1) the number of shares of Common Stock outstanding at the close of business on such record date plus (2) the total number of shares of Common Stock constituting such dividend or other distribution. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause (i) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price that would then be in effect had such dividend or distribution not been declared.

(ii)           If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately decreased and, in the case of a combination of Common Stock, proportionately increased. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(iii)          If the Company shall issue Options to holders of its outstanding Common Stock entitling them for a period expiring within 180 days after such issuance to subscribe for or purchase shares of Common Stock or Convertible Securities at a price per share of Common Stock, calculated by including the aggregate proceeds to the Company upon issuance and any additional consideration payable to the Company upon any such conversion, exchange or exercise (in each case before deduction of any discounts, commissions, fees and other expenses of issuance and marketing), that is less than the Current Market Price per share of Common Stock (as determined in accordance with clause (vii) of this Section 8(a)) on the record date for the determination of shareholders entitled to receive such Options, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to such record date by (B) a fraction, of which the numerator shall be sum of (1) the number of shares of Common Stock outstanding at the close of business on such record date plus (2) the number of shares of Common Stock that the aggregate proceeds to the Company from such offering (including any additional consideration per share of Common Stock payable to the Company upon any such conversion, exchange or exercise (before deduction of any discounts, commissions, fees and other expenses of issuance and marketing)) would purchase at the Current

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Market Price per share of Common Stock on such record date, and of which the denominator shall be the sum of (x) the number of shares of Common Stock outstanding at the close of business on such record date plus (y) the number of additional shares of Common Stock offered or subject to issuance upon the conversion, exchange or exercise of such securities offered. Such adjustment shall be made successively whenever any such Options are issued, and shall become effective immediately after such record date.

For the purposes of this Section 8(a)(iii), the issuance by the Company of Options shall be deemed to involve the immediate issuance of the maximum number of shares of Common Stock issuable upon the conversion, exchange or exercise of such Options for a consideration equal to the minimum aggregate consideration receivable by the Company upon such conversion, exchange or exercise. If at the end of the period during which such Options are exercisable, not all Options shall have been exercised, the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such Options been made on the basis of delivery of only the number of shares of Common Stock actually issued. If such Options are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if the record date for the determination of shareholders entitled to receive such Options had not been fixed. In determining whether any Options entitle the holders thereof to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such Options and any amount payable on conversion, exchange or exercise thereof, and the value of such consideration, if other than cash, shall be the fair market value thereof as determined in good faith by the Board of Directors and evidenced by a resolution. No adjustment of the Conversion Price shall be made pursuant to this Section 8(a)(iii) if the Holders of Preferred Stock receive such Options based on the number of shares of Common Stock issuable upon conversion of the Preferred Stock.

(iv)          If the Company shall, by dividend or otherwise, distribute during any Calendar Quarter (a “Triggering Distribution”) to holders of its Common Stock a payment of cash or other property (excluding (A) any dividend or distribution of Common Stock for which an adjustment was made pursuant to Section 8(a)(i), (B) any subdivision or combination of Common Stock for which an adjustment was made pursuant to Section 8(a)(ii), (C) any issuance of Options for which an adjustment was made pursuant to Section 8(a)(iii) and (D) any dividend or distribution in connection with a Liquidation or a merger or a consolidation of the Company (collectively the “Excluded Distributions”)) in an amount per share of Common Stock that, when combined with the per share amounts (calculated at the time of each of such earlier distributions) of all other such dividends and distributions (other than Excluded Distributions) made within such Calendar Quarter to holders of Common Stock, exceeds $0.06 per share (as it may be adjusted pursuant to this Section 8(a), the “Distribution Threshold”), then the Conversion Price will be adjusted by subtracting from the Conversion Price in effect immediately prior to the close of business on the record date for such Triggering Distribution (a “Triggering Determination Date”) an amount equal to the excess, if any, of (1) the lesser of (x) $0.10 per share (as it may be adjusted pursuant to this Section 8(a), the “Maximum Distribution Amount”) and (y) the amount of such dividend or distribution per share, over (2) the Distribution Threshold (the “Excess Distribution Amount”). Holders of Preferred Stock will receive an

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equivalent dividend or distribution of the amount of such dividend or distribution in excess of the Maximum Distribution Amount per Calendar Quarter (without any adjustments of the Conversion Price pursuant to this Section 8(a)(iv)) and that would be payable to such Holders if such shares of Preferred Stock had been converted into Common Stock immediately prior to such dividend or distribution pursuant to Section 3(g)(iv). Such adjustment will become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or other distribution had not been declared. Each of the Distribution Threshold and the Maximum Distribution Amount shall be subject to adjustment under the same circumstances under which the Conversion Price is subject to adjustment under this Section 8(a); provided, however, that no adjustment will be made to the Distribution Threshold or Maximum Distribution Amount for any adjustment made to the Conversion Price pursuant to this Section 8(a)(iv). The value of any non-cash dividend or distribution pursuant to this Section 8(a)(iv) shall be determined in good faith by the Board of Directors and evidenced by a resolution.

(v)           If any tender offer or share repurchase is made by the Company or any of its Subsidiaries for all or any portion of Common Stock, then, if the tender offer or share repurchase shall require the payment to shareholders of consideration per share of Common Stock having a fair market value (as determined reasonably and in good faith by the Board of Directors of the Company and evidenced by a resolution) that exceeds the Current Market Price per share of Common Stock (as determined in accordance with clause (vii) of this Section 8(a)) on the date prior to the announcement of such tender offer or share repurchase (the “Announcement Date”), the Conversion Price shall be decreased so that the same shall equal the amount determined by multiplying (A) the Conversion Price in effect immediately prior to the close of business on the Trading Day prior to the Announcement Date by (B) a fraction, of which the numerator shall be the product of (1) the number of shares of Common Stock outstanding (including Purchased Shares) at the close of business on the Trading Day prior to the Announcement Date multiplied by (2) the Current Market Price on the Trading Day prior to the Announcement Date and the denominator of which shall be the sum of (x) the fair market value of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer or share repurchase) of all shares of Common Stock validly tendered and not withdrawn (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of (I) the number of shares of Common Stock outstanding (less any Purchased Shares) at the close of business on the Trading Day prior to the Announcement Date and (II) the Current Market Price on the Trading Day prior to the Announcement Date, such adjustment to become effective immediately prior to the opening of business on the day following the Announcement Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer or share repurchase, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would have been in effect based upon the number of shares actually purchased, if any. If the application of this clause (v) of Section 8(a) to any tender offer or share repurchase would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer or share repurchase under this clause (v). For purposes of this Section 8(a)(v), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all

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similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(vi)          If the Company shall issue for cash or other consideration shares of Common Stock, Convertible Securities or Options at a price per share of Common Stock, calculated by including the aggregate proceeds to the Company upon issuance and any additional consideration payable to the Company upon any such conversion, exchange or exercise (in each case before deduction of any discounts, commissions, fees and other expenses of issuance and marketing), that is less than the Conversion Price immediately prior to the issuance, then the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to such issuance by (B) a fraction, of which the numerator shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance plus (2) the number of shares of Common Stock that the aggregate proceeds to the Company from such issuance (including any additional consideration per share of Common Stock payable to the Company upon any such conversion, exchange or exercise (before deduction of any discounts, commissions, fees and other expenses of issuance and marketing)) would purchase at the Conversion Price per share of Common Stock on the date of such issuance, and of which the denominator shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance plus (y) the number of additional shares of Common Stock issued or subject to issuance upon the conversion, exchange or exercise of such securities issued. Such adjustment shall be made successively whenever any such shares of Common Stock, Convertible Securities or Options are issued, and shall become effective upon such issuance.

For purposes of this Section 8(a)(vi), the issuance by the Company of Convertible Securities or Options shall be deemed to involve the immediate issuance of the maximum number of shares of Common Stock issuable upon the conversion, exchange or exercise of such Convertible Securities or Options for a consideration equal to the minimum aggregate consideration receivable by the Company upon such conversion, exchange or exercise. If Convertible Securities or Options are issued by the Company that result in an adjustment to the Conversion Price pursuant to this Section 8(a)(vi) and such Convertible Securities or Options are not converted, exchanged or exercised prior to the expiration of the right of the holders of such Convertible Securities or Options to effect any such action, then immediately upon such expiration the Conversion Price shall be readjusted to the Conversion Price that would then be in effect had the adjustments made upon the issuance of such Convertible Securities or Options been made on the basis of delivery of only the number of shares of Common Stock actually issued. In determining whether any Convertible Securities or Options entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the Conversion Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common stock so offered, there shall be taken into account any consideration received by the Company for such Convertible Securities or Options and any amount payable on conversion, exercise or exchange thereof, and the value of such consideration, if other than cash, shall be the fair market value thereof as determined in good faith by the Board of Directors and evidenced by a resolution.

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The provisions of this Section 8(a)(vi) shall not be applicable to any issuance for which an adjustment to the Conversion Price is otherwise provided under this Section 8(a).

(vii)         For the purpose of any computation under this Section 8(a), the current market price (the “Current Market Price”) per share of Common Stock on any date shall be calculated by the Company and shall be the average of the Volume Weighted Average Prices for (A) the twenty consecutive Trading Days ending on the Trading Day prior to the Announcement Date with respect to tender offers or share repurchases under Section 8(a)(v) or (B) the ten consecutive Trading Days ending on the earlier of (1)(x) the record date for the determination of shareholders entitled to receive Options with respect to issuances under Section 8(a)(iii) or (y) the Triggering Determination Date with respect to distributions under Section 8(a)(iv) or (2) unless otherwise specified by an applicable provision of this Section 8, the “ex-date” with respect to distributions, issuances or other events requiring such computation under this Section 8. For purposes of this paragraph, the term “ex-date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

(b)           For purposes of this Section 8, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is converted or exchanged into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such dividend, distribution, cash, security or other property (whether or not such date is fixed by the Board of Directors of the Company or by statute, contract or otherwise).

(c)           If one or more events occurs requiring an adjustment be made to the Conversion Price for a particular period, adjustments to the Conversion Price shall be determined by the Board of Directors to reflect the combined impact of all Conversion Price adjustment events, as set out in this Section 8, during such period.

(d)           No adjustment in the Conversion Price shall be required:

(i)            unless such adjustment would require an increase or decrease of at least 0.5% in the Conversion Price as last adjusted; provided, however, that any adjustments that would be required to be made but for this Section 8(d)(i) shall be carried forward and taken into account in any subsequent adjustment; and, provided further, that all calculations under this Section 8 shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward;

(ii)           for issuances of Common Stock or Options pursuant to a plan for reinvestment of dividends or interest or any other present or future employee benefits plan or program of the Company or any of its Subsidiaries;

(iii)          upon the issuance of any shares of Common Stock pursuant to (A) either the conversion of the 7.0% Preferred Stock or the Hybrid Preferred Stock or any other

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Option or Convertible Securities outstanding as of the Original Issue Date and the terms and conditions of which are not subsequently amended or (B) the conversion, exchange or exercise of any Convertible Securities or Options for which an adjustment to the Conversion Price was previously made pursuant to this Section 8(a) and the terms and conditions of which are not subsequently amended;

(iv)          for a change in the par value of the Common Stock or the change in the Common Stock from par value to no par value, or from no par value to par value;

(v)           for the payment of Accrued Dividends; or

(vi)          with respect to Section 8(a)(v), if such tender offer or share repurchase is made to fund a stock grant or award pursuant to or under any benefit or incentive plan of the Company or any Subsidiary in order to prevent dilution of the holders of Common Stock that would result from issuance of such grant or award.

(e)           In the event that at any time as a result of any adjustment made pursuant to this Section 8 or otherwise, it will be necessary for the Company to obtain Shareholder Approval, then the Company shall use its reasonable best efforts to obtain such Shareholder Approval as promptly as practicable.

(f)            Whenever the Conversion Price shall be adjusted as provided in Section 8(a), the Company shall file, at the office of the Transfer Agent, a statement showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Holder at its address appearing in the Register. Each such statement shall be signed by the Company’s chief financial officer. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 8(g). The Company shall, upon written request at any time of any Holder, furnish or cause to be furnished to such Holder a certificate setting forth (i) all adjustments and readjustments to the Conversion Price, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock which at the time would be received upon the conversion of such Holder’s shares of Preferred Stock if such shares were convertible at such time at the Conversion Price at that time in effect.

(g)           In the event the Company shall propose to take any action of the type described in Section 8(a), the Company shall give notice to each Holder, in the manner set forth in Section 8(f), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect on the Conversion Price and the number of shares of Common Stock which shall be deliverable upon conversion of shares of the Preferred Stock. Except as otherwise provided herein, (x) in the case of any action that would require the fixing of a record date, such notice shall be given at least five days prior to the date so fixed and (y) in the case of all other action, such notice shall be given at least five days prior to the taking of such proposed action.

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9.             Recapitalization, Reclassification and Changes in Common Stock.

Upon the occurrence of any:

(a)           reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b)           merger or consolidation of the Company with or into another Person (other than a Subsidiary) other than a merger or consolidation in which the Company is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Common Stock; or

(c)           sale or other disposition of all or substantially all of the property and assets of the Company (on a consolidated basis) to any other Person (any of the foregoing events in clauses (a) through (c), a “Transaction”);

then the Preferred Stock shall be convertible after the Transaction into the kind and amount of shares of stock or other securities or other property or assets (including cash) that the holders of Preferred Stock would have been entitled to receive upon such Transaction had such Preferred Stock been converted into Common Stock immediately prior to such Transaction after giving effect to any adjustment. The provisions of this Section 9 shall apply to successive Transactions. In the event that holders of the Common Stock shall have the opportunity to elect the form of consideration to be received in a Transaction, then the Company shall make adequate provision whereby each Holder of the Preferred Stock shall have a reasonable opportunity to determine the form of consideration into which all of such Holder’s shares of Preferred Stock, shall be convertible from and after the effective date of such Transaction. Such determination shall be (i) subject to any limitations to which all of the holders of Common Stock are subject, including, but not limited to, pro rata reductions applicable to any portion of the consideration payable in such Transaction and (ii) conducted in such a manner as to be completed by the date that is the earlier of (a) the deadline for elections to be made by holders of Common Stock and (b) five Trading Days prior to the anticipated effective date of such Transaction. If this Section 9 applies to a Transaction, Section 8 shall not apply to such Transaction; however, the provisions of this Section 9 shall not limit the rights of Holders of Preferred Stock pursuant to Section 4.

10.           Certificates.

(a)           Form and Dating.

(i)            The Preferred Stock certificate may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company) including the legends set forth in Section 10(d). Each Preferred Stock certificate shall be dated the date of its authentication.

(ii)           Subject to Section 10(a)(iii) hereof, the Preferred Stock shall be initially issued and thereafter evidenced only in definitive, certificated form (“Certificated Preferred Stock”).

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(iii)          Upon the registration of the Preferred Stock pursuant to an effective registration statement under the Securities Act, Certificated Preferred Stock may be exchanged for a beneficial interest in one or more fully registered global certificates with the global securities legend set forth in Exhibit A hereto (the “Global Preferred Stock”), which shall be deposited on behalf of the Holders represented thereby with the Transfer Agent, as custodian for DTC (or with such other custodian as DTC may direct), and registered in the name of DTC or a nominee of DTC, duly executed by the Company and authenticated by the Transfer Agent as hereinafter provided. The number of shares of Preferred Stock represented by Global Preferred Stock may from time to time be increased or decreased by adjustments made on the records of the Transfer Agent and DTC or its nominee as hereinafter provided.

(iv)          In the event Global Preferred Stock is deposited with or on behalf of DTC, the Company shall execute and the Transfer Agent shall authenticate and deliver one or more Global Preferred Stock certificates that (A) shall be registered in the name of DTC as depository for such Global Preferred Stock or the nominee of DTC and (B) shall be delivered by the Transfer Agent to DTC or, pursuant to DTC’s instructions, held by the Transfer Agent as custodian for DTC. Members of, or participants in, DTC (“Agent Members”) shall have no rights under this Statement with respect to any Global Preferred Stock held on their behalf by DTC or by the Transfer Agent as the custodian of DTC or under such Global Preferred Stock, and DTC may be treated by the Company, the Transfer Agent and any agent of the Company or the Transfer Agent as the absolute owner of such Global Preferred Stock for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Transfer Agent or any agent of the Company or the Transfer Agent from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Stock.

(b)           Execution and Authentication. Two Officers shall sign any Preferred Stock certificate for the Company by manual or facsimile signature. If an Officer whose signature is on a Preferred Stock certificate no longer holds that office at the time the Transfer Agent authenticates the Preferred Stock certificate, the Preferred Stock certificate shall be valid nevertheless. A Preferred Stock certificate shall not be valid until an authorized signatory of the Transfer Agent manually signs the certificate of authentication on the Preferred Stock certificate. The signature shall be conclusive evidence that such Preferred Stock certificate has been authenticated under this Statement. The Transfer Agent shall authenticate and deliver certificates for shares of Preferred Stock for original issue upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company. Such order shall specify the number of shares of Preferred Stock to be authenticated and the date on which the original issue of Preferred Stock is to be authenticated. The Transfer Agent may appoint an authenticating agent reasonably acceptable to the Company to authenticate the certificates for Preferred Stock. Unless limited by the terms of such appointment, an authenticating agent may authenticate certificates for Preferred Stock whenever the Transfer Agent may do so. Each reference in this Statement to authentication by the Transfer Agent includes authentication by such agent. An authenticating agent has the same rights as the Transfer Agent or agent for service of notices and demands.

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(c)           Transfer and Exchange.

(i)            When Certificated Preferred Stock is presented to the Transfer Agent with a request to register the transfer of such Certificated Preferred Stock certificates or to exchange such Certificated Preferred Stock for Certificated Preferred Stock representing an equal number of shares of Preferred Stock, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Preferred Stock surrendered for transfer or exchange:

(A)          shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Transfer Agent, duly executed by the holder thereof or its attorney duly authorized in writing; and

(B)           is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (II) below, and is accompanied by the following additional information and documents, as applicable:

(1)           if such Certificated Preferred Stock is being delivered to the Transfer Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit C hereto); or

(2)           if such Certificated Preferred Stock is being transferred to the Company or to a “qualified institutional buyer” in accordance with Rule 144A or pursuant to an exemption from registration under the Securities Act, (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) if the Company so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with such exemption from registration under the Securities Act.

(ii)           Subject to the restrictions set forth in Section 10(a)(iii), Certificated Preferred Stock may not be exchanged for a beneficial interest in Global Preferred Stock except upon satisfaction of the requirements set forth below. Upon receipt by the Transfer Agent of Certificated Preferred Stock, duly endorsed or accompanied by appropriate instruments of transfer, in form and substance reasonably satisfactory to the Company and the Transfer Agent, together with written instructions directing the Transfer Agent to make, or to direct DTC to make, an adjustment on its books and records with respect to such Global Preferred Stock to reflect an increase in the number of shares of Preferred Stock represented by the Global Preferred Stock, then the Transfer Agent shall cancel such Certificated Preferred Stock and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by the Global Preferred Stock to be increased accordingly. If no Global Preferred Stock is then outstanding, the Company shall issue and the Transfer Agent shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Preferred Stock certificate representing the appropriate number of shares.

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(iii)          The transfer and exchange of Global Preferred Stock or beneficial interests therein shall be effected through DTC, in accordance with this Statement (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor.

(iv)          Any Person having a beneficial interest in Global Preferred Stock that is being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to another exemption from registration thereunder may upon request, but only with the consent of the Company, and if accompanied by a certification from such Person to that effect (in substantially the form of Exhibit C hereto), exchange such beneficial interest for Certificated Preferred Stock representing the same number of shares of Preferred Stock. Upon receipt by the Transfer Agent of written instructions or such other form of instructions as is customary for DTC from DTC or its nominee on behalf of any Person having a beneficial interest in Global Preferred Stock and upon receipt by the Transfer Agent of a written order or such other form of instructions as is customary for DTC or the Person designated by DTC as having such a beneficial interest in a Global Preferred Stock only, then, the Transfer Agent or DTC, at the direction of the Transfer Agent, will cause, in accordance with the standing instructions and procedures existing between DTC and the Transfer Agent, the number of shares of Preferred Stock represented by Global Preferred Stock to be reduced on its books and records and, following such reduction, the Company will execute and the Transfer Agent will authenticate and deliver to the transferee Certificated Preferred Stock. Certificated Preferred Stock issued in exchange for a beneficial interest in Global Preferred Stock pursuant to this Section 10(c)(iv) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Transfer Agent. The Transfer Agent shall deliver such Certificated Preferred Stock to the Persons in whose names such Preferred Stock are so registered in accordance with the instructions of DTC.

(v)           Notwithstanding any other provisions of this Statement (other than the provisions set forth in Section 10(c)(vi)), Global Preferred Stock may not be transferred as a whole except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor depository or a nominee of such successor depository.

(vi)          If at any time:

(A)          DTC notifies the Company that DTC is unwilling or unable to continue as depository for the Global Preferred Stock and a successor depository for the Global Preferred Stock is not appointed by the Company within ninety (90) days after delivery of such notice;

(B)           DTC ceases to be a clearing agency registered under the Exchange Act and a successor depository for the Global Preferred Stock is not appointed by the Company within ninety (90) days; or

(C)           the Company, in its sole discretion, notifies the Transfer Agent in writing that it elects to cause the issuance of Certificated Preferred Stock under this Statement,

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then the Company will execute, and the Transfer Agent, upon receipt of a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company requesting the authentication and delivery of Certificated Preferred Stock to the Persons designated by the Company, will authenticate and deliver Certificated Preferred Stock equal to the number of shares of Preferred Stock represented by the Global Preferred Stock, in exchange for such Global Preferred Stock.

(vii)         At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted or canceled, such Global Preferred Stock shall be returned to DTC for cancellation or retained and canceled by the Transfer Agent. At any time prior to such cancellation, if any beneficial interest in Global Preferred Stock is exchanged for Certificated Preferred Stock, converted or canceled, the number of shares of Preferred Stock represented by such Global Preferred Stock shall be reduced and an adjustment shall be made on the books and records of the Transfer Agent with respect to such Global Preferred Stock, by the Transfer Agent or DTC, to reflect such reduction.

(d)           Legends.

(i)            Except as permitted by the following paragraph (ii), each certificate evidencing the Global Preferred Stock and the Certificated Preferred Stock shall bear a legend in substantially the following form:

“NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

“THESE SECURITIES ARE SUBJECT TO A PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF MARCH 28, 2007 AMONG THE COMPANY AND THE PURCHASERS NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.01 OF SUCH PREFERRED STOCK PURCHASE AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SECTION 5.01 OF SUCH PREFERRED STOCK PURCHASE AGREEMENT. THE COMPANY WILL FURNISH A COPY OF SUCH PREFERRED STOCK PURCHASE AGREEMENT TO THE RECORD HOLDER OF THE CERTIFICATE WITHOUT CHARGE ON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.”

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(ii)           Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by Global Preferred Stock) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

(A)          in the case of any Transfer Restricted Security that is Certificated Preferred Stock, the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security; and

(B)           in the case of any Transfer Restricted Security that is represented by Global Preferred Stock the Transfer Agent shall permit the Holder thereof to exchange such Transfer Restricted Security for Certificated Preferred Stock that does not bear a restrictive legend and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder’s request for such exchange was made in reliance on Rule 144 under the Securities Act and the Holder certifies to that effect in writing to the Transfer Agent (such certification to be in the form set forth in Exhibit C hereto).

(e)           Obligations with Respect to Transfers of Preferred Stock.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Transfer Agent shall authenticate Preferred Stock certificates as required pursuant to the provisions of this Section 10.

(ii)           All Preferred Stock certificates issued upon any registration of transfer or exchange of Preferred Stock certificates shall be the valid obligations of the Company, entitled to the same benefits under this Statement as the Preferred Stock certificates surrendered upon such registration of transfer or exchange.

(iii)          Prior to due presentment for registration of transfer of any shares of Preferred Stock, the Transfer Agent and the Company may deem and treat the Person in whose name such shares of Preferred Stock are registered as the absolute owner of such Preferred Stock and neither the Transfer Agent nor the Company shall be affected by notice to the contrary.

(iv)          No service charge shall be made to a Holder of Preferred Stock for any registration of transfer or exchange upon surrender of any Preferred Stock certificate at the office of the Transfer Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Preferred Stock certificates.

(v)           Upon any sale or transfer of shares of Preferred Stock (including any Preferred Stock represented by Global Preferred Stock) pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 under the Securities Act (and based upon an Opinion of Counsel reasonably satisfactory to the Company if it so requests), in the case of any Certificated Preferred Stock, the Company and the Transfer Agent shall permit the holder thereof to exchange such Preferred Stock for Certificated Preferred Stock that does not bear a

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restrictive legend and rescind any restriction on the transfer of such Preferred Stock issuable in respect of the conversion of the Preferred Stock.

(vi)          The Transfer Agent shall have no responsibility or obligation to any beneficial owner of Global Preferred Stock, a member of, or a participant in DTC or any other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Preferred Stock or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice or the payment of any amount, under or with respect to such Global Preferred Stock. All notices and communications to be given to the Holders and all payments to be made to Holders under the Preferred Stock shall be given or made only to the Holders (which shall be DTC or its nominee in the case of the Global Preferred Stock). The rights of beneficial owners in any Global Preferred Stock shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Transfer Agent may rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

(vii)         The Transfer Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Statement or under applicable law with respect to any transfer of any interest in any Preferred Stock other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Statement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(f)            Replacement Certificates. If a mutilated Preferred Stock certificate is surrendered to the Transfer Agent or if the Holder of a Preferred Stock certificate claims that the Preferred Stock certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the Transfer Agent shall countersign a replacement Preferred Stock certificate if the reasonable requirements of the Transfer Agent are met. If required by the Transfer Agent or the Company, such holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss which either of them may suffer if a Preferred Stock certificate is replaced. The Company and the Transfer Agent may charge the holder for their expenses in replacing a Preferred Stock certificate.

(g)           Temporary Certificates. Until definitive Preferred Stock certificates are ready for delivery, the Company may prepare and the Transfer Agent shall countersign temporary Preferred Stock certificates. Temporary Preferred Stock certificates shall be substantially in the form of definitive Preferred Stock certificates but may have variations that the Company considers appropriate for temporary Preferred Stock certificates. Without unreasonable delay, the Company shall prepare and the Transfer Agent shall countersign definitive Preferred Stock certificates and deliver them in exchange for temporary Preferred Stock certificates.

Annex III - 49

(h)           Cancellation.

(i)            In the event the Company shall purchase or otherwise acquire Certificated Preferred Stock, the same shall thereupon be delivered to the Transfer Agent for cancellation.

(ii)           At such time as all beneficial interests in Global Preferred Stock have either been exchanged for Certificated Preferred Stock, converted, repurchased or canceled, such Global Preferred Stock shall thereupon be delivered to the Transfer Agent for cancellation.

(iii)          The Transfer Agent and no one else shall cancel and destroy all Preferred Stock certificates surrendered for transfer, exchange, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Transfer Agent to deliver canceled Preferred Stock certificates to the Company. The Company may not issue new Preferred Stock certificates to replace Preferred Stock certificates to the extent they evidence Preferred Stock which the Company has purchased or otherwise acquired.

11.           Other Provisions.

(a)           With respect to any notice to a holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other holders or affect the legality or validity of any conversion, distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice that was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

(b)           Shares of Preferred Stock issued and reacquired will be retired and canceled promptly after reacquisition thereof and, upon compliance with the applicable requirements of Texas law, will have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may with any and all other authorized but unissued shares of preferred stock of the Company be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, except that any issuance or reissuance of shares of Preferred Stock must be in compliance with this Statement.

(c)           The shares of Preferred Stock shall be issuable only in whole shares.

(d)           Unless otherwise specifically provided herein, all notice periods referred to herein shall commence on the date of the mailing of the applicable notice.

(e)           If at any time the Company is required to make any payment to a Holder pursuant to this Statement (including, without limitation, pursuant to Section 3(a), 4(d) or 4(k)(ii)), the Company does not have sufficient funds legally available to make such payment, the Company shall, to the extent permitted by applicable law (including the Texas Business Corporation Act), revalue its consolidated assets and liabilities and reduce its stated capital so as to increase the amount of capital and surplus legally available to enable such payment, and the

Annex III - 50

Company shall make as much of such required payment as possible, ratably to each Holder in proportion to the number of shares of Preferred Stock held by such Holder, and shall thereafter from time to time, as soon as it shall have funds available therefor, make payment of as much of the remaining amount of such required payment as it legally may until it has made such payment in its entirety. For the avoidance of doubt, such partial payments shall not reduce or waive the rights of the holders of the Preferred Stock hereunder.

(f)            All references herein to provisions of the Texas Business Corporation Act shall be deemed to be references to the analogous provisions of the Texas Corporation Law and Texas For-Profit Corporation Law upon the earlier of (i) January 1, 2010 or (ii) the date of adoption by the Company of the Texas Business Organizations Code.

Annex III - 51

EXHIBIT A

GLOBAL SECURITY LEGENDS

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE& CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE& CO. HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE STATEMENT OF DESIGNATION REFERRED TO BELOW.

Annex III - A-1

EXHIBIT B

NOTICE OF CONVERSION

(To be Executed by the Holder
in order to Convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert shares of Series A-2 Hybrid Preferred Stock (the “Preferred Stock”), represented by stock certificate No(s).                   (the “Preferred Stock Certificates”), into shares of common stock (“Common Stock”) of EXCO Resources, Inc. (the “Company”) according to the conditions of the Statement of Designation of the Preferred Stock (the “Statement of Designation”), as of the date written below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith the Preferred Stock Certificates. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. The original of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933 (the “Act”), or pursuant to any exemption from registration under the Act.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Statement of Designation.

Date of Conversion:

Applicable Conversion Price:

Number of shares of Preferred Stock to be converted (plus Accrued Dividends):

Number of shares of Common Stock to be issued: *

Signature:

Name:

Address:**

Fax No.:

* The Company is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Company or the Transfer Agent. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than three Business Days following receipt of the original Preferred Stock Certificate(s) to be converted.

** Address where shares of Common Stock and any other payments or certificates shall be sent by the Company.

Annex III - B-1

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF PREFERRED STOCK

Re:          Series A-2 Hybrid Preferred Stock (the “Preferred Stock”) of EXCO Resources, Inc. (the “Company”)

This Certificate relates to        shares of Preferred Stock held in *☐ book-entry or *☐ definitive form by                           (the “Transferor”).

The Transferor*

☐                                    has requested the Transfer Agent by written order to deliver in exchange for its beneficial interest in the Preferred Stock held by DTC shares of Preferred Stock in definitive, registered form equal to its beneficial interest in such Preferred Stock (or the portion thereof indicated above); or

☐                                    has requested the Transfer Agent by written order to exchange or register the transfer of such shares of Preferred Stock.

In connection with such request and in respect of such Preferred Stock, the Transferor does hereby certify that the Transferor is familiar with the Statement of Designation relating to the above-captioned Preferred Stock and that the transfer of this Preferred Stock does not require registration under the Securities Act of 1933 (the “Securities Act”) because *:

☐                                    Such Preferred Stock is being acquired for the Transferor’s own account without transfer.

☐                                    Such Preferred Stock is being transferred to the Company.

☐                                    Such Preferred Stock is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act (and based on an Opinion of Counsel if the Company so requests).

[INSERT NAME OF TRANSFEROR]

by:

Date:

*              Please check applicable box.

Annex III - C-1